Exhibit 4.3

Execution Version

GALAXY DIGITAL HOLDINGS LP, as Issuer,

GALAXY DIGITAL HOLDINGS LTD., as Original Pubco,

GALAXY DIGITAL INC., as New Pubco,

AND

THE BANK OF NEW YORK MELLON,

as Trustee

INDENTURE

Dated as of December 9, 2021

3.00% Exchangeable Senior Notes due 2026

TABLE OF CONTENTS

PAGE

ARTICLE 1

DEFINITIONS

Section 1.01.	Definitions	1
Section 1.02.	References to Interest	23
Section 1.03.	Currency Exchange Rates	23

ARTICLE 2

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

ARTICLE 3

SATISFACTION AND DISCHARGE

Section 3.01.	Satisfaction and Discharge	42

ARTICLE 4

PARTICULAR COVENANTS OF THE COMPANY AND PUBCO

i

ARTICLE 5

[RESERVED]

ARTICLE 6

DEFAULTS AND REMEDIES

ARTICLE 7

CONCERNING THE TRUSTEE

ARTICLE 8

CONCERNING THE HOLDERS

Section 8.01.	Action by Holders	65
Section 8.02.	Proof of Execution by Holders	65
Section 8.03.	Who Are Deemed Absolute Owners	65
Section 8.04.	Company-Owned Notes Disregarded	66
Section 8.05.	Revocation of Consents; Future Holders Bound	66

ARTICLE 9

[RESERVED]

ARTICLE 10

SUPPLEMENTAL INDENTURES

ARTICLE 11

CONSOLIDATION, MERGER AND SALE

Section 11.01.	Pubco May Consolidate, Etc. on Certain Terms	70
Section 11.02.	Company May Consolidate, Etc. on Certain Terms	70
Section 11.03.	Opinion of Counsel and Officer’s Certificate To Be Given to Trustee	71

ARTICLE 12

IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 12.01.	Indenture and Notes Solely Company Obligations	71

ARTICLE 13

[INTENTIONALLY OMITTED]

ARTICLE 14

EXCHANGE OF NOTES

ARTICLE 15

REPURCHASE OF NOTES AT OPTION OF HOLDERS

ARTICLE 16

REDEMPTION

ARTICLE 17

MISCELLANEOUS PROVISIONS

EXHIBITS

Exhibit A	Form of Note	A-1
Exhibit B	Form of Investor Representation Letter	B-1
Exhibit C	Form of Exchange Representation Letter	C-1

v

INDENTURE dated as of December 9, 2021 among Galaxy Digital Holdings LP, an exempted limited partnership formed under the laws of the Cayman Islands acting by its general partner Galaxy Digital Holdings GP LLC, as issuer (the “Company”, as more fully set forth in Section 1.01), Galaxy Digital Holdings Ltd., a Cayman Islands exempted company with liability limited by shares, as Original Pubco, Galaxy Digital Inc., a Delaware corporation, as New Pubco, and The Bank of New York Mellon, a New York banking corporation, as trustee (the “Trustee”, as more fully set forth in Section 1.01).

W I T N E S S E T H:

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its 3.00% Exchangeable Senior Notes due 2026 (the “Notes”), initially in an aggregate principal amount of $500,000,000, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Exchange and the Form of Fundamental Change Repurchase Notice to be borne by the Notes are to be substantially in the forms hereinafter provided; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as provided in this Indenture, the valid, binding and legal obligations of the Company, and this Indenture the valid, binding and legal obligation of the Company, have been done and performed, and the execution of this Indenture and the issuance hereunder of the Notes has in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular. The Company taking any action (including, without limitation, executing any agreements, Notes or documents) shall be construed as the Company acting through its general partner.

“Additional Interest” means all amounts, if any, payable pursuant to Section 4.06(d) and Section 6.03, as applicable.

“Additional Shares” shall have the meaning specified in Section 14.03(a).

“Adequate Cash Exchange Provisions” shall have the meaning specified in Section 15.02(e).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Procedures” means, with respect to a Depositary, as to any matter at any time, the policies and procedures of such Depositary, if any, that are applicable to such matter at such time.

“Authorized Denomination” means, with respect to a Note, a minimum principal amount thereof equal to $250,000 or any integral multiple of $250,000 in excess thereof.

“Authorized Officers” shall have the meaning specified in Section 17.03.

“Bankruptcy Law” means Title 11, U.S. Code, as amended, or any similar federal, state or foreign law for the relief of debtors.

“Bid Solicitation Agent” means the Person appointed by the Company to solicit bids for the Trading Price of the Notes in accordance with Section 14.01(b)(i). The Company shall initially act as the Bid Solicitation Agent.

“Board of Directors” means the board of managers of the general partner of the Company or a committee of such board duly authorized to act for it hereunder.

“Board Resolution” means a copy of a resolution certified by an officer, which may include the Secretary or an Assistant Secretary of the Company, to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed; provided that, prior to the Restructuring, for purposes of Section 14.02(c) and Section 14.02(j), a day on which commercial banks in Toronto, Ontario are authorized or required by law or executive order to close or to be closed shall not be a Business Day.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity; provided that debt securities that are convertible into or exchangeable for Capital Stock shall not constitute Capital Stock prior to their conversion or exchange, as the case may be.

“Cash Settlement” shall have the meaning provided in Section 14.02(a).

“Certificated Notes” means permanent certificated Notes in registered form issued in minimum denominations of $250,000 principal amount and integral multiples of $250,000 in excess thereof.

“Clause A Distribution” shall have the meaning specified in Section 14.04(c).

“Clause B Distribution” shall have the meaning specified in Section 14.04(c).

“Clause C Distribution” shall have the meaning specified in Section 14.04(c).

“close of business” means 5:00 p.m. (New York City time).

“Combination Settlement” shall have the meaning provided in Section 14.02(a).

“Commission” means the U.S. Securities and Exchange Commission.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means (i) at any time prior to the Restructuring, the ordinary shares of Original Pubco and (ii) at any time after the Restructuring, the Class A common stock of New Pubco, in each case, subject to Section 14.07.

“Company” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 11, shall include its successors and assigns.

“Company Order” means a written order of the Company, signed by an Officer of the general partner of the Company.

“Corporate Trust Office” means the corporate trust office of the Trustee located at 240 Greenwich Street, New York, New York 10286, or such other office, designated by the Trustee by written notice to the Company, at which at any particular time its corporate trust business shall be administered.

“Currency Conversion Rate” means, on any date of determination, the U.S. dollar/Canadian dollar exchange rate published by the Bank of Canada as the daily average exchange rate on such date of determination or, if not published on such date of determination, as determined in good faith by the Company in a commercially reasonable manner.

“Custodian” means the Trustee, as custodian for The Depository Trust Company, with respect to the Global Notes, or any successor entity thereto.

“Daily Exchange Value” means, for each of the 20 consecutive VWAP Trading Days during the relevant Observation Period, 1/20th of the product of (i) the Exchange Rate on such VWAP Trading Day and (ii) the Daily VWAP for such VWAP Trading Day.

“Daily Measurement Value” shall have the meaning specified in the definition of “Daily Settlement Amount.”

“Daily Settlement Amount,” for each of the 20 consecutive VWAP Trading

Days during the relevant Observation Period, shall consist of:

(a)          cash in an amount equal to the lesser of (i) the Specified Dollar Amount, if any, divided by 20 (such quotient, the “Daily Measurement Value”) and (ii) the Daily Exchange Value for such VWAP Trading Day; and

(b)          if the Daily Exchange Value on such VWAP Trading Day exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (i) the difference between the Daily Exchange Value and the Daily Measurement Value, divided by (ii) the Daily VWAP for such VWAP Trading Day.

“Daily VWAP” means, for each of the 20 consecutive VWAP Trading Days during the relevant Observation Period, the per share volume-weighted average price per share of the Common Stock in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day of the Relevant Stock Exchange as determined by the Company (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such VWAP Trading Day determined, using a volume-weighted average method, by a U.S. nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours. If the Daily VWAP is in Canadian dollars, the Company shall convert such amount into U.S. dollars on any date of determination by reference to the Currency Conversion Rate for such date of determination.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Redemption Price, Fundamental Change Repurchase Price, cash exchange consideration due upon exchange, principal and interest) that are payable but are not punctually paid or duly provided for.

“Depositary” means, with respect to each Global Note, the Person specified in  Section 2.05(b) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Designated Exchange” means any Designated U.S. Exchange or The Toronto Stock Exchange (or any of their respective successors).

“Designated Financial Institution” shall have the meaning specified in Section 14.02(j).

“Designated U.S. Exchange” means The Nasdaq Global Select Market, The

Nasdaq Global Market or The New York Stock Exchange (or any of their respective successors).

“Distributed Property” shall have the meaning specified in Section 14.04(c).

“DRS” means, with respect to the form of any shares of Common Stock, that such shares are in uncertificated form registered on the books of the transfer agent for the Common Stock through a direct registration system.

“effective date” means the first date on which shares of Common Stock trade on the Relevant Stock Exchange, regular way, reflecting the relevant share split or share combination, as applicable.

“Effective Date” shall have the meaning specified in Section 14.03(c).

“Electronic Means” means the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

“Event of Default” shall have the meaning specified in Section 6.01.

“Ex-Dividend Date” means the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from Pubco or, if applicable, from the seller of the Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Agent” shall have the meaning specified in Section 4.02.

“Exchange Consideration” shall have the meaning specified in Section 14.02(j).

“Exchange Date” shall have the meaning specified in Section 14.02(c).

“Exchange Election” shall have the meaning specified in Section 14.02(j).

“Exchange Obligation” shall have the meaning specified in Section 14.01(a).

“Exchange Price” means as of any date, $250,000, divided by the Exchange Rate as of such date.

“Exchange Rate” shall have the meaning specified in Section 14.01(a).

“Exchange Representation Letter” means the representation letter provided to the Company in connection with the exchange of any Note prior to the Restructuring, the form of which is set forth in Exhibit C attached hereto.

“Expiration Date” shall have the meaning specified in Section 14.04(e).

“Expiration Time” shall have the meaning specified in Section 14.04(e).

“FATCA” means Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended, and any current or future regulations or official interpretations thereof.

“Form of Fundamental Change Repurchase Notice” shall mean the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Notice of Exchange” shall mean the “Form of Notice of Exchange” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Fundamental Change” shall be deemed to have occurred at the time after the

Notes are originally issued if any of the following occurs:

(a)       any person, including any syndicate or group deemed to be a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than Pubco, the Company, their respective Subsidiaries and employee benefit plans and any Permitted Holder, makes a public filing disclosing that it has become, directly or indirectly, the “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of Pubco’s Common Equity representing more than 50% of the voting power of Pubco’s Common Equity (calculated at any time prior to the Restructuring as if all holders of equity interests of the Company that have a right to exchange such equity interests for Pubco’s Common Equity (or to require the Company to purchase such equity interests for consideration that may consist of Pubco’s Common Equity) had exercised such right in full);

(b)           the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, or other property or assets; (B) any share exchange, consolidation or merger of Pubco pursuant to which the Common Stock will be converted into cash, securities, other property or assets (including cash or any combination thereof); or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of Pubco’s consolidated assets, taken as a whole, to any Person other than one or more of  Pubco’s direct or indirect Subsidiaries; provided, however, that a transaction described in clause (A) or (B) in which the holders of all classes of Pubco’s  Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of the Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions (vis-a-vis each other) as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (b);

(c)           the shareholders of Pubco approve any plan or proposal for the liquidation or dissolution of Pubco; or

(d)           the Common Stock (or other Common Equity for which the Notes are then exchangeable) ceases to be listed or admitted or approved for trading on any Designated Exchange, other than in connection, and substantially contemporaneously, with a Fundamental Change described in clause (a), (b) or (c) above (it being agreed that, if the Common Stock or such other Common Equity is listed or admitted or approved for trading on any Designated Exchange, a Fundamental Change shall not occur under this clause (d));

provided, however, that a transaction or transactions described in clause (a) or (b) above shall not constitute a Fundamental Change if at least 90% of the consideration received or to be received by the holders of the Common Stock, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ or appraisal rights, in connection with such transaction or transactions consists of shares of Common Equity or American depositary shares in respect of Common Equity that are listed or quoted on any Designated Exchange or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions, and as a result of such transaction or transactions such consideration becomes the Reference Property for the Notes (subject to the provisions set forth in Section 14.02).

Any event, transaction or series of related transactions that constitute a Fundamental Change under both clause (a) and clause (b) above (determined without regard to the proviso in clause (b) above) shall be deemed to be a Fundamental Change solely under clause (b) above.

If any transaction in which the Common Stock is replaced by Common Equity of another entity occurs, following completion of any related Make-Whole Fundamental Change Period (or, in the case of a transaction that would have been a Fundamental Change or a Make-Whole Fundamental Change but for the proviso immediately following clause (d) of this definition, following the effective date of such transaction), references to Pubco in this definition shall instead be references to such other entity.

Notwithstanding anything to the contrary herein, the Restructuring (including, without limitation, any liquidation or dissolution of the Original Pubco in connection therewith) shall not constitute a Fundamental Change.

“Fundamental Change Company Notice” shall have the meaning specified in Section 15.02(c).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 15.02(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 15.02(b)(i).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 15.02(a).

“Global Note” shall have the meaning specified in Section 2.05(a).

“Holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), shall mean any person in whose name at the time a particular Note is registered on the Note Register. The registered Holder of a Note shall be treated as its owner for all purposes.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Initial Exchange Date” means the earlier of (i) the date that is 30 calendar days after the date on which the Restructuring shall have occurred and the Common Stock shall be listed on a Designated U.S. Exchange and (ii) March 31, 2022.

“Instructions” shall have the meaning specified in Section 17.03.

“Interest Payment Date” means June 15 and December 15 of each year, beginning on June 15, 2022.

“Investment Company Act” shall mean the United States Investment Company Act of 1940, as amended.

“Investor Representation Letter” means the investor letter provided to the Trustee and the Company in connection with the registration of transfer of any Certificated Note, the form of which is set forth in Exhibit B attached hereto.

“Issue Date” means December 9, 2021.

“Last Reported Sale Price” per share of Common Stock on any date means:

(a)          the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in composite transactions for the Relevant Stock Exchange;

(b)          if the Common Stock is not listed for trading on a Relevant Stock Exchange on such date, the last quoted bid price per share for the Common Stock in the over-the-counter market on such date as reported by OTC Markets Group Inc. or a similar organization; and

(c)          if the Common Stock is not so quoted, the average of the mid-point of the last bid and ask prices per share for the Common Stock on such date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

If the Last Reported Sale Price is in Canadian dollars, the Company shall convert such amount into U.S. dollars on any date of determination by reference to the Currency Conversion Rate for such date of determination.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change, after giving effect to any exceptions to or exclusions from the definition thereof, but without regard to the proviso in clause (b) of the definition thereof.

“Make-Whole Fundamental Change Company Notice” shall have the meaning specified in Section 14.03(b).

“Make-Whole Fundamental Change Period” shall have the meaning specified in Section 14.03(a).

“Market Disruption Event” means:

(a)          a failure by the Relevant Stock Exchange to open for trading during its regular trading session; or

(b)          the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Relevant Stock Exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Maturity Date” means December 15, 2026.

“Measurement Period” shall have the meaning specified in Section 14.01(b)(i).

“New Pubco” means Galaxy Digital Inc., a Delaware corporation, and its successors and assigns.

“Note” or “Notes” shall have the meaning specified in the first paragraph of the recitals of this Indenture.

“Note Register” shall have the meaning specified in Section 2.05.

“Note Registrar” shall have the meaning specified in Section 2.05.

“Notice of Exchange” shall have the meaning specified in Section 14.02(b)(ii)(A).

“Notice of Redemption” shall have the meaning specified in Section 16.02(a).

“Observation Period” with respect to any Note surrendered for exchange means:

(i)            subject to clause (ii), if the relevant Exchange Date occurs prior to September 15, 2026, the 20 consecutive VWAP Trading Day period beginning on, and including, the second VWAP Trading Day immediately succeeding such Exchange Date;

(ii)           if the relevant Exchange Date occurs on or after the date of the Company’s issuance of a Notice of Redemption with respect to the Notes pursuant to Section 16.02 and prior to the relevant Redemption Date, the 20 consecutive VWAP Trading Days beginning on, and including, the 21st Scheduled Trading Day immediately preceding such Redemption Date; and

(iii)          subject to clause (ii), if the relevant Exchange Date occurs on or after September 15, 2026, the 20 consecutive VWAP Trading Day period beginning on, and including, the 21st Scheduled Trading Day immediately preceding the Maturity Date.

“Officer” means, with respect to any Person, the Chairman of the Board of Directors, the Chief Executive Officer, the Deputy Chief Executive Officer, any President, the Chief Financial Officer, the Secretary or the Assistant Secretary of such Person.

“Officer’s Certificate” means a certificate signed on behalf of the Company by an Officer of the general partner of the Company that meets the requirements of Section 17.06.

“Offshore Transaction” shall mean an “offshore transaction” as defined in Rule 902 under the Securities Act.

“open of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that includes the statements provided for in Section 17.06 if and to the extent required by the provisions of Section 17.06. The counsel may be an employee of or counsel to the Company or Pubco or any Subsidiary of the Company or Pubco.

“Original Pubco” means Galaxy Digital Holdings Ltd., a Cayman Islands exempted company with liability limited by shares, and its successors and assigns.

“outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(a)          Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;

(b)          Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

(c)          Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course;

(d)         Notes surrendered for purchase in accordance with Article 15 for which the Paying Agent holds money sufficient to pay the Fundamental Change Repurchase Price, in accordance with Section 15.04(b);

(e)          Notes exchanged pursuant to Article 14 and required to be cancelled pursuant to Section 2.08; and

(f)           Notes redeemed or repurchased by the Company.

“Ownership Limitations” means the restrictions on ownership and transfer of Common Stock contained in the Memorandum of Association of Original Pubco, as amended, and, at any time that the Common Stock of Pubco is listed on the Toronto Stock Exchange, any applicable restrictions under the TSX Rules, including restrictions on (i) becoming an “Insider” (as defined in TSX Rules) of Pubco until the Toronto Stock Exchange has approved a personal information form or waived the requirement therefor or (ii) an exchange that would "materially affect control" (as defined in the TSX Rules) of Pubco until the Pubco has complied with the TSX Rules.

“Paying Agent” shall have the meaning specified in Section 4.02.

“Permitted Holder” means (a) (i) Michael Novogratz, (ii) the spouse and lineal descendants and spouses of lineal descendants of Michael Novogratz, (iii) the estates or legal representatives of any person named in clauses (i) or (ii), (iv) trusts established for the benefit of any person named in clauses (i) or (ii) and (v) any entity solely owned and controlled, directly or indirectly, by one or more of the foregoing and (b) Galaxy Group Investments LLC, a Delaware limited liability company, and any of its Affiliates; provided that Galaxy Group Investments LLC or any of its Affiliates shall be a Permitted Holder only so long as any, including in the aggregate any combination, of the Persons described in clause (a) of this definition of “Permitted Holder” holds or has the ability to control or direct (directly or indirectly, whether through the ownership of voting securities, by contract or otherwise) a majority of the voting power of Galaxy Group Investments LLC or any of its Affiliates, as applicable.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Physical Settlement” shall have the meaning provided in Section 14.02(a).

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Pubco” means (i) at any time prior to the Restructuring, Original Pubco and (ii) at any time after the Restructuring, New Pubco.

“Purchaser” shall have the meaning specified in the definition of Representations of Purchasers.

“Qualified Institutional Buyer” shall mean a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Purchaser” shall mean a “qualified purchaser” as defined in Section 2(a)(51) of the Investment Company Act and the rules promulgated thereunder for purposes of Section 3(c)(7) of the Investment Company Act.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock have the right to receive any cash, securities or other property or in which the Common Stock is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by Pubco’s board of directors, statute, contract or otherwise).

“Redemption” means the redemption of any Note by the Company pursuant to Article 16.

“Redemption Date” shall have the meaning specified in Section 16.02(a).

“Redemption Notice Date” means, with respect to a Redemption, the date on which the Company sends the Notice of Redemption to the applicable Holders for such Redemption pursuant to Section 16.02(a).

“Redemption Price” means, for any Notes to be redeemed pursuant to Section 16.01, 100% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date (unless the Redemption Date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case the interest accrued to, but not including, such Interest Payment Date will be paid to the Holder as of the close of business on such Regular Record Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date, if such Redemption Date is before such Interest Payment Date) and the Redemption Price will be equal to 100% of the principal amount of Notes to be redeemed). For the avoidance of doubt, if an Interest Payment Date is not a Business Day and such Redemption Date occurs on the Business Day immediately after such Interest Payment Date, then (x) accrued and unpaid interest on Notes to, but not including, such Interest Payment Date will be paid, in accordance with Section 17.07, on the next Business Day to Holders at the close of business on the immediately preceding Regular Record Date, and (y) the Redemption Price will include interest on Notes to be redeemed from, and including, such Interest Payment Date to, but not including, such Redemption Date.

“Reference Property” shall have the meaning specified in Section 14.07(a).

“Registration Default” shall have the meaning specified in the Registration Rights Agreement.

“Registration Default Additional Interest” means the “Additional Interest” payable pursuant to Article IV of the Registration Rights Agreement.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of December 9, 2021, among the New Pubco and the investors named on the signature pages thereto, as amended from time to time in accordance with its terms.

“Regular Record Date,” with respect to any Interest Payment Date, shall mean the June 1 or December 1 (whether or not such day is a Business Day), as the case may be, immediately preceding such Interest Payment Date.

“Relevant Stock Exchange” means (i) prior to the Restructuring, The Toronto Stock Exchange and (ii) after the Restructuring, The Nasdaq Global Select Market or, if the Common Stock (or other security for which a Last Reported Sale Price or the Daily VWAP, as the case may be, must be determined) is not then listed on The Nasdaq Global Select Market, the principal other Designated Exchange on which the Common Stock (or such other security) is then listed.

“Representations of Purchasers” means each of the following deemed representations, warranties and covenants made by each purchaser (including subsequent transferees) of the Notes (or a beneficial interest therein) to the Company:

1.            The purchaser is purchasing the Notes for its own account or for a beneficial owner for which such Person is acting as fiduciary or agent with complete investment discretion and with authority to bind such other Person (the purchaser, and each such beneficial owner, collectively, the “Purchaser”), and not with a view to any public resale or distribution thereof.

2.            The Purchaser understands and acknowledges that the Notes have not been and will not be registered under the Securities Act or any U.S. state or foreign securities laws, nor have they been qualified by a prospectus in Canada, and may not be offered, sold or otherwise transferred except pursuant to an exemption from registration. Notwithstanding the availability of an exemption from the registration requirements under the Securities Act, the Notes may not be resold or transferred except to investors who are Qualified Institutional Buyers and who are also Qualified Purchasers.

3.            The Purchaser is a Qualified Institutional Buyer and also a Qualified Purchaser.

4.            The Purchaser is not a broker-dealer which owns and invests on a discretionary basis less than $25,000,000 in securities of issuers unaffiliated with such broker-dealer.

5.            The Purchaser is not a participant-directed employee plan, such as a 401(k) plan, or a trust holding the assets of such a plan, unless the investment decisions with respect to such plan are made solely by the fiduciary, trustee or sponsor of such plan.

6.            The Purchaser and each account for which it is purchasing or otherwise acquiring the Notes (or beneficial interests therein), will purchase, hold or transfer at least $250,000 of the Notes (or beneficial interests therein).

7.            The Purchaser was not formed, reformed or recapitalized for the specific purpose of investing in the Notes and/or other securities of the Company or Pubco (unless all of the beneficial owners of such Purchaser’s securities are both Qualified Institutional Buyers and Qualified Purchasers).

8.            If the Purchaser is an investment company excepted from the Investment Company Act pursuant to Section 3(c)(1) or Section 3(c)(7) thereof and was formed on or before April 30, 1996, it has received the consent of its beneficial owners who acquired their interests on or before April 30, 1996, with respect to its treatment as a Qualified Purchaser in the manner required by Section 2(a)(51)(C) of the Investment Company Act and the rules promulgated thereunder.

9.            The Purchaser is not a partnership; common trust fund; or corporation, special trust, pension fund or retirement plan, or other entity, in which the partners, beneficiaries, beneficial owners, participants, shareholders or other equity owners, as the case may be, may designate the particular investment to be made, or the allocation thereof, unless all such partners, beneficiaries, beneficial owners, participants, shareholders or other equity owners are both Qualified Institutional Buyers and Qualified Purchasers.

10.          The Purchaser has not invested more than 40% of its assets in the Notes (or beneficial interests therein) and/or other securities of the Company or Pubco after giving effect to the purchase of the Notes (or beneficial interests therein) (unless all of the beneficial owners of such Purchaser’s securities are both Qualified Institutional Buyers and Qualified Purchasers).

11.          The Purchaser agrees that the Company shall be entitled to require any Holder of the Notes (or a beneficial interest therein) that is determined not to have been both a Qualified Institutional Buyer and a Qualified Purchaser (and to have met the other requirements set forth in paragraphs 1 through 10 and paragraph 14 of this definition of “Representations of Purchasers”) at the time of acquisition of such Notes (or such beneficial interest) to sell such Notes (or such beneficial interest) in accordance with the provisions described in the third paragraph of the legend below.

12.         The Purchaser understands that the Company may receive a list of participants holding positions in the Notes from the Depositary or any other depositary holding beneficial interests in the Notes.

13.          The Purchaser and each person for which it is acting understands that any sale or transfer to a Person that does not comply with the requirements set forth in paragraphs 1 through 10 and paragraph 14 of this definition of “Representations of Purchasers” relating to the requirements for Qualified Institutional Buyers may, at the Company’s discretion, be considered void and of no effect and that any sale or transfer to a Person that does not comply with the requirements set forth in paragraphs 1 through 10 and paragraph 14 of this definition of “Representations of Purchasers” relating to the requirements for Qualified Purchasers will be void and of no effect.

14.          The Purchaser agrees on its own behalf and on behalf of any investor account for which it is purchasing the Notes, and each subsequent Holder of the Notes by its acceptance thereof will agree, to offer, reoffer, sell or otherwise transfer such Notes only (i) to an investor that is both a Qualified Institutional Buyer and a Qualified Purchaser (and has met the other requirements set forth in paragraphs 1 through 10 and paragraph 14 of this definition of “Representations of Purchasers”), and (ii) in accordance with all applicable securities laws of the United States, any state of the United States and any other applicable jurisdiction, subject in each case to any requirement of law that the disposition of its property or the property of such investor account or accounts be at all times within its or their control. Such Purchaser acknowledges that the Global Notes and any Certificated Notes will bear a legend to the following effect:

THIS NOTE AND THE SHARES OF COMMON STOCK, IF ANY, DELIVERABLE UPON EXCHANGE OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). INTERESTS IN THIS NOTE MAY BE OFFERED, REOFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY TO “QUALIFIED INSTITUTIONAL BUYERS” AS DEFINED IN RULE 144A OF THE SECURITIES ACT THAT ARE “QUALIFIED PURCHASERS” FOR PURPOSES OF SECTION 3(c)(7) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”), IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES, ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER OF AN INTEREST IN THIS NOTE AND EACH SUBSEQUENT HOLDER OF AN INTEREST IN THIS NOTE IS REQUIRED TO NOTIFY ANY PURCHASER OF AN INTEREST IN THIS NOTE OF THE ABOVE TRANSFER RESTRICTIONS AND WILL BE DEEMED TO HAVE MADE THE REPRESENTATIONS OF PURCHASERS SET FORTH IN THE INDENTURE.

EACH PURCHASER (INCLUDING SUBSEQUENT TRANSFEREES) OF THE NOTES (OR A BENEFICIAL INTEREST HEREIN) WILL BE DEEMED TO HAVE REPRESENTED, WARRANTED, ACKNOWLEDGED AND AGREED THAT: (1) THE PURCHASER IS PURCHASING THE NOTES FOR ITS OWN ACCOUNT OR FOR A BENEFICIAL OWNER FOR WHICH SUCH PERSON IS ACTING AS FIDUCIARY OR AGENT WITH COMPLETE INVESTMENT DISCRETION AND WITH AUTHORITY TO BIND SUCH OTHER PERSON (THE PURCHASER, AND EACH SUCH BENEFICIAL OWNER, COLLECTIVELY, THE “PURCHASER”), AND NOT WITH A VIEW TO ANY PUBLIC RESALE OR DISTRIBUTION THEREOF; (2) THE PURCHASER UNDERSTANDS AND ACKNOWLEDGES THAT THE NOTES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OR ANY U.S. STATE OR FOREIGN SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION; NOTWITHSTANDING THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, THE NOTES MAY NOT BE RESOLD OR TRANSFERRED EXCEPT TO INVESTORS THAT ARE QUALIFIED INSTITUTIONAL BUYERS (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) PURSUANT TO RULE 144A THAT ARE ALSO QUALIFIED PURCHASERS (AS DEFINED IN SECTION 2(A)(51) OF THE INVESTMENT COMPANY ACT AND THE RULES PROMULGATED THEREUNDER); (3) THE PURCHASER IS A QUALIFIED INSTITUTIONAL BUYER AND ALSO A QUALIFIED PURCHASER; (4) THE PURCHASER IS NOT A BROKER-DEALER WHICH OWNS AND INVESTS ON A DISCRETIONARY BASIS LESS THAN $25,000,000 IN SECURITIES OF ISSUERS UNAFFILIATED WITH SUCH BROKER-DEALER; (5) THE PURCHASER IS NOT A PARTICIPANT-DIRECTED EMPLOYEE PLAN, SUCH AS A 401(K) PLAN, OR A TRUST HOLDING THE ASSETS OF SUCH A PLAN, UNLESS THE INVESTMENT DECISIONS WITH RESPECT TO SUCH PLAN ARE MADE SOLELY BY THE FIDUCIARY, TRUSTEE OR SPONSOR OF SUCH PLAN; (6) THE PURCHASER AND EACH ACCOUNT FOR WHICH IT IS PURCHASING OR OTHERWISE ACQUIRING THE NOTES (OR BENEFICIAL INTERESTS THEREIN), WILL PURCHASE, HOLD OR TRANSFER AT LEAST $250,000 OF THE NOTES (OR BENEFICIAL INTERESTS THEREIN); (7) THE PURCHASER WAS NOT FORMED, REFORMED OR RECAPITALIZED FOR THE SPECIFIC PURPOSE OF INVESTING IN THE NOTES AND/OR OTHER SECURITIES OF THE COMPANY OR PUBCO (UNLESS ALL OF THE BENEFICIAL OWNERS OF SUCH ENTITY’S SECURITIES ARE BOTH QUALIFIED INSTITUTIONAL BUYERS AND QUALIFIED PURCHASERS); (8) IF THE PURCHASER IS AN INVESTMENT COMPANY EXCEPTED FROM THE INVESTMENT COMPANY ACT PURSUANT TO SECTION 3(C)(1) OR SECTION 3(C)(7) THEREOF AND WAS FORMED ON OR BEFORE APRIL 30, 1996, IT HAS RECEIVED THE CONSENT OF ITS BENEFICIAL OWNERS WHO ACQUIRED THEIR INTERESTS ON OR BEFORE APRIL 30, 1996, WITH RESPECT TO ITS TREATMENT AS A QUALIFIED PURCHASER IN THE MANNER REQUIRED BY SECTION 2(A)(51)(C) OF THE INVESTMENT COMPANY ACT AND THE RULES PROMULGATED THEREUNDER; (9) THE PURCHASER IS NOT A PARTNERSHIP; COMMON TRUST FUND; OR CORPORATION, SPECIAL TRUST, PENSION FUND OR RETIREMENT PLAN, OR OTHER ENTITY, IN WHICH THE PARTNERS, BENEFICIARIES, BENEFICIAL OWNERS, PARTICIPANTS, SHAREHOLDERS OR OTHER EQUITY OWNERS, AS THE CASE MAY BE, MAY DESIGNATE THE PARTICULAR INVESTMENT TO BE MADE, OR THE ALLOCATION THEREOF, UNLESS ALL SUCH PARTNERS, BENEFICIARIES, BENEFICIAL OWNERS, PARTICIPANTS, SHAREHOLDERS OR OTHER EQUITY OWNERS ARE BOTH QUALIFIED INSTITUTIONAL BUYERS AND QUALIFIED PURCHASERS; (10) THE PURCHASER HAS NOT INVESTED MORE THAN 40% OF ITS ASSETS IN THE NOTES (OR BENEFICIAL INTERESTS THEREIN) AND/OR OTHER SECURITIES OF THE COMPANY OR PUBCO AFTER GIVING EFFECT TO THE PURCHASE OF THE NOTES (OR BENEFICIAL INTERESTS THEREIN) (UNLESS ALL OF THE BENEFICIAL OWNERS OF SUCH ENTITY’S SECURITIES ARE BOTH QUALIFIED INSTITUTIONAL BUYERS AND QUALIFIED PURCHASERS); (11) THE PURCHASER AGREES THAT THE COMPANY SHALL BE ENTITLED TO REQUIRE ANY HOLDER OF THE NOTES (OR A BENEFICIAL INTEREST THEREIN) THAT IS DETERMINED NOT TO HAVE BEEN BOTH A QUALIFIED INSTITUTIONAL BUYER AND A QUALIFIED PURCHASER (AND TO HAVE MET THE OTHER REQUIREMENTS SET FORTH IN CLAUSES 1 THROUGH 10 AND CLAUSE 14 OF THIS PARAGRAPH) AT THE TIME OF ACQUISITION OF SUCH NOTES (OR SUCH BENEFICIAL INTEREST) TO SELL SUCH NOTES (OR SUCH BENEFICIAL INTEREST) IN ACCORDANCE WITH THE PROVISIONS DESCRIBED BELOW; (12) THE PURCHASER UNDERSTANDS THAT THE COMPANY MAY RECEIVE A LIST OF THE PARTICIPANTS FROM DTC OR ANY OTHER DEPOSITARY HOLDING BENEFICIAL INTERESTS IN THE NOTES; (13) THE PURCHASER AND EACH PERSON FOR WHICH IT IS ACTING UNDERSTANDS THAT ANY SALE OR TRANSFER OF THE NOTES TO A PERSON THAT DOES NOT COMPLY WITH THE REQUIREMENTS SET FORTH IN CLAUSES 1 THROUGH 10 AND CLAUSE 14 OF THIS PARAGRAPH RELATING TO THE REQUIREMENTS FOR QUALIFIED INSTITUTIONAL BUYERS MAY, AT THE DISCRETION OF THE COMPANY, BE CONSIDERED VOID AND OF NO EFFECT AND THAT ANY SALE OR TRANSFER TO A PERSON THAT DOES NOT COMPLY WITH THE REQUIREMENTS SET FORTH IN CLAUSES 1 THROUGH 10 AND CLAUSE 14 OF THIS PARAGRAPH RELATING TO THE REQUIREMENTS FOR QUALIFIED PURCHASERS WILL BE VOID AND OF NO EFFECT; AND (14) THE PURCHASER AGREES ON ITS OWN BEHALF AND ON BEHALF OF AN INVESTOR ACCOUNT FOR WHICH IT IS PURCHASING THE NOTES, AND EACH SUBSEQUENT HOLDER OF THE NOTES BY ITS ACCEPTANCE THEREOF WILL AGREE, TO OFFER, REOFFER, SELL OR OTHERWISE TRANSFER SUCH NOTES ONLY (I) TO AN INVESTOR WHO IS BOTH A QUALIFIED INSTITUTIONAL BUYER AND A QUALIFIED PURCHASER (AND MEETS THE OTHER REQUIREMENTS SET FORTH HEREIN), AND (II) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES, ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION, SUBJECT IN EACH CASE TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL.

IF ANY PERSON ACQUIRING A NOTE (OR A BENEFICIAL INTEREST THEREIN) IS NOT A QUALIFIED INSTITUTIONAL BUYER (OR FAILS TO MEET THE OTHER REQUIREMENTS SET FORTH HEREIN) AT THE TIME OF ACQUISITION THEREOF, THE COMPANY MAY REGARD THE TRANSACTION AS NULL AND VOID AND OF NO EFFECT. IF ANY PERSON ACQUIRING A NOTE (OR A BENEFICIAL INTEREST THEREIN) IS NOT A QUALIFIED PURCHASER AT THE TIME OF ACQUISITION THEREOF, THE TRANSACTION WILL BE NULL AND VOID AND OF NO EFFECT. IF THE PURCHASER OR ANY SUBSEQUENT PURCHASER OR TRANSFEREE OF A NOTE (OR A BENEFICIAL INTEREST THEREIN) IS DETERMINED NOT TO HAVE BEEN A QUALIFIED INSTITUTIONAL BUYER AND A QUALIFIED PURCHASER (AND TO HAVE MET THE OTHER REQUIREMENTS SET FORTH ABOVE) AT THE TIME IT ACQUIRED SUCH NOTES (OR SUCH BENEFICIAL INTEREST), THE COMPANY MAY COMPEL SUCH PERSON TO SELL OR TRANSFER, AS APPLICABLE, SUCH NOTES (OR SUCH BENEFICIAL INTEREST) WITHIN 30 DAYS AFTER NOTICE OF THE SALE REQUIREMENT IS GIVEN TO A PERSON THAT IS (I) A QUALIFIED INSTITUTIONAL BUYER AND (II) A QUALIFIED PURCHASER (AND MEETS THE OTHER REQUIREMENTS SET FORTH HEREIN). IF SUCH HOLDER (OR BENEFICIAL OWNER) FAILS TO EFFECT THE SALE OR TRANSFER, AS APPLICABLE, WITHIN SUCH 30-DAY PERIOD, THE COMPANY HAS THE RIGHT, WITHOUT FURTHER NOTICE TO SUCH HOLDER, TO COMPEL SUCH HOLDER TO SELL OR TRANSFER, AS APPLICABLE, SUCH NOTES (OR SUCH BENEFICIAL INTEREST) TO A PURCHASER SELECTED BY THE COMPANY THAT MEETS THE REQUIREMENTS SET FORTH HEREIN ON SUCH REASONABLE TERMS AS THE COMPANY MAY CHOOSE. THE COMPANY MAY SELECT THE PURCHASER BY SOLICITING ONE OR MORE BIDS FROM ONE OR MORE BROKERS OR OTHER MARKET PROFESSIONALS THAT REGULARLY DEAL IN SECURITIES SIMILAR TO THE NOTES, AND SELLING SUCH NOTES TO THE HIGHEST SUCH BIDDER. HOWEVER, THE COMPANY MAY SELECT A PURCHASER BY ANY OTHER MEANS DETERMINED BY THE COMPANY IN ITS SOLE REASONABLE DISCRETION.

IN CANADA, UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE LATER OF: (I) THE ISSUE DATE AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.

15.          The Purchaser is not acquiring the Notes with a view to any resale, distribution or other disposition of the Notes, or the shares of Common Stock delivered upon exchange of the Notes, in violation of Canadian securities laws or as part of any transaction or series of transactions that is part of a plan or scheme to avoid the prospectus requirements in connection with a distribution to a person or company in Canada, and either: (1) the Purchaser is not a resident of Canada and has no present intention to become a resident of Canada and the purchase by and sale to the Purchaser of the Notes, and any act, solicitation, conduct or negotiation directly or indirectly in furtherance of such purchase or sale has occurred only in a jurisdiction outside Canada, or (2) the Purchaser is an "accredited investor" as defined in NI 45-106 of the Canadian Securities Administrators and has not been created solely or primarily to use exemptions from the registration and prospectus exemptions under applicable Canadian securities laws, in which case there are hold periods and other restrictions on the ability to resell the Notes except under limited exemptions available under applicable Canadian securities laws.

“Responsible Officer” means, with respect to the Trustee, any officer of the Trustee located at the Corporate Trust Office of the Trustee or to whom any corporate trust matter relating to this Indenture is referred because of such person’s knowledge of and familiarity with the particular subject, and, in each case, who shall have direct responsibility for the administration of this Indenture.

“Restricted Securities” shall have the meaning specified in Section 2.05(b).

“Restructuring” means the consummation of a series of related transactions the result of which is that Original Pubco becomes a wholly owned Subsidiary of New Pubco and the holders of the ordinary shares of Original Pubco immediately prior to such transactions hold shares of Class A common stock of New Pubco.

“Rule 144A” means Rule 144A as promulgated under the Securities Act.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the Relevant Stock Exchange. If the Common Stock is not so listed or admitted for trading on a Relevant Stock Exchange, “Scheduled Trading Day” means a “Business Day.”

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“SEDAR” shall have the meaning provided in Section 4.06(a).

“Separation Event” shall have the meaning specified in Section 14.11.

“Settlement Amount” has the meaning specified in Section 14.02(a)(iii).

“Settlement Method” means, with respect to any exchange of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company.

“Significant Subsidiary” means a Subsidiary of Pubco or the Company that is a “significant subsidiary” as defined under Rule 1-02(w) of Regulation S-X, promulgated pursuant to the Securities Act; provided, however, that, if a Subsidiary meets the criteria of clause (1)(iii), but not clause (1)(i) or (1)(ii), of the definition of “significant subsidiary” in Rule 1-02(w) (or, if applicable, the respective successor clauses to the aforementioned clauses), then such Subsidiary will be deemed not to be a Significant Subsidiary unless such Subsidiary’s income from continuing operations before income taxes, exclusive of amounts attributable to any noncontrolling interests, for the last completed fiscal year before the date of determination exceeds $50 million.

“Specified Corporate Event” shall have the meaning specified in Section 14.07(a).

“Specified Dollar Amount” means, with respect to any exchange of Notes, the maximum cash amount per $250,000 principal amount of Notes to be received upon exchange as specified by the Company (or deemed specified) in the notice specifying the

Company’s chosen Settlement Method.

“Spin-Off” shall have the meaning specified in Section 14.04(c).

“Stock Price” shall have the meaning specified in Section 14.03(c).

“Subsidiary” means, with respect to any Person:

(a)          any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person; and

(b)           any partnership, joint venture, limited liability company or similar entity of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interest or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person, in each case, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Successor Company” shall have the meaning specified in Section 11.02(a)(i).

“Successor Pubco” shall have the meaning specified in Section 11.01(a)(i).

“Trading Day” means a day on which:

(a)          trading in the Common Stock (or other security for which a Last Reported Sale Price must be determined) generally occurs on the Relevant Stock Exchange or, if the Common Stock (or such other security) is not then listed on a Relevant Stock Exchange, on the principal other market on which the Common Stock (or such other security) is then traded; and

(b)          a Last Reported Sale Price per share of Common Stock (or Last Reported Sale Price for such other security) is available on the Relevant Stock Exchange or such other market;

provided, that, if the Common Stock (or such other security) is not so listed or traded, “Trading Day” means a “Business Day.”

“Trading Price” per $250,000 principal amount of the Notes on any date of determination means the average of the secondary market bid quotations obtained in writing by the Bid Solicitation Agent for $2,000,000 principal amount of Notes at approximately 3:30 p.m. (New York City time) on such determination date from three independent U.S. nationally recognized securities dealers the Company selects for this purpose; provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of such two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $2,000,000 principal amount of Notes from an independent U.S. nationally recognized securities dealer, then the Trading Price per $250,000 principal amount of Notes shall be deemed to be less than 98% of the product of the Last Reported Sale Price per share of the Common Stock and the Exchange Rate on such day.

“transfer” shall have the meaning specified in Section 2.05(b).

“Trigger Event” shall have the meaning specified in Section 14.04(c).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“TSX Rules” means the applicable rules and policies of the Toronto Stock

Exchange.

“Unit of Reference Property” shall have the meaning specified in Section 14.07(a).

“Valuation Period” shall have the meaning specified in Section 14.04(c).

“VWAP Trading Day” means a day on which:

(a)           there is no Market Disruption Event; and

(b)          trading in the Common Stock generally occurs on the Relevant Stock Exchange.

If the Common Stock is not so listed or admitted for trading on any Relevant Stock Exchange, “VWAP Trading Day” means a “Business Day.”

Section 1.02. References to Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in this Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of Section 4.06(d) and Section 6.03. Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

Section 1.03. Currency Exchange Rates. If at any time any determination in respect of the Notes is made in Canadian dollars, the Company shall convert such amount into U.S. dollars on any date of determination by reference to the Currency Conversion Rate for such date of determination.

ARTICLE 2

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01. Designation and Amount. The Notes shall be designated as the “3.00% Exchangeable Senior Notes due 2026.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $500,000,000, subject to Section 2.10 and except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 2.05, Section 2.06, Section 2.07, Section 10.04, Section 14.02 and Section 15.04.

Section 2.02. Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as any Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect repurchases, cancellations, exchanges for cash, shares of Common Stock or a combination thereof, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture. Payment of principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, a Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

Section 2.03. Date and Denomination of Notes; Payments of Interest and Defaulted Amounts. (a) The Notes shall be issuable in registered form without coupons in minimum denominations of $250,000 principal amount and integral multiples of $250,000 in excess thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Note attached as Exhibit A hereto. Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for a partial month, on the basis of the number of days actually elapsed in a 30-day month.

(b)         The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on the Regular Record Date immediately preceding the relevant Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. Interest shall be payable at the office or agency of the Company maintained by the Company for such purposes, which shall initially be the Corporate Trust Office. The Company shall pay interest:

(i)         on any Certificated Notes (A) to Holders holding Certificated Notes having an aggregate principal amount of $1,000,000 or less, by check mailed to the Holders of these Notes at their address as it appears in the Note Register and (B) to Holders holding Certificated Notes having an aggregate principal amount of more than $1,000,000, either by check mailed to such Holders or, upon application by such a Holder to the Note Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies the Note Registrar to the contrary in writing; and

(ii)         on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

(c)         Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate borne by the Notes from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i)         The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be sent to each Holder at its address as it appears in the Note Register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been sent, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.03(c).

(ii)         The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system and the Depositary, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed satisfactory to the Trustee.

Section 2.04. Execution, Authentication and Delivery of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual or electronic signature of at least one of its Officers.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder.

Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto, executed manually or electronically by an authorized signatory of the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 17.11), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

In case any Officer of the general partner of the Company who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Notes had not ceased to be such Officer of the general partner of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be an Officer of the general partner of the Company, although at the date of the execution of this Indenture any such Person was not such an Officer.

Section 2.05. Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary. The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 4.02, the “Note Register”) in which, subject to such reasonable regulations or procedures as it may prescribe, the Company shall provide for the registration of Notes and transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby initially appointed the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-Note Registrars in accordance with Section 4.02.

Upon surrender for registration of transfer of any Note to the Note Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Notes may be exchanged for other Notes of any Authorized Denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for registration of transfer or for exchange, repurchase or exchange for cash, shares of Common Stock or a combination thereof shall (if so required by the Company, the Trustee, the Note Registrar or any co-Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.

No service charge shall be imposed by the Company, the Trustee, the Note Registrar or any co-Note Registrar for any registration of transfer of Notes or exchange of Notes for other Notes, but the Company or the Trustee may require a Holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted pursuant to Section 14.02(d) or Section 14.02(e).

None of the Company, the Trustee, the Note Registrar or any co-Note Registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for exchange for cash, shares of Common Stock or a combination thereof or, if a portion of any Note is surrendered for exchange for cash, shares of Common Stock or a combination thereof, such portion thereof surrendered for exchange for cash, shares of Common Stock or a combination thereof, (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 15 or (iii) any

Notes, or a portion of any Note, surrendered for redemption in accordance with Article 16.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(a)         So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to the fourth paragraph from the end of Section 2.05(b) all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Certificated Note, shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the Applicable Procedures.

(b)         Every Note that bears or is required under this Section 2.05(b) to bear the legend set forth in this Section 2.05(b) (together with any shares of Common Stock delivered upon exchange of the Notes and required to bear the applicable legend set forth in Section 2.05(c), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(b) (including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(b) and Section 2.05(c), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security. For the avoidance of doubt, the restrictions and legends set forth in this Section 2.05(b) shall not be applicable to any shares of Common Stock delivered upon exchange of the Notes (which such restrictions and legends are set forth in Section 2.05(c)).

Any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than shares of Common Stock, if any, delivered upon exchange thereof, which shall bear the legend set forth in Section 2.05(c), if applicable) shall bear a legend in the following form (unless otherwise agreed by the Company in writing, with notice thereof to the Trustee):

THIS NOTE AND THE SHARES OF COMMON STOCK, IF ANY, DELIVERABLE UPON EXCHANGE OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). INTERESTS IN THIS NOTE MAY BE OFFERED, REOFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY TO “QUALIFIED INSTITUTIONAL BUYERS” AS DEFINED IN RULE 144A OF THE SECURITIES ACT THAT ARE “QUALIFIED PURCHASERS” FOR PURPOSES OF SECTION 3(c)(7) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”), IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES, ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER OF AN INTEREST IN THIS NOTE AND EACH SUBSEQUENT HOLDER OF AN INTEREST IN THIS NOTE IS REQUIRED TO NOTIFY ANY PURCHASER OF AN INTEREST IN THIS NOTE OF THE ABOVE TRANSFER RESTRICTIONS AND WILL BE DEEMED TO HAVE MADE THE REPRESENTATIONS OF PURCHASERS SET FORTH IN THE INDENTURE.

EACH PURCHASER (INCLUDING SUBSEQUENT TRANSFEREES) OF THE NOTES (OR A BENEFICIAL INTEREST HEREIN) WILL BE DEEMED TO HAVE REPRESENTED, WARRANTED, ACKNOWLEDGED AND AGREED THAT: (1) THE PURCHASER IS PURCHASING THE NOTES FOR ITS OWN ACCOUNT OR FOR A BENEFICIAL OWNER FOR WHICH SUCH PERSON IS ACTING AS FIDUCIARY OR AGENT WITH COMPLETE INVESTMENT DISCRETION AND WITH AUTHORITY TO BIND SUCH OTHER PERSON (THE PURCHASER, AND EACH SUCH BENEFICIAL OWNER, COLLECTIVELY, THE “PURCHASER”), AND NOT WITH A VIEW TO ANY PUBLIC RESALE OR DISTRIBUTION THEREOF; (2) THE PURCHASER UNDERSTANDS AND ACKNOWLEDGES THAT THE NOTES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OR ANY U.S. STATE OR FOREIGN SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION; NOTWITHSTANDING THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, THE NOTES MAY NOT BE RESOLD OR TRANSFERRED EXCEPT TO INVESTORS THAT ARE QUALIFIED

INSTITUTIONAL BUYERS (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) PURSUANT TO RULE 144A THAT ARE ALSO QUALIFIED PURCHASERS (AS DEFINED IN SECTION 2(A)(51) OF THE INVESTMENT COMPANY ACT AND THE RULES PROMULGATED THEREUNDER); (3) THE PURCHASER IS A QUALIFIED INSTITUTIONAL BUYER AND ALSO A QUALIFIED PURCHASER; (4) THE PURCHASER IS NOT A BROKER-DEALER WHICH OWNS AND INVESTS ON A DISCRETIONARY BASIS LESS THAN $25,000,000 IN SECURITIES OF ISSUERS UNAFFILIATED WITH SUCH BROKER-DEALER; (5) THE PURCHASER IS NOT A PARTICIPANT-DIRECTED EMPLOYEE PLAN, SUCH AS A 401(K) PLAN, OR A TRUST HOLDING THE ASSETS OF SUCH A PLAN, UNLESS THE INVESTMENT DECISIONS WITH RESPECT TO SUCH PLAN ARE MADE SOLELY BY THE FIDUCIARY, TRUSTEE OR SPONSOR OF SUCH PLAN; (6) THE PURCHASER AND EACH ACCOUNT FOR WHICH IT IS PURCHASING OR OTHERWISE ACQUIRING THE NOTES (OR BENEFICIAL INTERESTS THEREIN), WILL PURCHASE, HOLD OR TRANSFER AT LEAST $250,000 OF THE NOTES (OR BENEFICIAL INTERESTS THEREIN); (7) THE PURCHASER WAS NOT FORMED, REFORMED OR RECAPITALIZED FOR THE SPECIFIC PURPOSE OF INVESTING IN THE NOTES AND/OR OTHER SECURITIES OF THE COMPANY OR PUBCO (UNLESS ALL OF THE BENEFICIAL OWNERS OF SUCH ENTITY’S SECURITIES ARE BOTH QUALIFIED INSTITUTIONAL BUYERS AND QUALIFIED PURCHASERS); (8) IF THE PURCHASER IS AN INVESTMENT COMPANY EXCEPTED FROM THE INVESTMENT COMPANY ACT PURSUANT TO SECTION 3(C)(1) OR SECTION 3(C)(7) THEREOF AND WAS FORMED ON OR BEFORE APRIL 30, 1996, IT HAS RECEIVED THE CONSENT OF ITS BENEFICIAL OWNERS WHO ACQUIRED THEIR INTERESTS ON OR BEFORE APRIL 30, 1996, WITH RESPECT TO ITS TREATMENT AS A QUALIFIED PURCHASER IN THE MANNER REQUIRED BY SECTION 2(A)(51)(C) OF THE INVESTMENT COMPANY ACT AND THE RULES PROMULGATED THEREUNDER; (9) THE PURCHASER IS NOT A PARTNERSHIP; COMMON TRUST FUND; OR CORPORATION, SPECIAL TRUST, PENSION FUND OR RETIREMENT PLAN, OR OTHER ENTITY, IN WHICH THE PARTNERS, BENEFICIARIES, BENEFICIAL OWNERS, PARTICIPANTS, SHAREHOLDERS OR OTHER EQUITY OWNERS, AS THE CASE MAY BE, MAY DESIGNATE THE PARTICULAR INVESTMENT TO BE MADE, OR THE ALLOCATION THEREOF, UNLESS ALL SUCH PARTNERS, BENEFICIARIES, BENEFICIAL OWNERS, PARTICIPANTS, SHAREHOLDERS OR OTHER EQUITY OWNERS ARE BOTH QUALIFIED INSTITUTIONAL BUYERS AND QUALIFIED PURCHASERS; (10) THE PURCHASER HAS NOT INVESTED MORE THAN 40% OF ITS ASSETS IN THE NOTES (OR BENEFICIAL INTERESTS THEREIN) AND/OR OTHER SECURITIES OF THE COMPANY OR PUBCO AFTER GIVING EFFECT TO THE PURCHASE OF THE NOTES (OR BENEFICIAL INTERESTS THEREIN) (UNLESS ALL OF THE BENEFICIAL OWNERS OF SUCH ENTITY’S

SECURITIES ARE BOTH QUALIFIED INSTITUTIONAL BUYERS AND QUALIFIED PURCHASERS); (11) THE PURCHASER AGREES THAT THE COMPANY SHALL BE ENTITLED TO REQUIRE ANY HOLDER OF THE NOTES (OR A BENEFICIAL INTEREST THEREIN) THAT IS DETERMINED NOT TO HAVE BEEN BOTH A QUALIFIED INSTITUTIONAL BUYER AND A QUALIFIED PURCHASER (AND TO HAVE MET THE OTHER REQUIREMENTS SET FORTH IN CLAUSES 1 THROUGH 10 AND CLAUSE 14 OF THIS PARAGRAPH) AT THE TIME OF ACQUISITION OF SUCH NOTES (OR SUCH BENEFICIAL INTEREST) TO SELL SUCH NOTES (OR SUCH BENEFICIAL INTEREST) IN ACCORDANCE WITH THE PROVISIONS DESCRIBED BELOW; (12) THE PURCHASER UNDERSTANDS THAT THE COMPANY MAY RECEIVE A LIST OF THE PARTICIPANTS FROM DTC OR ANY OTHER DEPOSITARY HOLDING BENEFICIAL INTERESTS IN THE NOTES; (13) THE PURCHASER AND EACH PERSON FOR WHICH IT IS ACTING UNDERSTANDS THAT ANY SALE OR TRANSFER OF THE NOTES TO A PERSON THAT DOES NOT COMPLY WITH THE REQUIREMENTS SET FORTH IN CLAUSES 1 THROUGH 10 AND CLAUSE 14 OF THIS PARAGRAPH RELATING TO THE REQUIREMENTS FOR QUALIFIED INSTITUTIONAL BUYERS MAY, AT THE DISCRETION OF THE COMPANY, BE CONSIDERED VOID AND OF NO EFFECT AND THAT ANY SALE OR TRANSFER TO A PERSON THAT DOES NOT COMPLY WITH THE REQUIREMENTS SET FORTH IN CLAUSES 1 THROUGH 10 AND CLAUSE 14 OF THIS PARAGRAPH RELATING TO THE REQUIREMENTS FOR QUALIFIED PURCHASERS WILL BE VOID AND OF NO EFFECT; AND (14) THE PURCHASER AGREES ON ITS OWN BEHALF AND ON BEHALF OF AN INVESTOR ACCOUNT FOR WHICH IT IS PURCHASING THE NOTES, AND EACH SUBSEQUENT HOLDER OF THE NOTES BY ITS ACCEPTANCE THEREOF WILL AGREE, TO OFFER, REOFFER, SELL OR OTHERWISE TRANSFER SUCH NOTES ONLY (I) TO AN INVESTOR WHO IS BOTH A QUALIFIED INSTITUTIONAL BUYER AND A QUALIFIED PURCHASER (AND MEETS THE OTHER REQUIREMENTS SET FORTH HEREIN), AND (II) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES, ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION, SUBJECT IN EACH CASE TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL.

IF ANY PERSON ACQUIRING A NOTE (OR A BENEFICIAL INTEREST THEREIN) IS NOT A QUALIFIED INSTITUTIONAL BUYER (OR FAILS TO MEET THE OTHER REQUIREMENTS SET FORTH HEREIN) AT THE TIME OF ACQUISITION THEREOF, THE COMPANY MAY REGARD THE TRANSACTION AS NULL AND VOID AND OF NO EFFECT. IF ANY PERSON ACQUIRING A NOTE (OR A BENEFICIAL INTEREST THEREIN) IS NOT A QUALIFIED PURCHASER AT THE TIME OF ACQUISITION THEREOF, THE TRANSACTION WILL BE NULL AND

VOID AND OF NO EFFECT. IF THE PURCHASER OR ANY SUBSEQUENT PURCHASER OR TRANSFEREE OF A NOTE (OR A BENEFICIAL INTEREST THEREIN) IS DETERMINED NOT TO HAVE BEEN A QUALIFIED INSTITUTIONAL BUYER AND A QUALIFIED PURCHASER (AND TO HAVE MET THE OTHER REQUIREMENTS SET FORTH ABOVE) AT THE TIME IT ACQUIRED SUCH NOTES (OR SUCH BENEFICIAL INTEREST), THE COMPANY MAY COMPEL SUCH PERSON TO SELL OR TRANSFER, AS APPLICABLE, SUCH NOTES (OR SUCH BENEFICIAL INTEREST) WITHIN 30 DAYS AFTER NOTICE OF THE SALE REQUIREMENT IS GIVEN TO A PERSON THAT IS (I) A QUALIFIED INSTITUTIONAL BUYER AND (II) A QUALIFIED PURCHASER (AND MEETS THE OTHER REQUIREMENTS SET FORTH HEREIN). IF SUCH HOLDER (OR BENEFICIAL OWNER) FAILS TO EFFECT THE SALE OR TRANSFER, AS APPLICABLE, WITHIN SUCH 30-DAY PERIOD, THE COMPANY HAS THE RIGHT, WITHOUT FURTHER NOTICE TO SUCH HOLDER, TO COMPEL SUCH HOLDER TO SELL OR TRANSFER, AS APPLICABLE, SUCH NOTES (OR SUCH BENEFICIAL INTEREST) TO A PURCHASER SELECTED BY THE COMPANY THAT MEETS THE REQUIREMENTS SET FORTH HEREIN ON SUCH REASONABLE TERMS AS THE COMPANY MAY CHOOSE. THE COMPANY MAY SELECT THE PURCHASER BY SOLICITING ONE OR MORE BIDS FROM ONE OR MORE BROKERS OR OTHER MARKET PROFESSIONALS THAT REGULARLY DEAL IN SECURITIES SIMILAR TO THE NOTES, AND SELLING SUCH NOTES TO THE HIGHEST SUCH BIDDER. HOWEVER, THE COMPANY MAY SELECT A PURCHASER BY ANY OTHER MEANS DETERMINED BY THE COMPANY IN ITS SOLE REASONABLE DISCRETION.

IN CANADA, UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE LATER OF: (I) THE ISSUE DATE AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.

If any Person acquiring a Note (or a beneficial interest therein) is not a Qualified Institutional Buyer (or fails to meet the Representations of Purchasers) at the time of acquisition thereof, the Company may regard the transaction as null and void and of no effect. If any Person acquiring a Note (or a beneficial interest therein) is not a Qualified Purchaser at the time of acquisition thereof, the transaction shall be null and void and of no effect. If the purchaser or any subsequent purchaser or transferee of a Note (or a beneficial interest therein) is determined not to have been a Qualified Institutional Buyer and a Qualified Purchaser (and to have met the other requirements as set forth under the Representations of Purchasers) at the time it acquired such Notes (or such beneficial interest), the Company may compel such Person to sell or transfer, as applicable, such Notes (or such beneficial interest) within 30 days after notice of the sale requirement is given, to a Person that is a Qualified Institutional Buyer and a Qualified Purchaser (and meets the other requirements as set forth under the Representations of Purchasers). If such Holder (or beneficial owner) fails to effect the sale or transfer, as applicable, within such 30-day period, the Company has the right, without further notice to such Holder, to compel such Holder to sell or transfer, as applicable, such Notes (or such beneficial interest) to a purchaser selected by the Company who meets the requirements set forth under the Representations of Purchasers on such reasonable terms as the Company may choose. The Company may select the purchaser by soliciting one or more bids from one or more brokers or other market professionals that regularly deal in securities similar to the Notes, and selling such Notes to the highest such bidder. However, the Company may select a purchaser by any other means determined by the Company in its sole reasonable discretion.

Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.05(b)), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for transfers of portions of a Global Note in certificated form made upon request of a member of, or a participant in, the Depositary (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with Applicable Procedures and in compliance with this Section 2.05(b).

The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as the “Depositary” with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

If:

(x)           the Depositary (i) notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days or (ii) ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed within 90 days; or

(y)          there has occurred and is continuing an Event of Default and a beneficial owner of any Note requests through the Depositary that its beneficial interest therein be issued in a Certificated Note, the Company shall execute, and the Trustee, upon receipt of an Officer’s Certificate, an Opinion of Counsel and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver Certificated Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be canceled.

Certificated Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.05(b) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Certificated Notes to the Persons in whose names such Certificated Notes are so registered. No transfer of a Certificated Note may be made except upon delivery to the Company and the Trustee of a duly executed Investor Representation Letter.

At such time as all interests in a Global Note have been exchanged, canceled, repurchased or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with Applicable Procedures and existing instructions between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Certificated Notes, exchanged, canceled, repurchased or transferred to a transferee who receives Certificated Notes therefor or any Certificated Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the Applicable Procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

None of the Company, the Trustee and any agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests. None of the Company and the Trustee shall have any responsibility or liability for any act or omission of the Depositary.

(c) If any shares of Common Stock are delivered upon exchange of the Notes on or after the effective date of the Restructuring, any stock certificate or DRS entry representing such shares of Common Stock delivered upon exchange of a Note shall bear a legend in the following form (unless (x) such shares of Common Stock have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, (y) such shares of Common Stock have been transferred pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act or (z) otherwise agreed by the Company or Pubco in writing, with notice thereof to the Trustee and any transfer agent for the Common Stock):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)          REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT AND THAT IT AND ANY SUCH ACCOUNT IS NOT AN AFFILIATE OF GALAXY DIGITAL INC. (THE “COMPANY”), AND

(2)          AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE DATE ON WHICH SUCH EXCHANGE OCCURS OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)	TO THE COMPANY OR ANY SUBSIDIARY THEREOF,

OR

(B)          PURSUANT TO, AND IN ACCORDANCE WITH, AN EFFECTIVE REGISTRATION STATEMENT OF THE COMPANY THAT COVERS THE RESALE OF THIS SECURITY, OR

(C)         TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT THAT IS NOT AN AFFILIATE OF THE COMPANY, OR

(D)         PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 (IF AVAILABLE) UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY AND THE TRANSFER AGENT FOR THE COMMON STOCK RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

[The following Canadian legends apply to shares of Common Stock issued in Canada upon exchange of Notes]:

IN CANADA, UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE DATE OF ISSUANCE THEREOF.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (“TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON TSX.

[Provided the second Canadian legend may be removed at such time as the first Canadian legend is no longer required or the shares of Common Stock are not listed on the TSX.]

If any shares of Common Stock are delivered upon exchange of the Notes prior to the effective date of the Restructuring, any stock certificate or DRS entry representing such shares of Common Stock delivered upon exchange of a Note shall bear a legend in the following form (unless (x) such shares of Common Stock have been transferred in an Offshore Transaction in compliance with Rule 904 under the Securities Act if, after giving effect to such Offshore Transaction, such transferred shares do not constitute “restricted securities” for purposes of Rule 144 under the Securities Act or (y) otherwise agreed by the Company or Pubco in writing, with notice thereof to the Trustee and any transfer agent for the Common Stock):

THE ORDINARY SHARES REPRESENTED BY THIS CERTIFICATE(THE “SHARES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE SHARES MAY NOT BE OFFERED, REOFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED AT ANY TIME EXCEPT:

(A)  TO AN INVESTOR THAT IS BOTH A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT AND A “QUALIFIED PURCHASER” FOR PURPOSES OF SECTION 3(c)(7) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”), AND THAT DELIVERS TO THE ISSUER A REPRESENTATION LETTER CONTAINING SUBSTANTIALLY THE REPRESENTATIONS SET FORTH IN THIS LEGEND, FOR AN AGGREGATE PURCHASE PRICE FOR A GIVEN INVESTOR OF AT LEAST $250,000 (OR THE EQUIVALENT THEREOF IN ANOTHER CURRENCY); OR

(B) IN AN “OFFSHORE TRANSACTION” AS DEFINED IN RULE 902 UNDER THE SECURITIES ACT IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT IF, AFTER GIVING EFFECT TO SUCH OFFSHORE TRANSACTION, SUCH TRANSFERRED SHARES DO NOT CONSTITUTE “RESTRICTED SECURITIES” FOR PURPOSES OF RULE 144 UNDER THE SECURITIES ACT (A “PERMITTED OFFSHORE TRANSACTION”).

THE ISSUER RESERVES THE RIGHT TO REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO IT AS A CONDITION TO ANY TRANSFER OF THE SHARES PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

EACH HOLDER OF AN INTEREST IN THE SHARES AND EACH SUBSEQUENT HOLDER OF AN INTEREST THEREIN IS REQUIRED TO NOTIFY ANY PURCHASER THEREOF OF THE ABOVE TRANSFER RESTRICTIONS. EACH HOLDER (INCLUDING SUBSEQUENT TRANSFEREES) OF THE SHARES THAT ACQUIRES THEM (OTHER THAN IN A PERMITTED OFFSHORE TRANSACTION) WILL BE DEEMED TO HAVE REPRESENTED, WARRANTED, ACKNOWLEDGED AND AGREED THAT: (1) THE HOLDER IS ACQUIRING THE SHARES FOR ITS OWN ACCOUNT OR FOR A BENEFICIAL OWNER FOR WHICH SUCH PERSON IS ACTING AS FIDUCIARY OR AGENT WITH COMPLETE INVESTMENT DISCRETION AND WITH AUTHORITY TO BIND SUCH OTHER PERSON (THE HOLDER, AND EACH SUCH BENEFICIAL OWNER, COLLECTIVELY, THE “HOLDER”), AND NOT WITH A VIEW TO ANY PUBLIC RESALE OR DISTRIBUTION THEREOF; (2) THE HOLDER UNDERSTANDS AND ACKNOWLEDGES THAT THE SHARES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OR ANY U.S. STATE OR FOREIGN SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION; NOTWITHSTANDING THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, THE SHARES MAY NOT BE RESOLD OR TRANSFERRED EXCEPT (A) TO INVESTORS THAT ARE QUALIFIED INSTITUTIONAL BUYERS (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) PURSUANT TO RULE 144A THAT ARE ALSO QUALIFIED PURCHASERS (AS DEFINED IN SECTION 2(A)(51) OF THE INVESTMENT COMPANY ACT AND THE RULES PROMULGATED THEREUNDER) FOR A PURCHASE PRICE FOR A GIVEN INVESTOR OF AT LEAST $250,000 (OR THE EQUIVALENT IN ANOTHER CURRENCY) OR (B) IN AN “OFFSHORE TRANSACTION” AS DEFINED IN RULE 902 UNDER THE SECURITIES ACT IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT IF, AFTER GIVING EFFECT TO SUCH OFFSHORE TRANSACTION, SUCH TRANSFERRED SHARES DO NOT CONSTITUTE “RESTRICTED

SECURITIES” FOR PURPOSES OF RULE 144 UNDER THE SECURITIES ACT; (3) THE HOLDER IS A QUALIFIED INSTITUTIONAL BUYER AND ALSO A QUALIFIED PURCHASER; (4) THE HOLDER IS NOT A BROKER-DEALER WHICH OWNS AND INVESTS ON A DISCRETIONARY BASIS LESS THAN $25,000,000 IN SECURITIES OF ISSUERS UNAFFILIATED WITH SUCH BROKER-DEALER; (5) THE HOLDER IS NOT A PARTICIPANT-DIRECTED EMPLOYEE PLAN, SUCH AS A 401(K) PLAN, OR A TRUST HOLDING THE ASSETS OF SUCH A PLAN, UNLESS THE INVESTMENT DECISIONS WITH RESPECT TO SUCH PLAN ARE MADE SOLELY BY THE FIDUCIARY, TRUSTEE OR SPONSOR OF SUCH PLAN; (6)  THE HOLDER AND EACH ACCOUNT FOR WHICH IT IS ACQUIRING THE SHARES WILL TRANSFER THE SHARES ONLY FOR A MINIMUM AGGREGATE PURCHASE PRICE TO A GIVEN INVESTOR OF AT LEAST $250,000 (OR THE EQUIVALENT THEREOF IN ANOTHER CURRENCY); (7)  THE HOLDER WAS NOT FORMED, REFORMED OR RECAPITALIZED FOR THE SPECIFIC PURPOSE OF INVESTING IN THE SHARES AND/OR OTHER SECURITIES OF THE ISSUER OR ITS AFFILIATES (UNLESS ALL OF THE BENEFICIAL OWNERS OF SUCH ENTITY’S SECURITIES ARE BOTH QUALIFIED INSTITUTIONAL BUYERS AND QUALIFIED PURCHASERS); (8) IF THE HOLDER IS AN INVESTMENT COMPANY EXCEPTED FROM THE INVESTMENT COMPANY ACT PURSUANT TO SECTION 3(C)(1) OR SECTION 3(C)(7) THEREOF AND WAS FORMED ON OR BEFORE APRIL 30, 1996, IT HAS RECEIVED THE CONSENT OF ITS BENEFICIAL OWNERS WHO ACQUIRED THEIR INTERESTS ON OR BEFORE APRIL 30, 1996, WITH RESPECT TO ITS TREATMENT AS A QUALIFIED PURCHASER IN THE MANNER REQUIRED BY SECTION 2(A)(51)(C) OF THE INVESTMENT COMPANY ACT AND THE RULES PROMULGATED THEREUNDER; (9) THE HOLDER IS NOT A PARTNERSHIP; COMMON TRUST FUND; OR CORPORATION, SPECIAL TRUST, PENSION FUND OR RETIREMENT PLAN, OR OTHER ENTITY, IN WHICH THE PARTNERS, BENEFICIARIES, BENEFICIAL OWNERS, PARTICIPANTS, SHAREHOLDERS OR OTHER EQUITY OWNERS, AS THE CASE MAY BE, MAY DESIGNATE THE PARTICULAR INVESTMENT TO BE MADE, OR THE ALLOCATION THEREOF, UNLESS ALL SUCH PARTNERS, BENEFICIARIES, BENEFICIAL OWNERS, PARTICIPANTS, SHAREHOLDERS OR OTHER EQUITY OWNERS ARE BOTH QUALIFIED INSTITUTIONAL BUYERS AND QUALIFIED PURCHASERS; (10) THE HOLDER HAS NOT INVESTED MORE THAN 40% OF ITS ASSETS IN THE SHARES AND/OR OTHER SECURITIES OF THE ISSUER OR ITS AFFILIATES AFTER GIVING EFFECT TO THE ACQUISITION OF THE SHARES (UNLESS ALL OF THE BENEFICIAL OWNERS OF SUCH ENTITY’S SECURITIES ARE BOTH QUALIFIED INSTITUTIONAL BUYERS AND QUALIFIED PURCHASERS); (11) THE HOLDER AGREES THAT THE ISSUER SHALL BE ENTITLED TO REQUIRE ANY HOLDER OF THE SHARES THAT IS DETERMINED NOT TO HAVE BEEN BOTH A QUALIFIED INSTITUTIONAL BUYER AND A QUALIFIED PURCHASER

(AND TO HAVE MET THE OTHER REQUIREMENTS SET FORTH IN CLAUSES 1 THROUGH 10 AND CLAUSE 13 OF THIS PARAGRAPH) AT THE TIME OF ACQUISITION OF SUCH SHARES (OTHER THAN IN A PERMITTED OFFSHORE TRANSACTION) TO SELL SUCH SHARES IN ACCORDANCE WITH THE PROVISIONS DESCRIBED BELOW; (12) THE HOLDER AND EACH PERSON FOR WHICH IT IS ACTING UNDERSTANDS THAT ANY SALE OR TRANSFER TO A PERSON THAT DOES NOT COMPLY WITH THE REQUIREMENTS SET FORTH IN CLAUSES 1 THROUGH 11 AND CLAUSE 13 OF THIS PARAGRAPH RELATING TO THE REQUIREMENTS FOR QUALIFIED INSTITUTIONAL BUYERS MAY, AT THE DISCRETION OF THE COMPANY, BE CONSIDERED VOID AND OF NO EFFECT AND THAT ANY SALE OR TRANSFER TO A PERSON THAT DOES NOT COMPLY WITH THE REQUIREMENTS SET FORTH IN CLAUSES 1 THROUGH 11 AND CLAUSE 13 OF THIS PARAGRAPH RELATING TO THE REQUIREMENTS FOR QUALIFIED PURCHASERS WILL BE VOID AND OF NO EFFECT; AND (13) THE HOLDER AGREES ON ITS OWN BEHALF AND ON BEHALF OF AN INVESTOR ACCOUNT FOR WHICH IT IS ACQUIRING THE SHARES, AND EACH SUBSEQUENT HOLDER OF THE SHARES BY ITS ACCEPTANCE THEREOF WILL AGREE, TO OFFER, REOFFER, SELL OR OTHERWISE TRANSFER SUCH SHARES AT ANY TIME ONLY (A) TO INVESTORS THAT ARE QUALIFIED INSTITUTIONAL BUYERS (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) PURSUANT TO RULE 144A THAT ARE ALSO QUALIFIED PURCHASERS (AS DEFINED IN SECTION 2(A)(51) OF THE INVESTMENT COMPANY ACT AND THE RULES PROMULGATED THEREUNDER) FOR A PURCHASE PRICE FOR A GIVEN INVESTOR OF AT LEAST $250,000 (OR THE EQUIVALENT IN ANOTHER CURRENCY) OR (B) IN AN “OFFSHORE TRANSACTION” AS DEFINED IN RULE 902 UNDER THE SECURITIES ACT IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT IF, AFTER GIVING EFFECT TO SUCH OFFSHORE TRANSACTION, SUCH TRANSFERRED SHARES DO NOT CONSTITUTE “RESTRICTED SECURITIES” FOR PURPOSES OF RULE 144 UNDER THE SECURITIES ACT.

IF ANY PERSON ACQUIRING THE SHARES (OTHER THAN IN A PERMITTED OFFSHORE TRANSACTION) IS NOT A QUALIFIED INSTITUTIONAL BUYER (OR FAILS TO MEET THE OTHER REQUIREMENTS SET FORTH HEREIN) AT THE TIME OF ACQUISITION THEREOF, THE ISSUER MAY REGARD THE TRANSACTION AS NULL AND VOID AND OF NO EFFECT. IF ANY PERSON ACQUIRING THE SHARES (OTHER THAN IN A PERMITTED OFFSHORE TRANSACTION) IS NOT A QUALIFIED PURCHASER AT THE TIME OF ACQUISITION THEREOF, THE TRANSACTION WILL BE NULL AND VOID AND OF NO EFFECT. IF THE HOLDER OR ANY SUBSEQUENT HOLDER OR TRANSFEREE OF THE SHARES IS DETERMINED NOT TO HAVE BEEN A QUALIFIED INSTITUTIONAL BUYER AND A QUALIFIED PURCHASER

(AND TO HAVE MET THE OTHER REQUIREMENTS SET FORTH ABOVE) AT THE TIME IT ACQUIRED SUCH SHARES (OTHER THAN IN A PERMITTED OFFSHORE TRANSACTION), THE ISSUER MAY COMPEL SUCH PERSON TO SELL OR TRANSFER, AS APPLICABLE, SUCH SHARES WITHIN 30 DAYS AFTER NOTICE OF THE SALE REQUIREMENT IS GIVEN TO A PERSON THAT IS (I) A QUALIFIED INSTITUTIONAL BUYER AND (II) A QUALIFIED PURCHASER (AND MEETS THE OTHER REQUIREMENTS SET FORTH HEREIN). IF SUCH HOLDER FAILS TO EFFECT THE SALE OR TRANSFER, AS APPLICABLE, WITHIN SUCH 30-DAY PERIOD, THE ISSUER HAS THE RIGHT, WITHOUT FURTHER NOTICE TO SUCH HOLDER, TO COMPEL SUCH HOLDER TO SELL OR TRANSFER, AS APPLICABLE, SUCH SHARES TO A PURCHASER SELECTED BY THE ISSUER THAT MEETS THE REQUIREMENTS SET FORTH HEREIN ON SUCH TERMS AS THE ISSUER MAY CHOOSE. THE ISSUER MAY SELECT THE PURCHASER BY SOLICITING ONE OR MORE BIDS FROM ONE OR MORE BROKERS OR OTHER MARKET PROFESSIONALS THAT REGULARLY DEAL IN SECURITIES SIMILAR TO THE SHARES, AND SELLING SUCH SHARES TO THE HIGHEST SUCH BIDDER. HOWEVER, THE ISSUER MAY SELECT A PURCHASER BY ANY OTHER MEANS DETERMINED BY THE ISSUER IN ITS SOLE DISCRETION.

[The following Canadian legends apply to shares of Common Stock issued in Canada upon exchange of Notes]:

IN CANADA, UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE DATE OF ISSUANCE THEREOF.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE

LISTED ON THE TORONTO STOCK EXCHANGE (“TSX”); HOWEVER,

THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH

SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF

TRANSACTIONS ON TSX.

[Provided the second Canadian legend may be removed at such time as the first Canadian legend is no longer required or the shares of Common Stock are not listed on the TSX.]

(d) In addition to bearing any applicable legend set forth in this Section 2.05, any shares of Common Stock delivered upon the exchange of a Note that is purchased or owned by an Affiliate of Pubco (or any Person who was an Affiliate of Pubco at any time during the three months preceding) may not be resold by such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such shares of Common Stock no longer being a “restricted security” (as defined under Rule 144 under the Securities Act). The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among members of, or participants in, the Depositary or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(e) Neither the Trustee nor any agent of the Trustee shall have any responsibility for any actions taken or not taken by the Depositary.

Section 2.06. Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require. Upon the issuance of any substitute Note, the Company or the Trustee may require the payment by the Holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Note that has matured or is about to mature, is subject to Redemption, or has been surrendered for repurchase or is about to be exchanged in accordance with Article 14 shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or exchange or authorize the exchange of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or exchange shall furnish to the Company, to the Trustee and, if applicable, to any Paying Agent or Exchange Agent such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such payment or exchange, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or

Exchange Agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or exchange or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or exchange of negotiable instruments or other securities without their surrender.

Section 2.07. Temporary Notes. Pending the preparation of Certificated Notes, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon written request of the Company, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Certificated Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Certificated Notes. Without unreasonable delay, the Company shall execute and deliver to the Trustee or such authenticating agent Certificated Notes (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Certificated Notes. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Certificated Notes authenticated and delivered hereunder.

Section 2.08. Cancellation of Notes Paid, Exchanged, Etc. The Company shall cause all Notes surrendered for the purpose of payment, redemption, repurchase (but excluding Notes repurchased pursuant to cash-settled swaps or other derivatives that are not physically settled), registration of transfer or exchange, or exchange for cash, shares of Common Stock or a combination thereof (subject to the provisions of Section 14.02(j)), if surrendered to any Person other than the Trustee (including any of the Company’s agents or Subsidiaries), to be delivered to the Trustee for cancellation, and such Notes shall no longer be considered outstanding for purposes of this Indenture upon their payment, redemption, repurchase, registration of transfer or exchange, or exchange for cash, shares of Common Stock or a combination thereof (subject to the provisions of Section 14.02(j)). All Notes delivered to the Trustee for cancellation shall be cancelled promptly by it. No Notes shall be authenticated in exchange for any Notes cancelled, except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of canceled Notes in accordance with its customary procedures. If the

Company or any of the Company’s Subsidiaries shall acquire any of the Notes, such acquisition shall not operate as a purchase or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

Section 2.09. CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee may use “CUSIP” numbers in notices issued to Holders as a convenience to such Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.10. Additional Notes; Purchases. (a) The Company may, subject to applicable stock exchange rules, from time to time, without the consent of, or notice to, the Holders, issue additional Notes under this Indenture with the same terms and with the same CUSIP number as the Notes issued on the Issue Date (other than differences in the issue date, the issue price and interest accrued prior to the issue date of such additional Notes and, if applicable, the initial Interest Payment Date and restrictions on transfer in respect of such additional Notes) in an unlimited aggregate principal amount; provided that if any such additional Notes are not fungible with the Notes issued on the Issue Date for U.S. federal income tax purposes, such additional Notes shall have a separate CUSIP number. Such Notes issued on the Issue Date and the additional Notes shall rank equally and ratably and shall be treated as a single series for all purposes under this Indenture. Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officer’s Certificate and an Opinion of Counsel, such Officer’s Certificate and Opinion of Counsel to cover such matters, in addition to those required by Section 17.06, as the Trustee shall reasonably request.

(b) The Company may, to the extent permitted by law and without the consent of Holders, directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or its Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. The Company shall cause any Notes so repurchased (but excluding Notes repurchased pursuant to cash-settled swaps or other derivatives that are not physically settled) to be surrendered to the Trustee for cancellation in accordance with Section 2.08, and they will no longer be considered outstanding under this Indenture upon this repurchase.

ARTICLE 3

SATISFACTION AND DISCHARGE

Section 3.01. Satisfaction and Discharge. This Indenture and the Notes shall upon request of the Company contained in an Officer’s Certificate cease to be of further effect (except as set forth in the last paragraph of this Section 3.01), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(i)	either:

(A)          all Notes theretofore authenticated and delivered (other than (x) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.06 and (y) Notes for whose payment money has theretofore been deposited in trust with the Trustee or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 4.04(d)) have been delivered to the Note Registrar for cancellation; or

(B)         the Company has deposited with the Trustee or delivered to Holders, as applicable, after all of the outstanding Notes have (i) become due and payable, whether at the Maturity Date, upon Redemption or at any Fundamental Change Repurchase Date, and/or (ii) have been exchanged (and the related Settlement Amounts have been determined), cash or cash and/or shares of Common Stock (solely to satisfy the Company’s Exchange Obligations), as applicable, sufficient to pay all of the outstanding Notes and/or satisfy all exchanges, as the case may be, and pay all other sums due and payable under this Indenture by the Company; and

(ii)         the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.06 and, if cash or shares of Common Stock shall have been deposited with the Paying Agent pursuant to Section 3.01(i)(B), Section 4.04 shall survive such satisfaction and discharge.

ARTICLE 4

PARTICULAR COVENANTS OF THE COMPANY AND PUBCO

Section 4.01. Payment of Principal, Settlement Amounts and Interest. The Company shall pay or cause to be paid the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, the Settlement Amounts owed on exchange of, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, Settlement Amounts and interest shall be considered paid on the date due if the Paying Agent, if other than the Company, holds as of 10:00 a.m., New York City time, on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, Settlement Amounts and interest then due. Unless such Paying Agent is the Trustee, the Company will promptly notify the Trustee of any failure to take such action.

The Company shall pay interest on overdue principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) and overdue Settlement Amounts owed on exchange to the extent they include cash, at the rate equal to the interest rate on the Notes to the extent lawful; it shall pay interest on overdue installments of interest (without regard to any applicable grace period), at the same rate to the extent lawful.

Section 4.02. Maintenance of Office or Agency. The Company shall maintain an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee) where Notes may be presented or surrendered for registration of transfer or exchange or for payment, redemption or repurchase (“Paying Agent”) or for exchange (“Exchange Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. The Company shall, at all times, maintain an office or agency in the continental United States to serve as the Company’s Paying Agent and Exchange Agent for the Notes. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. Further, if at any time there shall be no such office or agency in the continental United States where the Notes may be presented or surrendered for payment, the Company shall forthwith designate and maintain such an office or agency in the continental United States, in order that the Notes shall at all times be payable in the continental United States. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Exchange Agent” include any such additional or other offices or agencies, as applicable.

The Company hereby appoints the Trustee as Paying Agent, Note Registrar, Custodian and Exchange Agent and designates the Corporate Trust Office of the Trustee as one such office or agency of the Company.

Section 4.03. Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.09, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.04. Provisions as to Paying Agent. (a) If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(i)         that it will hold all sums held by it as such agent for the payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, the Settlement Amounts owed on exchange to the extent they include cash, and accrued and unpaid interest on, the Notes in trust for the benefit of the Holders of the Notes;

(ii)         that it will give the Trustee prompt notice of any failure by the Company to make any payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, the Settlement Amounts owed on exchange to the extent they include cash, and accrued and unpaid interest on, the Notes when the same shall be due and payable; and

(iii)         that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

(b)         If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, the Settlement Amounts owed on exchange to the extent they include cash, and accrued and unpaid interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable), cash portion of the Settlement Amounts and accrued and unpaid interest so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, the Settlement Amounts owed on exchange to the extent they include cash, or accrued and unpaid interest on, the Notes when the same shall become due and payable.

(c)         Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay, cause to be paid or deliver to the Trustee all sums or amounts held in trust by the Company or any Paying Agent hereunder as required by this Section 4.04, such sums or amounts to be held by the Trustee upon the trusts herein contained and upon such payment or delivery by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability but only with respect to such sums or amounts.

(d)         Subject to applicable escheat laws, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, the Settlement Amounts owed on exchange to the extent they include cash, and accrued and unpaid interest on, any Note and remaining unclaimed for two years after such principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable), the Settlement Amounts owed on exchange to the extent they include cash, or interest has become due and payable shall be paid to the Company on request of the Company contained in an Officer’s Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

Section 4.05. [Reserved].

Section 4.06. Rule 144A Information Requirement; Reporting; and Registration Default Additional Interest. (a) For as long as any Notes are outstanding hereunder, (i) the Company shall, and (ii) for so long as any shares of Common Stock deliverable upon exchange of the Notes shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, Pubco shall, in each case, furnish to the Trustee and shall, upon written request, furnish to any Holder, beneficial owner or prospective purchaser of such Notes or any shares of Common Stock deliverable upon exchange of such Notes, the information with respect to itself required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or such shares of Common Stock, as the case may be, pursuant to Rule 144A (as such rule may be amended from time to time); provided that any such information relating to the Company or Pubco, as the case may be, shall be deemed to be furnished to the Trustee and such Holders, beneficial owners or prospective purchasers if during the preceding 12 months Pubco has filed (i) an Annual Information Form, annual audited consolidated financial statements and annual management’s discussion and analysis or other report or filing prepared in accordance with Canadian securities laws on the System for Electronic Document Analysis and Retrieval (“SEDAR”) or (ii) an Annual Report on Form 10-K or other report or filing (which may include a registration statement) prepared in accordance with the requirements of the Commission, in each case containing information regarding the Company and Pubco of the nature and type contemplated by Rule 144A(d)(4) under the Securities Act (which, after the Restructuring, shall be deemed satisfied with respect to information regarding the Company so long as (x) such report or filing contains such required information relating to Pubco and (y) the combined or consolidated financial statements of Pubco included in such report or filing consolidate or otherwise include the accounts of the Company and its consolidated Subsidiaries, and explain in reasonable detail any differences between the information relating to Pubco, on the one hand, and the information relating to the Company, on the other hand).

(b) After the Restructuring, the Company shall furnish to the Trustee within 15 days after the same are required to be filed with the Commission (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act or any successor rule under the Exchange Act), copies of any documents or reports that Pubco is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (excluding any such information, documents or reports, or portions thereof, subject to confidential treatment and any correspondence with the Commission). Notwithstanding the foregoing, (i) the Company shall in no event be required to file with, or otherwise provide or disclose to, the Trustee or any Holder any information for which Pubco is requesting (assuming such request has not been denied), or has received, confidential treatment from the Commission, and (ii) any such document or report that Pubco files with the Commission via the Commission’s EDGAR system (or any successor thereto) shall be deemed to be furnished to the Trustee for purposes of, and in full satisfaction of the Company’s obligations under, this Section 4.06(b) as of the time such document is filed via the EDGAR system (or such successor).

(c)         Delivery of the reports, information and documents described in Section 4.06(a) and (b) to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of the Company’s covenants under this Indenture or the Notes (as to which the Trustee is entitled to conclusively rely on an Officer’s Certificate). The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s compliance with such covenants or to determine whether any reports or other documents have been (i) filed in accordance with Canadian securities laws on SEDAR, (ii) filed with the Commission or via the Commission’s EDGAR system (or any successor thereto) or (iii) posted on any website, or to participate in any conference calls.

(d)         Subject to Section 4.06(f) and Section 6.03(b), if a Registration Default occurs under the Registration Rights Agreement, the Company shall pay the Registration Default Additional Interest in accordance with the Registration Rights Agreement.

(e)         [Reserved]

(f)         Registration Default Additional Interest will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes and shall be in addition to any Additional Interest that may accrue, at the Company’s election, as the sole remedy relating to the failure to comply with the Company’s obligations under Section 4.06(b). In no event, however, will Additional Interest accrue on any day (taking into consideration any Additional Interest payable as described in Section 4.06(d) or Section 6.03(a)) at a rate in excess of 0.50% per annum, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest.

(g)         If Additional Interest is payable by the Company pursuant to Section 4.06(d) or Section 6.03(a), the Company shall deliver to the Trustee an Officer’s Certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable.

Section 4.07. No Rights as Stockholders. Holders of Notes, as such, will not have any rights as stockholders of Pubco or the Company (including, without limitation, voting rights and rights to receive any dividends or other distributions on Common Stock).

Section 4.08. [Reserved].

Section 4.09. Compliance Certificate; Statements as to Defaults.

(a)        The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year (beginning with the year ended December 31, 2022), an Officer’s Certificate stating whether the signers thereof have knowledge of any Default that occurred during the previous year and is then continuing and, if so, specifying each such failure and the nature thereof and what action the Company is taking or proposes to take with respect thereto.

(b)         The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee an Officer’s Certificate within 30 days after an Officer of the general partner of the Company becomes aware of the occurrence of any event that would constitute a Default or Event of Default, specifying each such event, the status thereof and what action the Company is taking or proposes to take with respect thereto.

ARTICLE 5

[Reserved]

ARTICLE 6

Defaults and Remedies

Section 6.01. Events of Default. The following events shall be “Events of Default” with respect to the Notes:

(a)        default in any payment of interest on any Note when due and payable, and the default continues for a period of 30 days;

(b)         default in the payment of principal of any Note when due and payable on the Maturity Date, upon any required repurchase, upon a Redemption, upon declaration of acceleration or otherwise, and the default continues for 2 Business Days;

(c)        failure by the Company to comply with its obligation to exchange the Notes in accordance with this Indenture upon exercise of a Holder’s exchange right and such failure continues for 10 Business Days;

(d)        failure by the Company to issue a Fundamental Change Company Notice in accordance with Section 15.02(c) or (iii) or a Make-Whole Fundamental Change Company Notice in accordance with Section 14.03(b), in each case when due, and such failure continues for 10 Business Days;

(e)        failure by the Company or Pubco to comply with its obligations under Article 11;

(f)         failure by the Company for 60 days after written notice from the Trustee or the Holders of at least 30% in principal amount of the Notes then outstanding has been received by the Company and the Trustee to comply with any of the other agreements of the Company contained in the Notes or this Indenture;

(g)         default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any indebtedness for money borrowed by Pubco, the Company or any Significant Subsidiary or the payment of which is guaranteed by Pubco, the Company or any Significant Subsidiary, other than indebtedness owed to Pubco, the Company or a Significant Subsidiary, whether such indebtedness or guarantee now exists or is created after the Issue Date, if both:

(i)         such default either (x) results from the failure to pay any principal of such indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or (y) relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such indebtedness causing such indebtedness to become due prior to its stated maturity and such indebtedness has not been paid (or such acceleration rescinded) within 30 days of such acceleration; and

(ii)         the principal amount of such indebtedness, together with the principal amount of any other such indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $100 million or more;

(h)        Pubco, the Company or any Significant Subsidiary, pursuant to or within the meaning of Bankruptcy Law:

(i)	commences proceedings to be adjudicated bankrupt or insolvent;

(ii)         consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under applicable Bankruptcy Law;

(iii)          consents to the appointment of a receiver, liquidator, assignee, trustee or other similar official of it or for all or substantially all of its property;

(iv)	makes a general assignment for the benefit of its creditors; or

(v)        admits in writing its inability to pay its debts generally as they become due; or

(i)         a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)         is for relief against Pubco, the Company or any Significant Subsidiary in a proceeding in which Pubco, the Company or any Significant Subsidiary is to be adjudicated bankrupt or insolvent;

(ii)         appoints a receiver, liquidator, assignee, trustee or other similar official of Pubco, the Company or any Significant Subsidiary or for all or substantially all of the property of Pubco, the Company or any Significant Subsidiary; or

(iii) orders the liquidation of Pubco, the Company or any Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02. Acceleration. In case one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 6.01(h) or Section 6.01(i) with respect to the Company), either the Trustee by notice in writing to the Company, or the Holders of at least 30% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Company and the Trustee, may declare 100% of the principal of, and accrued and unpaid interest, if any, on, all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable. If an Event of Default specified in Section 6.01(h) or Section 6.01(i) with respect to the Company occurs and is continuing, 100% of the principal of, and accrued and unpaid interest, if any, on, all Notes shall become and shall automatically be immediately due and payable.

Section 6.03. Additional Interest.

(a) Notwithstanding anything in this Indenture or in the Notes to the contrary, to the extent the Company elects, the sole remedy for an Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(b) shall, after the occurrence of such an Event of Default, consist exclusively of the right to receive Additional Interest on the Notes (subject to Section 4.06(f) and Section 6.03(b)) at a rate equal to:

(i)         0.25% per annum of the principal amount of the Notes outstanding for each day during the period beginning on, and including, the date on which such Event of Default first occurred and ending on the earlier of (x) the date on which such Event of Default is cured or validly waived and (y) the 180th day immediately following, and including, the date on which such Event of Default first occurred; and

(ii)         if such Event of Default has not been cured or validly waived prior to the 181st day immediately following, and including, the date on which such Event of Default first occurred, 0.50% per annum of the principal amount of the Notes outstanding for each day during the period beginning on, and including, the 181st day immediately following, and including, the date on which such Event of Default first occurred and ending on the earlier of (x) the date on which such Event of Default is cured or validly waived and (y) the 360th day immediately following, and including, the date on which such Event of Default first occurred.

(b)         Any Additional Interest payable pursuant to Section 6.03(a) above shall be in addition to any Registration Default Additional Interest that may accrue pursuant to Section 4.06(d). Notwithstanding anything in this Indenture to the contrary, in no event, however, shall Additional Interest accrue on any day (taking into consideration any Additional Interest payable pursuant to Section 6.03(a) above, together with Registration Default Additional Interest payable pursuant to Section 4.06(d)) at a rate in excess of 0.50% per annum, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest.

(c)         If the Company elects to pay Additional Interest pursuant to Section 6.03(a), such Additional Interest shall be payable in the same manner and on the same dates as the stated interest payable on the Notes and will accrue on all Notes then outstanding from, and including, the date on which the Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(b) first occurs to, but not including, the 361st day thereafter (or such earlier date on which such Event of Default is cured or waived by the Holders of a majority in principal amount of the Notes then outstanding). On the 361st day after such Event of Default (if such Event of Default is not cured or waived prior to such 361st day), such Additional Interest will cease to accrue and the Notes will be subject to acceleration as provided in Section 6.02. In the event the Company does not elect to pay Additional Interest following an Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(b) in accordance with this Section 6.03, or the Company has elected to make such payment but does not pay the Additional Interest when due, the Notes shall immediately be subject to acceleration as provided in Section 6.02. For the avoidance of doubt, the provisions of this Section 6.03 shall not affect the rights of Holders in the event of the occurrence of any other Event of Default.

(d)         In order to elect to pay Additional Interest as the sole remedy during thef irst 360 days after the occurrence of an Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(b), the Company must notify all Holders of the Notes, the Trustee and the Paying Agent (if other than the Trustee) in writing of such election on or before the close of business on the date on which such Event of Default first occurs. Upon the Company’s failure to timely give such notice or pay Additional Interest, the Notes shall be immediately subject to acceleration as provided in Section 6.02.

Section 6.04. Payments of Notes on Default; Suit Therefor. If an Event of Default described in clause (a), (b) or (c) of Section 6.01 shall have occurred and the Notes have become due and payable pursuant to Section 6.02, the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal (including the Redemption Price or the Fundamental Change Repurchase Price, if applicable), satisfaction of the Exchange Obligation with respect to all Notes that have been exchanged, and interest, if any, with (to the extent that payment of such interest shall be legally enforceable) interest on any such overdue amounts, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 7.06. If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company under Bankruptcy Law, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company, or the property of the Company, or in the event of any other judicial proceedings relative to the Company, or to the creditors or property of the Company, the Trustee, irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.04, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee under Section 7.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee in respect of claims of the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee under Section 7.06, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of any waiver, rescission or annulment pursuant to Section 6.09 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders, and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders, and the Trustee shall continue as though no such proceeding had been instituted.

Section 6.05. Application of Monies Collected by Trustee. Any monies collected by the Trustee pursuant to this Article 6 with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

FIRST: to the payment of all amounts due the Trustee under Section 7.06;

SECOND: to the payment of the amounts then due and unpaid for principal of, the Redemption Price (if applicable) and the Fundamental Change Repurchase Price (if applicable) of, and/or satisfaction of the Exchange Obligation with respect to all Notes that have been exchanged, and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes; and

THIRD: to the Company.

Section 6.06. Proceedings by Holders. Except to enforce the right to receive payment of principal (including, if applicable, the Redemption Price and the Fundamental Change Repurchase Price) or interest when due, or the right to receive payment and/or delivery of the consideration due upon exchange of any Note, no Holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:

(a)        such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(b)        the Holders of at least 30% in principal amount of the then outstanding Notes have requested the Trustee in writing to pursue the remedy;

(c)        such Holders have offered the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(d)        the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of such security or indemnity; and

(e)        the Holders of a majority in principal amount of the then outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder, it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such use prejudices the rights of another Holder or obtains a preference or priority over another Holder.

Section 6.07. Proceedings by Trustee. In case of an Event of Default, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.08. Remedies Cumulative and Continuing. Except as provided in the last paragraph of Section 2.06, all powers and remedies given by this Article 6 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 6.06, every power and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 6.09. Direction of Proceedings and Waiver of Defaults by Majority of Holders.

(a)        The Holders of a majority of the aggregate principal amount of the Notes at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes; provided, however, that (i) such direction shall not be in conflict with any rule of law or with this Indenture, and (ii) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may refuse to follow any direction that conflicts with any rule of law or with this Indenture, it determines is unduly prejudicial to the rights of any other Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such Holders) or that would involve the Trustee in personal liability.

(b)        The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and rescind any acceleration with respect to the Notes and its consequences hereunder except:

(i)         a default in the payment of the principal (including any Redemption Price and any Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest, if any, on the Notes;

(ii)         a failure by the Company to deliver the consideration due upon exchange of the Notes; or

(iii)         with respect to a Default or Event of Default in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of each affected Holder;

provided that, in the case of the rescission of any acceleration with respect to the Notes, (1) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default (other than the nonpayment of the principal of and interest on the Notes that have become due solely by such declaration of acceleration) have been cured or waived and all amounts owing to the Trustee have been paid.

Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.09, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.10. Notice of Defaults. If a Default occurs and is continuing and is actually known to a Responsible Officer of the Trustee (as provided in Section 7.02(j)), the Trustee shall send to all Holders as the names and addresses of such Holders appear upon the Note Register notice of such Default within 90 days after it occurs or, if it is not actually known to a Responsible Officer of the Trustee at such time, promptly (and in any event within ten (10) Business Days) after it becomes actually known to a Responsible Officer. Except in the case of a Default in the payment of principal of (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) or accrued and unpaid interest, if any, on any Note or a Default in the payment or delivery of the consideration due upon exchange, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

Section 6.11. Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.11 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 25% in principal amount of the Notes at the time outstanding, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (including, but not limited to, the Redemption Price and the Fundamental Change Repurchase Price with respect to the Notes being redeemed or repurchased as provided in this Indenture) or accrued and unpaid interest, if any, on any Note on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the payment or delivery of consideration due upon exchange.

ARTICLE 7

Concerning the Trustee

Section 7.01. Duties and Responsibilities of Trustee.

(a)           Prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred:

(i)         the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)         in the absence of gross negligence, willful misconduct or fraud on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any such certificates and opinions, including mathematical calculations or other facts stated therein).

(b)         In the event an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c)        No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act, its own willful misconduct or its own fraud, except that:

(i)         this subsection shall not be construed to limit the effect of subsection (a) of this Section;

(ii)         the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

(iii)          the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the Holders of not less than a majority of the aggregate principal amount of the Notes at the time outstanding determined as provided in Section 8.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

(iv)         no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d)        Whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 7.01.

Section 7.02. Certain Rights of the Trustee.

(a)         The Trustee may conclusively rely and shall be fully protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b)         any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(c)         the Trustee may consult with counsel of its selection and require an Opinion of Counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d)        the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, at a reasonable time on any Business Day, to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

(e)        the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through duly authorized agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder;

(f)         the permissive rights of the Trustee enumerated herein shall not be construed as duties;

(g)        the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

(h)        the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture;

(i)         in no event shall the Trustee be liable for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(j)         the Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes, unless either (1) a Responsible Officer shall have actual written knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to a Responsible Officer of the Trustee by the Company or by any Holder of the Notes at the Corporate Trust Office of the Trustee;

(k)         the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent (if other than the Trustee) or any records maintained by any co-Note Registrar with respect to the Notes;

(l)         if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless such Responsible Officer of the Trustee had actual knowledge of such event;

(m)         in the absence of written investment direction from the Company, all cash received by the Trustee shall be placed in a non-interest bearing trust account, and in no event shall the Trustee be liable for the selection of investments or for investment losses, fees, taxes or other charges incurred thereon or for losses incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the party directing such investments prior to its maturity date or the failure of the party directing such investment to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Company;

(n)        the rights and protections afforded to the Trustee pursuant to this Article 7 shall also be afforded to the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(o)        subject to this Article 7, if an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability and expense which might be incurred by it in compliance with such request or direction;

(p)         the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(q)        under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Notes; and

(r)        The Company agrees that (i) if reasonably requested by The Bank of New York Mellon in any of its capacities hereunder (for purposes of this paragraph, “Trustee”) and required by FATCA, in relation to a payment made under this Indenture and the Notes issued hereunder, the Company will provide such information if and to the extent that (A) such information is reasonably necessary for the Trustee to determine that it is in compliance with FATCA as relates to the payments made under this Indenture and the Notes issued hereunder and (B) such information is available to the Company using its commercially reasonable efforts, is with regard to the Company and its Subsidiaries and relates to the requirements of FATCA that are actually imposed upon such requesting Trustee; provided, however, that clause (i) shall apply only with respect to payments made with respect to Certificated Notes and the Company shall not have any obligation to provide any such information requested pursuant to clause (i) if unrelated to a payment made with respect to Certificated Notes or if the Company or any of its Subsidiaries is prohibited legally from disclosing such information, and (ii) the Trustee shall be entitled to make any withholding or deduction from payments to the extent necessary to comply with FATCA for which the Trustee shall have no liability and shall have no obligation to gross-up any payment under this Indenture or to pay any additional amount as a result of such FATCA withholding tax.

Section 7.03. No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

Section 7.04. Trustee, Paying Agents, Exchange Agents or Note Registrar May Own Notes. The Trustee, any Paying Agent, any Exchange Agent, the Custodian or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Paying Agent, Exchange Agent, Custodian or Note Registrar.

Section 7.05. Monies To Be Held in Trust. All monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law or as expressly provided herein. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed from time to time by the Company and the Trustee.

Section 7.06. Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee and the Company, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture in any capacity hereunder (including the reasonable compensation and the expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall have been caused by the Trustee’s gross negligence, willful misconduct or fraud, as determined by a final, non-appealable judgment of a court of competent jurisdiction. The Company shall indemnify the Trustee (which for purposes of this Section 7.06 shall include its officers, directors, employees and agents) in any capacity under this Indenture and any other document or transaction entered into in connection herewith and its agents and any authenticating agent for, and to hold them harmless against, any loss, claim, damage, liability or expense (including court costs) incurred without negligence, willful misconduct or fraud (as determined by a final, non-appealable judgment of a court of competent jurisdiction) on the part of the Trustee, its officers, directors, agents or employees, or such agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this Indenture or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim (whether asserted by the Company, a Holder or any other Person) or liability in connection with exercise or performance of any of their powers or duties hereunder or of enforcing this Indenture against the Company (including this Section 7.06). The obligations of the Company under this Section 7.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except, subject to the effect of Section 6.05, funds held in trust herewith for the benefit of the Holders of particular Notes. The Trustee’s right to receive payment of any amounts due under this Section 7.06 shall not be subordinate to any other liability or indebtedness of the Company. The obligations of the Company under this Section 7.06 shall survive the satisfaction and discharge of this Indenture, final payment of the Notes and the earlier resignation or removal of the Trustee. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The indemnification provided in this Section 7.06 shall extend to the officers, directors, agents and employees of the Trustee.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.01(h) or Section 6.01(i) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 7.07. Officer’s Certificate as Evidence. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence, willful misconduct and fraud on the part of the Trustee, as determined by a final, non-appealable judgment of a court of competent jurisdiction, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee, and such Officer’s

Certificate, in the absence of gross negligence, willful misconduct and fraud on the part of the Trustee, as determined by a final, non-appealable judgment of a court of competent jurisdiction, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 7.08. Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act (as if the Trust Indenture Act were applicable hereto) to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section 7.08, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 7.

Section 7.09. Resignation or Removal of Trustee. The Trustee may at any time resign by giving written notice of such resignation to the Company and by mailing notice thereof to the Holders at their addresses as they shall appear on the Note Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation to the Holders, the resigning Trustee may, at the expense of the Company, upon ten Business Days’ notice to the Company and the Holders, petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide holder of a Note or Notes for at least six months may, subject to the provisions of Section 6.11, on behalf of itself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(a)	In case at any time any of the following shall occur:

(i)         the Trustee shall fail to comply with Section 7.13 within a reasonable time after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note or Notes for at least six (6) months;

(ii)         the Trustee shall cease to be eligible in accordance with the provisions of Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(iii)          the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.11, any Holder who has been a bona fide holder of a Note or Notes for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(b)         The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may at any time remove the Trustee and nominate a successor trustee that shall be deemed appointed as successor trustee unless within ten days after notice to the Company of such nomination the Company objects thereto. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after removal of the Trustee by the Holders, the Trustee may, at the expense of the Company, upon ten Business Days’ notice to the Company and the Holders, petition any court of competent jurisdiction for the appointment of a successor trustee.

(c)         Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.09 shall become effective upon (i)  payment of all fees and expenses owing to the Trustee and (ii) acceptance of appointment by the successor trustee as provided in Section 7.10.

Section 7.10. Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 7.09 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the predecessor trustee shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such pursuant to this Indenture, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 7.06.

No successor trustee shall accept appointment as provided in this Section 7.10 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 7.08.

Upon acceptance of appointment by a successor trustee as provided in this Section 7.10, each of the Company and the successor trustee, at the written direction and at the expense of the Company shall send or cause to be sent notice of the succession of such trustee hereunder to the Holders at their addresses as they shall appear on the Note Register. If the Company fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

Section 7.11. Succession by Merger, Etc. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such corporation or other entity shall be eligible under the provisions of Section 7.08.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates of authentication shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of authentication of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Notes in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.12. Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than ten Business Days after the date any Officer actually receives such application, unless any such Officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.

Section 7.13. Conflicting Interests of Trustee. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of this Indenture.

Section 7.14. Limitation on Trustee’s Liability. Except as provided in this Article, in accepting the trusts hereby created, the entities acting as Trustee are acting solely as Trustee hereunder and not in their individual capacity and, except as provided in this Article, all Persons having any claim against the Trustee by reason of the transactions contemplated by this Indenture or any Note shall look only to the Company for payment or satisfaction thereof.

ARTICLE 8

CONCERNING THE HOLDERS

Section 8.01. Action by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage of the aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (i) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (ii) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held, or (iii) by a combination of such instrument or instruments and any such record of such a meeting of Holders. Whenever the Company or the Trustee solicits the taking of any action by the Holders of the Notes, the Company or the Trustee may, but shall not be required to, fix in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date if one is selected shall be not more than fifteen days prior to the date of commencement of solicitation of such action.

Section 8.02. Proof of Execution by Holders. Subject to the provisions of Section 7.01 and Section 7.02, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar.

Section 8.03. Who Are Deemed Absolute Owners. The Company, the Trustee, any authenticating agent, any Paying Agent, any Exchange Agent and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal of and (subject to Section 2.03) accrued and unpaid interest on such Note, for exchange of such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Exchange Agent nor any Note Registrar shall be affected by any notice to the contrary. All such payments or deliveries so made to any Holder, or upon its order, shall be valid, and, to the extent of the sums or shares of Common Stock so paid or delivered, effectual to satisfy and discharge the liability for monies payable or shares deliverable upon any such Note. Notwithstanding anything to the contrary in this Indenture or the Notes following an Event of Default, any holder of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such holder’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of this Indenture.

Section 8.04. Company-Owned Notes Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by the Company or by any Affiliate of the Company shall be disregarded (from both the numerator and the denominator) and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Responsible Officer actually knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the

Trustee the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Company or any Affiliate of the Company. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 7.01, the Trustee shall be entitled to accept such

Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 8.05. Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage of the aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.

ARTICLE 9

[RESERVED]

ARTICLE 10

SUPPLEMENTAL INDENTURES

Section 10.01. Supplemental Indentures Without Consent of Holders.

Notwithstanding Section 10.02, without the consent of any Holder, the Company and the Trustee may amend or supplement this Indenture and the Notes to:

(a) cure any ambiguity, omission, defect or inconsistency in this Indenture or the Notes;

(b)        provide for the assumption by a Successor Company or a Successor Pubco, as the case may be, of the obligations of the Company or Pubco, as applicable, under this Indenture or the Notes in accordance with Article 11;

(c)	add guarantees with respect to the Notes;

(d)	[Reserved];

(e)	secure the Notes;

(f)          add to the covenants or Events of Default that the Board of Directors considers to be for the benefit of the Holders or make changes that would provide additional rights to Holders or surrender any right or power conferred upon the Company;

(g)        make any change that does not adversely affect the rights of any Holder in any material respect, as determined by the Board of Directors and evidenced by a Board Resolution delivered to the Trustee;

(h)        in connection with any Specified Corporate Event, provide that the Notes are exchangeable for Reference Property, subject to Section 14.02, and make certain related changes to the terms of this Indenture and the Notes to the extent expressly required by this Indenture;

(i)          evidence and provide for the acceptance of an appointment under this Indenture of a successor Trustee; provided that the successor Trustee is otherwise qualified and eligible to act as such under the terms of this Indenture as set forth in an Officer’s Certificate;

(j)	provide for the issuance of additional Notes in accordance with Section 2.10(a); or

(k)	to comply with applicable stock exchange rules.

The Trustee is hereby authorized to join with the Company in the execution of any such amendment, supplement or waiver, to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to, but may in its discretion, enter into any amendment, supplement or waiver that adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 10.02. Supplemental Indentures with Consent of Holders. Except as provided above in Section 10.01 and below in this Section 10.02, the Company and the Trustee may from time to time and at any time amend or supplement this Indenture and the Notes with the consent (evidenced as provided in Article 8) of the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding (determined in accordance with Article 8 and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes), and any existing Default or Event of Default (other than (i) a Default or Event of Default in the payment of the principal (including any Redemption Price and any Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest, if any, on the Notes, except a payment default resulting from an acceleration that has been rescinded, and (ii) a Default or Event of Default as a result of a failure by the Company to deliver the consideration due upon exchange of the Notes) or compliance with any provision of this Indenture or the Notes may be waived with the consent (evidenced as provided in Article 8) of the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding (determined in accordance with Article 8 and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes); provided, however, that, without the consent of each Holder of an outstanding Note affected, no such amendment shall:

(a)	reduce the amount of Notes whose Holders must consent to an amendment;

(b)	reduce the rate of or extend the stated time for payment of interest on any

Note;

(c)	reduce the principal of or extend the Maturity Date of any Note;

(d)	reduce the amount of principal payable upon acceleration of the maturity of the Notes;

(e)        impair or adversely affect the right of Holders to exchange Notes or otherwise modify the provisions with respect to exchange, or reduce the Exchange Rate (subject to such modifications as are required under this Indenture);

(f)         reduce the Redemption Price or Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(g)        make any Note payable in a money, or at a place of payment, other than that stated in the Note;

(h)        amend the right of any Holder to institute suit for the enforcement of any payment of principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest, if any, on, and consideration due upon exchange of, its Notes, on or after the respective due dates expressed or provided for in this Indenture; or

(i)         make any change in this Article 10 or in the waiver provisions (including in Section 6.09), in each case, that requires each Holder’s consent.

Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid and subject to Section 10.05, the Trustee shall join with the Company in the execution of such amendment, supplement or waiver unless such amendment, supplement or waiver adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amendment, supplement or waiver.

Holders do not need under this Section 10.02 to approve the particular form of any proposed amendment, supplement or waiver of this Indenture. It shall be sufficient if such Holders approve the substance thereof. After any such amendment, supplement or waiver becomes effective, the Company shall send to the Holders a notice briefly describing such amendment, supplement or waiver. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the amendment, supplement or waiver.

Section 10.03. Effect of Amendment, Supplement and Waiver. Upon the execution of any amendment, supplement or waiver of this Indenture pursuant to the provisions of this Article 10, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such amendment or supplement shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 10.04. Notation on Notes. Notes authenticated and delivered after the execution of any amendment, supplement or waiver to this Indenture pursuant to the provisions of this Article 10 may, at the Company’s expense, bear a notation in form approved by the Trustee as to any matter provided for in such amendment, supplement or waiver. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such amendment, supplement or waiver may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 17.11) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 10.05. Evidence of Compliance of Amendment, Supplement or Waiver To Be Furnished To Trustee. In addition to the documents required by Section 17.06, the Trustee shall receive and may rely on an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any amendment, supplement or waiver to this Indenture executed pursuant hereto complies with the requirements of this Article 10 and is permitted or authorized by this Indenture and is the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

ARTICLE 11

CONSOLIDATION, MERGER AND SALE

Section 11.01. Pubco May Consolidate, Etc. on Certain Terms.

(a) Each of Original Pubco and New Pubco agrees that, at any time when it is Pubco, it shall not engage in any Specified Corporate Event the Reference Property for which includes Common Equity (other than in connection with the Restructuring), unless:

(i)         (1) it is the surviving company or (2) the resulting, surviving or transferee Person (if not it) (the “Successor Pubco”) expressly assumes by a supplemental indenture or a supplemental agreement, as applicable, all of its obligations under this Indenture and the Registration Rights Agreement, as the case may be; and

(ii)         immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture.

Notwithstanding anything to the contrary herein, this Section 11.01 shall not apply to Original Pubco in connection with the Restructuring or at any time after the Restructuring.

(b) Upon any such Specified Corporate Event and upon the assumption by the Successor Pubco, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the obligations of Pubco under this Indenture and the Registration Rights Agreement, such Successor Pubco shall succeed to, and may exercise every right and power of and be substituted for, Original Pubco or New Pubco, as applicable, with the same effect as if it had been named herein as the party of the first part, and Original Pubco or New Pubco, as applicable, shall be discharged from its obligations under the this Indenture.

Section 11.02. Company May Consolidate, Etc. on Certain Terms.

(a)        The Company shall not consolidate with or merge with or into or otherwise combine with another Person, unless:

(i)         (1) the Company is the surviving company or (2) the resulting or surviving Person (if not the Company) (the “Successor Company”) (A) is a corporation, limited partnership, limited liability company or trust organized and existing under the laws of the United States of America, any State thereof, the District of Columbia or the Cayman Islands, and (B) expressly assumes by a supplemental indenture or a supplemental agreement, as applicable, all of the Company’s obligations under the Notes, this Indenture and the Registration Rights Agreement, as the case may be; and

(ii)         immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture.

(b)         Upon any such consolidation, merger or combination and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Notes, the due and punctual delivery and/or payment, as the case may be, of any consideration due upon exchange of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture and the Notes to be performed by the Company, such Successor Company (if not the Company) shall succeed to, and may exercise every right and power of and be substituted for, the Company, with the same effect as if it had been named herein as the party of the first part, and the Company shall be discharged from its obligations under the Notes and this Indenture. Such Successor Company (instead of the Company, if applicable) thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by an Officer of the general partner of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof.

Section 11.03. Opinion of Counsel and Officer’s Certificate To Be Given to Trustee. In connection with any Specified Corporate Event or other merger, consolidation or combination implicated by this Article 11, the Trustee shall not be required to take any action unless the Trustee shall have received an Officer’s Certificate and an Opinion of Counsel, each stating that any such Specified Corporate Event or other merger, consolidation or combination and any such assumption and such supplemental indenture (if any) complies with the provisions of this Article 11 and, if a supplemental indenture is required in connection with such transaction, an Opinion of Counsel, which shall state that the Indenture and (solely in the case of a Successor Company) the Notes, as applicable, constitute legal, valid and binding obligations of any Successor Pubco or any Successor Company, as applicable, subject to customary exceptions.

ARTICLE 12

IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 12.01. Indenture and Notes Solely Company Obligations. No recourse for the payment of the principal of or accrued and unpaid interest on, or the payment or delivery of consideration due upon Exchange of, any Note, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Note, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, partner, employee, agent, Officer or director or Subsidiary, as such, past, present or future, of the Company or of any of its successor entities, either directly or through the Company or any of its successor entities, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

ARTICLE 13

[INTENTIONALLY OMITTED]

ARTICLE 14

EXCHANGE OF NOTES

Section 14.01. Exchange Privilege

(a)       Subject to and upon compliance with the provisions of this Article 14, each Holder of a Note shall have the right, at such Holder’s option, to exchange all or any portion in an Authorized Denomination of such Note:

(i)         subject to satisfaction of the conditions described in Section 14.01(b), at any time prior to the close of business on the Business Day immediately preceding September 15, 2026, under the circumstances and during the periods set forth in Section 14.01(b), but in no event prior to the Initial Exchange Date unless the conditions described in Section 14.01(b)(ii) or Section 14.01(b)(iii) are satisfied; and

(ii)         on or after September 15, 2026, at any time prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date;

in each case, at an initial exchange rate of 7,498.2210 shares of Common Stock (subject to adjustment as provided in Section 14.04 and, if applicable, Section 14.03, the “Exchange Rate”) per $250,000 principal amount of Notes (subject to the settlement provisions of Section 14.02, the “Exchange Obligation”).

(b) (i) Prior to the close of business on the Business Day immediately preceding September 15, 2026, a Holder may surrender all or any portion of its Notes in an Authorized Denomination for exchange at any time during the five Business Day period after any ten consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $250,000 principal amount of Notes, as determined following a request by a Holder of Notes in accordance with the procedures and conditions described below in this subsection (b)(i), for each Trading Day of the Measurement Period was less than 98% of the product of the Last Reported Sale Price per share of Common Stock and the Exchange Rate on each such Trading Day.

(A)	The Bid Solicitation Agent (if other than the Company) shall have no obligation to determine the Trading Price per $250,000 principal amount of the Notes unless the Company has requested such determination, and the Company shall have no obligation to make such request (or, if the Company is acting as Bid Solicitation Agent, the Company shall have no obligation to determine the Trading Price) unless a Holder of at least $5,000,000 principal amount of Notes requests in writing that the Company makes such a determination and provides the Company with reasonable evidence that the Trading Price per $250,000 principal amount of Notes would be less than 98% of the product of the Last Reported Sale Price per share of Common Stock and the Exchange Rate on such Trading Day. At such time, the Company shall instruct the Bid Solicitation Agent (if other than the Company) to determine, or if the Company is acting as Bid Solicitation Agent, the Company shall determine, the Trading Price per $250,000 principal amount of the Notes beginning on the next Trading Day following the receipt of such evidence and on each successive Trading Day until the Trading Price per $250,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price per share of Common Stock and the Exchange Rate on such Trading Day.

(B)	If the Trading Price condition has been met, the Company shall promptly so notify the Holders, the Trustee and the Exchange Agent (if other than the Trustee) in writing. If, at any time after the Trading Price condition has been met, the Trading Price per $250,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price per share of Common Stock and the Exchange Rate on such Trading Day, the Company shall promptly so notify the Holders, the Trustee and the Exchange Agent (if other than the Trustee) in writing.

(C)	If the Company does not, when it is required to, instruct the Bid Solicitation Agent to (or, if the Company is acting as Bid Solicitation Agent, it does not) obtain bids, or if the Company gives such instruction to the Bid Solicitation Agent and the Bid Solicitation Agent fails to make such determination (or, if the Company is acting as Bid Solicitation Agent, it fails to make such determination), then, in either case, the Trading Price per $250,000 principal amount of the Notes shall be deemed to be less than 98% of the product of the Last Reported Sale Price per share of Common Stock and the Exchange Rate on each Trading Day of such failure.

(ii)         If, prior to the close of business on the Business Day immediately preceding September 15, 2026, Pubco elects to:

(A)	issue to all or substantially all holders of Common Stock any rights, options or warrants (other than any issuance pursuant to a shareholder’s rights agreement or rights plan) entitling them, for a period of not more than 60 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of Common Stock, at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance; or

(B)	distribute to all or substantially all holders of Common Stock assets, securities or rights, options or warrants to purchase securities (in each case, other than any distribution pursuant to a shareholder’s rights agreement or rights plan), which distribution has a per share value, as reasonably determined by Pubco, exceeding 10% of the Last Reported Sale Price per share of Common Stock on the Trading Day immediately preceding the date of announcement of such distribution, then, in either case, the Company shall notify all Holders of the Notes, the Trustee and the Exchange Agent (if other than the Trustee) at least 25 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution. Once the Company has given such notice, the Holders may surrender all or any portion of their Notes in an Authorized Denomination for exchange at any time until the earlier of (1) the close of business on the Business Day immediately preceding the Ex-Dividend Date for such issuance or distribution and (2) Pubco’s announcement that such issuance or distribution will not take place.

No Holder may exchange any of its Notes pursuant to this Section 14.01(b)(ii) if such Holder otherwise participates in such issuance or distribution, at the same time and upon the same terms as holders of the Common Stock and as a result of holding Notes, without having to exchange its Notes as if such Holder held a number of shares of Common Stock equal to (x) the applicable Exchange Rate multiplied by (y) the number of Notes in the Authorized Denomination held by such Holder.

(iii) If, prior to the close of business on the Business Day immediately preceding September 15, 2026:

(A)	a transaction or event that constitutes a Fundamental Change occurs;

(B)         a transaction or event that constitutes a Make-Whole Fundamental Change occurs; or

(C)	Pubco is a party to a Specified Corporate Event, excluding any such event that occurs in connection with the Restructuring,

then, in each case, the Holders may surrender all or any portion of their Notes in an Authorized Denomination for exchange at any time from or after the open of business on the Business Day immediately following the day Pubco publicly announces such transaction (even if such transaction has not yet occurred) until the close of business on the 35th Trading Day immediately following the actual effective date of such transaction or, if such transaction constitutes a Fundamental Change (other than a Fundamental Change for which the Company validly invokes the Adequate Cash Exchange Provisions), until the close of business on the Business Day immediately preceding the related Fundamental Change Repurchase Date.

The Company shall notify Holders, the Trustee and the Exchange Agent (if other than the Trustee) in writing of the effective date of any such transaction as promptly as practicable following the date Pubco publicly announces such transaction.

(iv)         Prior to the close of business on the Business Day immediately preceding September 15, 2026, a Holder may surrender all or any portion of its Notes in an Authorized Denomination for exchange at any time during any calendar quarter commencing after the calendar quarter ending on March 31, 2022 (and only during such calendar quarter), if the Last Reported Sale Price per share of Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter is greater than or equal to 115% of the Exchange Price on each applicable Trading Day.

(v)         If the Company calls the Notes for Redemption pursuant to Section 16.01, Holders may exchange any or all of their Notes called for Redemption (and only the Notes called for Redemption) at any time from, and including, the Redemption Notice Date until the close of business on the second Scheduled Trading Day immediately preceding the Redemption Date, or, if the Company fails to pay the Redemption Price, such later date on which the Company pays or duly provides for the Redemption Price.

(c)        Notwithstanding any other provision of the Notes or this Indenture, no Holder of Notes shall be entitled to receive shares of Common Stock upon exchange of such Notes to the extent (but only to the extent) that such receipt would cause a violation of the Ownership Limitations. Any purported delivery of shares of Common Stock upon exchange of Notes shall be void and have no effect to the extent (but only to the extent) that such delivery would result in a violation of the Ownership Limitations. If any delivery of shares of Common Stock owed to a Holder upon exchange of Notes is not made, in whole or in part, as a result of the limitations described in this paragraph, the Company’s obligation to make such delivery shall not be extinguished, and the Company shall deliver such shares as promptly as practicable after the applicable Holder gives notice to the Company and the Company determines that such delivery would not result in a violation of the Ownership Limitations.

Section 14.02. Exchange Procedure; Settlement Upon Exchange.

(a) Subject to this Section 14.02, Section 14.03(b) and Section 14.07(a), upon exchange of any Note, the Company shall, at its election, pay or deliver, as the case may be, to the exchanging Holder, in full satisfaction of its Exchange Obligation, cash (“Cash Settlement”), shares of Common Stock (“Physical Settlement”) or a combination of cash and shares of Common Stock (“Combination Settlement”), as set forth in this Section 14.02.

(i) All exchanges for which the relevant Exchange Date occurs on or after September 15, 2026, and all exchanges occurring after the date of the Company’s issuance of a Notice of Redemption and prior to the close of business on the second Scheduled Trading Day immediately preceding the related Redemption Date, shall be settled using the same Settlement Method (including the same relative proportion of cash and/or shares of Common Stock). Except for any exchanges for which the relevant Exchange Date occurs on or after September 15, 2026, or after the date of the Company’s issuance of a Notice of Redemption and prior to the close of business on the second Scheduled Trading Day immediately preceding the related Redemption Date, the Company shall use the same Settlement Method (including the same relative proportion of cash and/or shares of Common Stock) for all exchanges with the same Exchange Date, but the Company shall not have any obligation to use the same Settlement Method with respect to exchanges with different Exchange Dates.

(ii)         If the Company elects a Settlement Method, the Company shall deliver notice to Holders through the Exchange Agent of such Settlement Method the Company has selected no later than the close of business on the VWAP Trading Day immediately following the related Exchange Date (or (i) in the case of any exchanges for which the relevant Exchange Date occurs on or after September 15, 2026, no later than September 15, 2026 or (ii) in the case of any exchanges occurring after the date of issuance of a Notice of Redemption and prior to the close of business on the second Scheduled Trading Day immediately preceding the related Redemption Date, in such Notice of Redemption). If the Company does not timely elect a Settlement Method, the Company shall no longer have the right to elect Cash Settlement or Combination Settlement with respect to that Exchange Date and the Company shall be deemed to have elected Physical Settlement in respect of its Exchange Obligation. If the Company elects Combination Settlement in respect of any exchange but does not specify in its election a Specified Dollar Amount per $250,000 principal amount of Notes, the Specified Dollar Amount shall be deemed to be $250,000.

(iii)         The cash, shares of Common Stock or combination of cash and shares of Common Stock payable or deliverable by the Company in respect of any exchange of Notes (the “Settlement Amount”) shall be computed by the Company as follows:

(A)         if the Company elects (or is deemed to have elected) to satisfy its Exchange Obligation in respect of such exchange by Physical Settlement, the Company shall deliver to the exchanging Holder in respect of each $250,000 principal amount of Notes being exchanged a number of shares of Common Stock equal to the Exchange Rate on the Exchange Date (plus cash in lieu of any fractional shares of Common Stock deliverable upon exchange);

(B)         if the Company elects to satisfy its Exchange Obligation in respect of such exchange by Cash Settlement, the Company shall pay to the exchanging Holder in respect of each $250,000 principal amount of Notes being exchanged cash in an amount equal to the sum of the Daily Exchange Values for each of the 20 consecutive VWAP Trading Days during the related Observation Period; and

(C) if the Company elects to satisfy its Exchange Obligation in respect of such exchange by Combination Settlement, the Company shall pay or deliver, as the case may be, to the exchanging Holder in respect of each $250,000 principal amount of Notes being exchanged a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 20 consecutive VWAP Trading Days during the related Observation Period (plus cash in lieu of any fractional shares of Common Stock deliverable upon exchange).

If more than one Note shall be surrendered for exchange at any one time by the same Holder, the Exchange Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered.

(iv)         The Company may, prior to September 15, 2026, at its option, irrevocably fix any Settlement Method that it is then permitted to elect hereunder for all exchanges for which the relevant Exchange Date occurs subsequent to such notice, including Combination Settlement with a Specified Dollar Amount per $250,000 principal amount of Notes of $250,000, or with an ability to continue to set a Specified Dollar Amount per $250,000 principal amount of Notes at or above a specific amount set forth in such written notice. Such election must be made by delivering written notice of such election to the Holders, the Trustee and the Exchange Agent. Following such irrevocable election, the Company will not have the right to change the Settlement Method.

(v)         The Daily Settlement Amounts (if applicable) and the Daily Exchange Values (if applicable) shall be determined by the Company promptly following the last VWAP Trading Day of the related Observation Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Exchange Values, as the case may be, and, if applicable, the amount of cash payable in lieu of any fractional shares, the Company shall notify the Trustee and the Exchange Agent (if other than the Trustee) of the Daily Settlement Amounts or the Daily Exchange Values, as the case may be, and, if applicable, the amount of cash payable in lieu of fractional shares. The Trustee and the Exchange Agent (if other than the Trustee) shall have no responsibility for any such determination.

(b)        (i) To exchange a beneficial interest in a Global Note (which exchange is irrevocable), the holder of such beneficial interest must:

(A)         comply with the Applicable Procedures for exchanging a beneficial interest in a Global Note;

(B)         if such exchange occurs prior to the Restructuring, deliver an Exchange Representation Letter duly executed by the holder of such beneficial interest to the Company;

(C)	if required, pay all transfer or similar taxes;

(D)         if required, pay funds equal to any interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(g); and

(E)         if such exchange occurs on or after the effective date of the Restructuring and the holder of such beneficial interest is a resident of Canada or has a present intention to become a resident of Canada, notify the Company and Pubco and represent that such holder is an "accredited investor" as defined in NI 45-106 of the Canadian Securities Administrators and has not been created solely or primarily to use exemptions from the registration and prospectus exemptions under applicable Canadian securities laws, in which case there are hold periods and other restrictions on the ability to resell the shares of Common Stock except under limited exemptions available under applicable Canadian securities laws; and

(ii)	To exchange a Certificated Note, the Holder must:

(A)          complete, manually sign and deliver an irrevocable notice to the Exchange Agent as set forth in the Form of Notice of Exchange (or a facsimile thereof) (a “Notice of Exchange”) and such Note to the

Exchange Agent;

(B)	if required, furnish appropriate endorsements and transfer documents;

(C)        if such exchange occurs prior to the Restructuring, deliver an Exchange Representation Letter duly executed by such Holder to the Company;

(D)	if required, pay all transfer or similar taxes; and

(E)        if required, pay funds equal to any interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(g).

The Trustee (and if different, the Exchange Agent) shall notify the Company of any exchange pursuant to this Article 14 on the Exchange Date for such exchange.

If a Holder has already delivered a Fundamental Change Repurchase Notice with respect to a Note, such Holder may not surrender such Note for exchange until such Holder has validly withdrawn such Fundamental Change Repurchase Notice (or, in the case of a Global Note, has complied with the Applicable Procedures with respect to such a withdrawal) in accordance with the terms of Section 15.03. If a Holder has already delivered a Fundamental Change Repurchase Notice, such Holder’s right to withdraw such notice and exchange the Notes that are subject to repurchase will terminate at the close of business on the Business Day immediately preceding the relevant Fundamental Change Repurchase Date. If the Company has designated a Redemption Date pursuant to Section 16.02, a Holder that complies with the requirements for exchange set forth in this Section 14.02(b)) shall be deemed to have delivered a notice of its election not to have its Notes so redeemed.

(c) A Note shall be deemed to have been exchanged immediately prior to the close of business on the date (the “Exchange Date”) that the Holder has complied with the requirements set forth in Section 14.02(b) above.

Subject to the provisions of Section 14.03(b) and Section 14.07(a), the Company shall pay or deliver, as the case may be, the Settlement Amount due in respect of the Exchange Obligation on:

(i)         the second Business Day immediately following the relevant Exchange Date, if the Company elects (or is deemed to have elected) Physical Settlement; or

(ii)         the second Business Day immediately following the last VWAP Trading Day of the relevant Observation Period, if the Company elects Cash Settlement or Combination Settlement,

provided that with respect to exchanges for which Physical Settlement is applicable and the relevant Exchange Date occurs after the Regular Record Date immediately preceding the Maturity Date, such settlement shall occur on the Maturity Date (or, if the Maturity Date is not a Business Day, on the next succeeding Business Day).

If any shares of Common Stock are due to exchanging Holders, the Company shall cause to be issued, and delivered to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary, as the case may be, for the full number of shares of Common Stock to which such Holder shall be entitled in satisfaction of the Company’s Exchange Obligation; provided that, in the case of any exchange the Exchange Date for which occurs prior to the Restructuring, such shares of Common Stock shall be delivered in certificated or DRS form, and it shall be a condition to the right of the Holder to receive such certificates or DRS registration that it shall have delivered a duly executed Exchange Representation Letter to the Company.

(d) In case any Certificated Note shall be surrendered for partial exchange, in an Authorized Denomination, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder so surrendered a new Note or Notes in an Authorized Denomination in an aggregate principal amount equal to the unexchanged portion of the surrendered Note, without payment of any service charge by the exchanging Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange being different from the name of the Holder of the old Notes surrendered for such exchange.

(e)        If a Holder submits a Note for exchange, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issuance or delivery of any shares of Common Stock upon exchange of such Note, unless the tax is due because the Holder requests such shares of Common Stock to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax.

(f)          Upon the exchange of an interest in a Global Note, the Trustee, or the Custodian of the Global Note at the direction of the Trustee, shall make a notation in the books and records of the Trustee and Depositary as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any exchange of Notes effected through any Exchange Agent other than the Trustee.

(g)         Upon exchange of a Note, the exchanging Holder shall not receive any separate cash payment representing accrued and unpaid interest, if any, except as set forth in the paragraph below. The Company’s payment or delivery, as the case may be, of the Settlement Amount upon exchange of any Note shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but not including, the relevant Exchange Date. As a result, accrued and unpaid interest, if any, to, but not including, the relevant Exchange Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon an exchange of Notes into a combination of cash and shares of Common Stock, accrued and unpaid interest shall be deemed to be paid first out of the cash paid upon such exchange.

Notwithstanding the immediately preceding paragraph, if Notes are exchanged after the close of business on a Regular Record Date for the payment of interest, but prior to the open of business on the immediately following Interest Payment Date, Holders of such Notes at the close of business on such Regular Record Date shall receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the exchange. Notes surrendered for exchange during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so exchanged on the corresponding Interest Payment Date (regardless of whether the exchanging Holder was the Holder of record on the corresponding Regular Record Date); provided that no such payment need be made:

(i)         if the Notes are surrendered for exchange following the Regular Record Date immediately preceding the Maturity Date;

(ii)         if the Notes are subject to Redemption by the Company on a Redemption Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date;

(iii)          if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; or

(iv)         to the extent of any overdue interest, if any overdue interest exists at the time of exchange with respect to such Note.

Therefore, for the avoidance of doubt, all Holders of record on the Regular Record Date immediately preceding the Maturity Date, any Redemption Date as described in clause (ii) above and any Fundamental Change Repurchase Date as described in clause (iii) above shall receive and retain the full interest payment due on the Maturity Date or other applicable Interest Payment Date regardless of whether their Notes have been exchanged following such Regular Record Date.

(h)         Subject to Section 14.02(c), the Person in whose name any shares of Common Stock delivered upon exchange is registered shall become the holder of record of such shares of Common Stock as of the close of business on (i) the relevant Exchange Date if the Company elects (or is deemed to have elected) Physical Settlement or (ii) the last VWAP Trading Day of the relevant Observation Period if the Company elects Combination Settlement. Upon an exchange of Notes, such Person shall no longer be a Holder of such Notes surrendered for exchange; provided that (a) the exchanging Holder shall have the right to receive the Settlement Amount due upon exchange and (b) in the case of an exchange between a Regular Record Date and the corresponding Interest Payment Date, the Holder of record as of the close of business on such Regular Record Date shall have the right to receive the interest payable on such Interest Payment Date, in accordance with Section 14.02(g).

(i)         The Company shall not deliver any fractional shares of Common Stock upon exchange of the Notes and shall instead pay cash in lieu of any fractional shares of Common Stock deliverable upon exchange in an amount based on (i) the Daily VWAP on the relevant Exchange Date if the Company elects (or is deemed to have elected) Physical Settlement or (ii) the Daily VWAP on the last VWAP Trading Day of the relevant Observation Period if the Company elects Combination Settlement. For each Note surrendered for exchange, if the Company has elected Combination Settlement, the full number of shares of Common Stock that shall be delivered upon exchange thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the relevant Observation Period and, if applicable, any fractional shares of Common Stock remaining after such computation shall be paid in cash.

(j)	Subject to applicable securities laws, upon surrender by a Holder of its Notes for exchange, the Company may, at its election (an “Exchange Election”), direct the Exchange Agent to surrender, on or prior to the scheduled Trading Day immediately preceding the first VWAP Trading Day of the applicable Observation Period (or, if the Company has elected Physical Settlement, on or prior to the Business Day immediately following the relevant Exchange Date), such Notes to a financial institution designated by the Company (the “Designated Financial Institution”) for third party exchange in lieu of exchange by the Company. In order to accept any Notes surrendered to the Company for exchange, the Designated Financial Institution must agree to pay and/or deliver, as the case may be, in exchange for such Notes, all of the cash, shares of Common Stock or combination thereof due upon exchange, all as provided in Section 14.02(a) (the “Exchange Consideration”). By the close of business on the scheduled Trading Day immediately preceding the first VWAP Trading Day of the applicable Observation Period (or, if the Company has elected Physical Settlement, by the close of business on the Business Day immediately following the relevant Exchange Date), the Company shall notify the Holder surrendering Notes for exchange that the Company has directed the Designated Financial Institution to make a third party exchange in lieu of an exchange by the Company.

If the Designated Financial Institution accepts any Notes as described above, it will pay and/or deliver, as the case may be, the cash, shares of Common Stock or a combination thereof due upon exchange to such Holder on the second Business Day immediately following the last VWAP Trading Day of the applicable Observation Period (or, if the Company has elected Physical Settlement, on the second Business Day immediately following the relevant Exchange Date; provided that with respect to exchanges for which Physical Settlement is applicable and the relevant Exchange Date occurs after the Regular Record Date immediately preceding the Maturity Date, such settlement shall occur on the Maturity Date (or, if the Maturity Date is not a Business Day, on the next succeeding Business Day)). Any Notes exchanged by the Designated Financial Institution shall remain outstanding. If the Designated Financial Institution agrees to accept any Notes for exchange but does not timely pay and/or deliver the related cash, shares of Common Stock or a combination thereof, as the case may be, or if such Designated Financial Institution does not accept the Notes for exchange, the Company shall exchange the Notes and pay and/or cause to be delivered, as the case may be, the cash, shares of Common Stock or a combination thereof due upon exchange on the second Business Day immediately following the last VWAP Trading Day of the applicable Observation Period (or, if the Company has elected Physical Settlement, on the second Business Day immediately following the relevant Exchange Date) as described in Section 14.02.

The Company’s designation of a Designated Financial Institution does not require such Designated Financial Institution to accept any Notes (unless such Designated Financial Institution has separately made an agreement with the Company). The Company may, but shall not be obligated to, enter into a separate agreement with any Designated Financial Institution that would compensate it for any such transaction.

Section 14.03. Increase in Exchange Rate Upon Exchange in Connection with a Make-Whole Fundamental Change. (a) If the Effective Date of a Make-Whole Fundamental Change occurs prior to the Maturity Date and a Holder elects to exchange its Notes in connection with such Make-Whole Fundamental Change, the Company shall, under the circumstances described below, increase the Exchange Rate for the Notes so surrendered for exchange by a number of additional shares of Common Stock (the “Additional Shares”), as described below. An exchange of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the relevant Exchange Date occurs during the period from the open of business on the Effective Date of the Make-Whole Fundamental Change to the close of business on the Business Day immediately preceding the related Fundamental Change Repurchase Date (or in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for (x) the proviso in clause (b) of the definition thereof or (y) the Adequate Cash Exchange Provisions, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change) (such period, the “Make-Whole Fundamental Change Period”).

(b)         Upon surrender of Notes for exchange in connection with a Make-Whole Fundamental Change, the Company shall, at its option, satisfy its Exchange Obligation by Physical Settlement, Cash Settlement or Combination Settlement in accordance with Section 14.02 (after giving effect to any increase in the Exchange Rate required by this Section 14.03); provided, however, that, if the consideration for the Common Stock in any Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change is composed entirely of cash, for any exchange of Notes following the Effective Date of such Make-Whole Fundamental Change, the Exchange Obligation shall be calculated based solely on the Stock Price for the transaction and shall be deemed to be an amount of cash per $250,000 principal amount of exchanged Notes equal to (i) the Exchange Rate (including any increase to reflect the Additional Shares as described in this Section 14.03), multiplied by (ii) such Stock Price. In such event, the Exchange Obligation shall be determined and paid to Holders in cash on the second Business Day following the Exchange Date. The Company shall notify Holders, the Trustee and the Exchange Agent (if other than the Trustee) in writing of the Effective Date of any Make-Whole Fundamental Change no later than five Business Days after such Effective Date (the “Make-Whole Fundamental Change Company Notice”).

(c)         The number of Additional Shares, if any, by which the Exchange Rate shall be increased shall be determined by reference to the table below, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid (or deemed to be paid) per share of Common Stock in the Make-Whole Fundamental Change. If the holders of the Common Stock receive in exchange for their Common Stock only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices per share of the Common Stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change.

(d)         The Stock Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Exchange Rate is otherwise adjusted. The adjusted Stock Prices shall equal (i) the Stock Prices applicable immediately prior to such adjustment, multiplied by (ii) a fraction, the numerator of which is the Exchange Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Exchange Rate as so adjusted. The number of Additional Shares set forth in the table below shall be adjusted in the same manner and at the same time as the Exchange Rate as set forth in Section 14.04.

(e) The following table sets forth the number of Additional Shares by which the Exchange Rate shall be increased per $250,000 principal amount of Notes pursuant to this Section 14.03 for each Stock Price and Effective Date set forth below:

	Stock Price
	$27.22	$28.50	$30.00	$32.00	$33.34	$37.50	$42.50	$50.00	$60.00	$80.00	$100.00	$125.00	$150.00
Effective Date
December 9, 2021 ........	3139.2647	2862.8049	2577.5391	2250.1992	2059.2322	1580.5351	1169.5861	763.2309	444.1601	151.3194	42.3758	0.9901	0.0000
December 15,
2022.......................	3139.2647	2672.4184	2383.8809	2054.5468	1863.5250	1389.5796	991.1691	610.0089	326.1409	89.3936	15.0365	0.0000	0.0000
December 15,
2023.......................	3139.2647	2441.7032	2144.2387	1806.2621	1611.4037	1134.4854	746.8739	400.2513	173.1147	24.9854	0.0000	0.0000	0.0000
December 15,
2024.......................	3139.2647	2221.4076	1913.3642	1560.3433	1354.2516	834.9601	395.0428	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
December 15,
2025.......................	3139.2647	1912.0712	1610.0438	1274.9157	1085.8935	635.7723	287.0086	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
December 15,
2026.......................	3139.2647	1273.7088	835.1123	314.2790	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Stock Price and/or Effective Date may not be set forth in the table above, in which case:

(i)         if the Stock Price is between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares by which the Exchange Rate shall be increased shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year or 366-day year, as applicable;

(ii)         if the Stock Price is greater than $150.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above), no Additional Shares shall be added to the Exchange Rate; and

(iii)         if the Stock Price is less than $27.22 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above), no Additional Shares shall be added to the Exchange Rate.

Notwithstanding the foregoing, in no event shall the Exchange Rate per $250,000 principal amount of Notes exceed 10,637.4857 shares of Common Stock, subject to adjustment in the same manner as the Exchange Rate pursuant to Section 14.04.

(f) Nothing in this Section 14.03 shall prevent an adjustment to the Exchange Rate pursuant to Section 14.04 in respect of a Make-Whole Fundamental Change.

Section 14.04. Adjustment of Exchange Rate. The Exchange Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Exchange Rate if Holders of the Notes participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 14.04, without having to exchange their Notes, as if they held a number of shares of Common Stock equal to (i) the Exchange Rate, multiplied by (ii) the number of Notes in the Authorized Denomination held by such Holder.

(a)            If Pubco exclusively issues shares of Common Stock as a dividend or distribution on shares of Common Stock, or if Pubco effects a share split or share combination, the Exchange Rate shall be adjusted based on the following formula:

where,

ER0	=	the Exchange Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;

ER1	=	the Exchange Rate in effect immediately after the open of business on such Ex-Dividend Date or effective date, as applicable;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or effective date, as applicable, before giving effect to such dividend, distribution, share split or share combination; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 14.04(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 14.04(a) is declared and results in an adjustment under this Section 14.04(a) but is not so paid or made, the Exchange Rate shall be immediately readjusted, effective as of the date Pubco determines not to pay such dividend or distribution, to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

(b)            If Pubco issues to all or substantially all holders of the Common Stock any rights, options or warrants (other than any issuance pursuant to a shareholder’s rights agreement or rights plan) entitling them, for a period of not more than 60 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Exchange Rate shall be increased based on the following formula:

where,

ER0	=	the Exchange Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;

ER1	=	the Exchange Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock deliverable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices per share of Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 14.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance. To the extent that shares of Common Stock are not delivered after the exercise of such rights, options or warrants, the Exchange Rate shall be decreased to the Exchange Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Exchange Rate shall be decreased, effective as of the date Pubco determines not to issue such rights, options or warrants, to the Exchange Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For purposes of this Section 14.04(b) and Section 14.01(b)(ii)(A), in determining whether any rights, options or warrants entitle the holders of Common Stock to subscribe for or purchase shares of Common Stock at less than such average of the Last Reported Sale Prices per share of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by Pubco for such rights, options or warrants and any amount payable on exercise or exchange thereof, the value of such consideration, if other than cash, to be determined by the Company.

(c)            If Pubco distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding:

(i)         dividends, distributions or issuances (including share splits) described in Section 14.04(a) or Section 14.04(b);

(ii)        dividends or distributions paid exclusively in cash described in Section 14.04(d);

(iii)       except in the case of a Separation Event, any dividend or distribution pursuant to a shareholder’s rights agreement or rights plan (as described in this Section 14.04(c));

(iv)       any dividends and distributions in connection with a Specified Corporate Event described under Section 14.07; and

(v)        Spin-Offs as to which the provisions set forth below in this Section 14.04(c) shall apply;

(any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities of Pubco, the “Distributed Property”), then the Exchange Rate shall be increased based on the following formula:

where,

ER0	=	the Exchange Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

ER1	=	the Exchange Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0	=	the average of the Last Reported Sale Prices per share of Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Company taking into account applicable stock exchange rules) of the Distributed Property so distributed with respect to each outstanding share of Common Stock on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this Section 14.04(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Exchange Rate shall be decreased, effective as of the date Pubco determines not to pay or make such distribution, to be the Exchange Rate that would then be in effect if such distribution had not been declared.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $250,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount and kind of Distributed Property that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Exchange Rate in effect on the Ex-Dividend Date for the distribution.

With respect to an adjustment pursuant to this Section 14.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of Pubco, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Exchange Rate shall be increased based on the following formula:

where,

ER0	=	the Exchange Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

ER1	=	the Exchange Rate in effect immediately after the open of business on the Ex-Dividend Date for such distribution;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of Common Stock (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to the Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices per share of Common Stock over the Valuation Period.

Any adjustment to the Exchange Rate under the preceding paragraph shall be made immediately after the close of business on the last Trading Day of the Valuation Period, but will be given effect as of the open of business on the Ex-Dividend Date for the Spin-Off. Because the Company will make the adjustment to the Exchange Rate at the end of the Valuation Period with retroactive effect, the Company will delay the settlement of any exchange of Notes where the Exchange Date (in the case of Physical Settlement) or the final VWAP Trading Day of the related Observation Period (in the case of Cash Settlement or Combination Settlement) occurs during the Valuation Period. In such event, the Company shall deliver the consideration due upon exchange on the second Business Day immediately following the last Trading Day of the Valuation Period. If such Spin-Off does not occur, the Exchange Rate shall be decreased to be the Exchange Rate that would then be in effect if such dividend or distribution had not been declared, effective as of the date on which Pubco determines not to consummate such Spin-Off.

For purposes of this Section 14.04(c) (and subject in all respects to Section 14.11), rights, options or warrants distributed by Pubco to all holders of the Common Stock entitling them to subscribe for or purchase shares of Pubco’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”):

(i)	are deemed to be transferred with such shares of Common Stock;

(ii)	are not exercisable; and

(iii)	are also issued in respect of future issuances of the Common Stock,

shall be deemed not to have been distributed for purposes of this Section 14.04(c) (and no adjustment to the Exchange Rate under this Section 14.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Exchange Rate shall be made under this Section 14.04(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Exchange Rate under this Section 14.04(c) was made:

(A)          in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Exchange Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Exchange Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and

(B)           in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Exchange Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 14.04(a), Section 14.04(b) and this Section 14.04(c), any dividend or distribution to which this Section 14.04(c) is applicable that also includes one or both of:

(i)            a dividend or distribution of shares of Common Stock to which Section 14.04(a) is applicable (the “Clause A Distribution”); or

(ii)           a dividend or distribution of rights, options or warrants to which Section 14.04(b) is applicable (the “Clause B Distribution”),

then:

(A)          such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 14.04(c) is applicable (the

“Clause C Distribution”) and any Exchange Rate adjustment required by this Section 14.04(c) with respect to such Clause C Distribution shall then be made; and

(B)           the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Exchange Rate adjustment required by Section 14.04(a) and Section 14.04(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or effective date” within the meaning of Section 14.04(a) or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of Section 14.04(b).

(d)            If any cash dividend or distribution is made to all or substantially all holders of the Common Stock, the Exchange Rate shall be increased based on the following formula:

where,

ER0	=	the Exchange Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

ER1	=	the Exchange Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price per share of Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share Pubco distributes to all or substantially all holders of the Common Stock.

Any adjustment made pursuant to this Section 14.04(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Exchange Rate shall be decreased, effective as of the date Pubco determines not to make or pay such dividend or distribution, to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $250,000 principal amount of Notes, at the same time and upon the same terms as holders of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Exchange Rate on the Ex-Dividend Date for such cash dividend or distribution.

(e)            If Pubco or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for the Common Stock (other than an odd-lot tender offer), to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Last Reported Sale Prices per share of Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (such date, the “Expiration Date”), the Exchange Rate shall be increased based on the following formula:

Where,

ER0	=	the Exchange Rate in effect immediately prior to the open of business on the Trading Day next succeeding the Expiration Date;

ER1	=	the Exchange Rate in effect immediately after the open of business on the Trading Day next succeeding the Expiration Date;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Company) paid or payable for shares of Common Stock purchased or exchanged in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the time (the “Expiration Time”) such tender or exchange offer expires (prior to giving effect to the purchase or exchange of all shares accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of shares of Common Stock outstanding immediately after the Expiration Time (after giving effect to the purchase or exchange of all shares accepted for purchase or exchange in such tender or exchange offer); and
SP1	=	the average of the Last Reported Sale Prices per share of Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

Any adjustment to the Exchange Rate under this Section 14.04(e) shall be made at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date, but will be given effect as of the open of business on the Trading Day next succeeding the Expiration Date. Because the Company shall make the adjustment to the Exchange Rate at the end of the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date with retroactive effect, the Company shall delay the settlement of any exchange of Notes where the Exchange Date (in the case of Physical Settlement) or the final VWAP Trading Day of the related Observation Period (in the case of Cash Settlement or Combination Settlement) occurs during the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date. In such event, the Company will deliver the consideration due upon exchange on the second Business Day immediately following the last Trading Day of the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

In the event that Pubco or one of its Subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but Pubco or such

Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all or a portion of such purchases are rescinded, then the Exchange Rate shall again be adjusted to be the Exchange Rate that would then be in effect if such tender offer or exchange offer had not been made or had been made only in respect of the purchases that have been effected.

(f)            If, in connection with the Restructuring, the holders of Common Stock of Original Pubco receive a number of shares of Common Stock of New Pubco at a rate that is other than one share of Common Stock of New Pubco for one share of Common Stock of Original Pubco, the Exchange Rate shall be adjusted based on the following formula:

ER1 = ER0 × N

where,

ER0	=	the Exchange Rate in effect immediately prior to the open of business on the effective date of the Restructuring;

ER1	=	the Exchange Rate in effect immediately after the open of business on the effective date of the Restructuring;

N	=	the number of shares of Common Stock of New Pubco received for each share of Common Stock of Original Pubco in the Restructuring.

Any adjustment made under this Section 14.04(f) shall become effective immediately after the open of business on the effective date of the Restructuring.

(g)         Notwithstanding anything to the contrary in this Section 14.04 or any other provision of this Indenture or the Notes, if an Exchange Rate adjustment becomes effective on any Ex-Dividend Date and a Holder that has exchanged its Notes on or after such Ex-Dividend Date and on or prior to the related Record Date would be treated as the record holder of shares of Common Stock as of the related Exchange Date as described under Section 14.02(h) based on an adjusted Exchange Rate for such Ex-Dividend Date, then, notwithstanding the Exchange Rate adjustment provisions in this Section 14.04, the Exchange Rate adjustment relating to such Ex-Dividend Date shall not be made for such exchanging Holder. Instead, such Holder shall be treated as if such Holder were the record owner of shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(h)         All calculations and other determinations under this Article 14 shall be made by the Company (taking into account applicable stock exchange rules) and all adjustments to the Exchange Rate shall be made to the nearest one-ten thousandth (1/10,000th) of a share of Common Stock. In no event will the Exchange Rate be adjusted such that the Exchange Price shall be less than the par value per share of Common Stock. Notwithstanding anything in this Article 14 to the contrary, the Company shall not be required to adjust the Exchange Rate unless the adjustment would result in a change of at least 1% to the Exchange Rate. However, the Company shall carry forward any adjustment that is less than 1% of the Exchange Rate, take such carried- forward adjustments into account in any subsequent adjustment, and make such carried-forward adjustments, regardless of whether the aggregate adjustment is less than 1%, (i) annually on the anniversary of the Issue Date, (ii) in the case of any Note to which Physical Settlement applies, upon the Exchange Date, (iii) in the case of any Note to which Cash Settlement or Combination Settlement applies, on each VWAP Trading Day of the applicable Observation Period, (iv) on the date of a Notice of Redemption and (v) on the effective date of any Fundamental Change or Make-Whole Fundamental Change.

(i)         In addition to those adjustments required by clauses (a), (b), (c), (d), (e) and (f)   of this Section 14.04, and to the extent permitted by applicable law and subject to the applicable rules of any stock exchange on which the Common Stock may be listed or admitted to trading, the Company from time to time may increase the Exchange Rate by any amount for a period of at least 20 Business Days if the Company determines that such increase would be in the Company’s and/or Pubco’s best interest. In addition, to the extent permitted by applicable law and subject to the applicable rules of any stock exchange on which the Common Stock may be listed or admitted to trading, the Company may also (but is not required to) increase the Exchange Rate to avoid or diminish any income tax to the holders of the Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event. Whenever the Exchange Rate is increased pursuant to either of the preceding two sentences, the Company shall send to the Holder of each Note at its last address appearing on the Note Register a notice of the increase at least 15 days prior to the date the increased Exchange Rate takes effect, and such notice shall state the increased Exchange Rate and the period during which it will be in effect.

(j)          Except as stated herein, the Company shall not adjust the Exchange Rate for the issuance of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities. In addition, notwithstanding anything to the contrary in this Article 14, the Exchange Rate shall not be adjusted:

(i)         upon the issuance of shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on Pubco’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

 (ii)         upon the issuance of shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by Pubco or any of its Subsidiaries (including the Company);

   (iii)        upon the issuance of shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the Notes were first issued;

  (iv)        for ordinary course of business stock repurchases that are not tender or exchange offers referred to in Section 14.04(e), including structured or derivative transactions or pursuant to a repurchase program approved by Pubco;

   (v)        solely for a change in the par value of the Common Stock;

   (vi)       in connection with the Restructuring except as set forth in Section 14.04(f); or

   (vii)      for accrued and unpaid interest, if any.

   (k)          [Reserved]

   (l)           Whenever the Exchange Rate is adjusted as herein provided, the Company shall promptly file with the Trustee (and the Exchange Agent if not the Trustee) an Officer’s Certificate setting forth the Exchange Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Exchange Rate and may assume without inquiry that the last Exchange Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Exchange Rate setting forth the adjusted Exchange Rate and the date on which each adjustment becomes effective and shall send such notice of such adjustment of the Exchange Rate to each Holder at its last address appearing on the Note Register of this Indenture. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(m)          [Reserved]

(n)            For purposes of this Section 14.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of Pubco, so long as Pubco does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of Pubco, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Section 14.05. Adjustments of Prices. Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Exchange Values or the Daily Settlement Amounts over a span of multiple days (including, without limitation, an Observation Period and the period for determining the Stock Price for purposes of a Make-Whole Fundamental Change or a Notice of Redemption), the Company shall make appropriate adjustments, in good faith (taking into account applicable stock exchange rules), to each to account for any adjustment to the Exchange Rate that becomes effective, or any event requiring an adjustment to the Exchange Rate where the Ex-Dividend Date, effective date or Expiration Date of the event occurs at any time during the period when the Last Reported Sale Prices, the Daily VWAPs, the Daily Exchange Values or the Daily Settlement Amounts or Stock Prices are to be calculated.

Section 14.06. Shares To Be Fully Reserved. Pubco shall reserve and provide, free from preemptive rights, out of its authorized but unissued shares, the maximum number of shares of Common Stock exchangeable under the Notes (including the maximum number of Additional Shares that could be included in the Exchange Rate for an exchange in connection with a Make-Whole Fundamental Change).

Section 14.07. Effect of Recapitalizations, Reclassifications and Changes of the Common Stock.

(a)	In the case of:

(i)	any recapitalization, reclassification or change of the Common Stock (other than changes in par value or resulting from a subdivision or combination);

(ii)	any consolidation, merger or other combination involving Pubco; or

(iii)	any sale, lease or other transfer or disposition to a third party of all or substantially all of the consolidated assets of Pubco, taken as a whole; or

(iv)	any statutory share exchange,

in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Specified Corporate Event” and any such stock, other securities, other property or assets (including cash or any combination thereof), “Reference Property” and the amount of Reference Property that a holder of one share of Common Stock immediately prior to such Specified Corporate Event would have been entitled to receive upon the occurrence of such Specified Corporate Event, a “Unit of Reference Property”), then the Company, or the successor or purchasing corporation, as the case may be, will execute with the Trustee, which supplemental indenture shall not require the consent of the Holders, a supplemental indenture providing that, at and after the effective time of the Specified Corporate Event, the right to exchange each $250,000 principal amount of Notes for shares of Common Stock will be changed into a right to exchange such principal amount of Notes for the kind and amount of Reference Property that a holder of a number of shares of Common Stock equal to the Exchange Rate immediately prior to such Specified Corporate Event would have been entitled to receive upon such Specified Corporate Event; provided, however, that at and after the effective time of the Specified Corporate Event:

(A)       the Company shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon exchange of Notes in accordance with Section 14.02; and

(B)       (I) any amount payable in cash upon exchange of the Notes in accordance with Section 14.02 shall continue to be payable in cash, (II) any shares of Common Stock that would have been deliverable upon exchange of the Notes in accordance with Section 14.02 shall instead be deliverable in the Units of Reference Property that a holder of that number of shares of Common Stock would have received in such Specified Corporate Event and (III) the Daily VWAP shall be calculated based on the value of a Unit of Reference Property; provided, however, that if the holders of the Common Stock receive only cash in such Specified Corporate Event, then for all exchanges that occur after the effective date of such Specified Corporate Event (x) the consideration due upon exchange of each $250,000 principal aggregate amount of Notes shall be solely cash in an amount equal to the Exchange Rate in effect on the Exchange Date (as may be increased by any Additional Shares pursuant to Section 14.03), multiplied by the price paid per share of Common Stock in such Specified Corporate Event and (y) the Company shall satisfy the Exchange Obligation by paying such cash to the exchanging Holder on the second Business Day immediately following the Exchange Date.

If the Specified Corporate Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then the Reference Property into which the Notes shall be exchangeable shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of the Common Stock. The Company shall notify Holders, the Trustee and the Exchange Agent (if other than the Trustee) in writing of the weighted average as soon as practicable after such determination.

Such supplemental indenture described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 14. If the Reference Property in respect of any Specified Corporate Event includes shares of stock, other securities or other property or assets (other than cash) (including any combination thereof) of an entity other than Pubco or the Company or the successor or purchasing corporation, as the case may be, in such Specified Corporate Event, then such other entity, if it is party to such Specified Corporate Event, shall also execute such supplemental indenture, and such supplemental indenture shall contain such additional provisions to protect the interests of the Holders, including the right of Holders to require the Company to repurchase their Notes upon a Fundamental Change in accordance with Article 15, as the Company shall reasonably consider necessary by reason of the foregoing.

Notwithstanding anything to the contrary herein, this Section 14.07 shall not apply in the case of the Restructuring.

(b)        In the event the Company shall execute a supplemental indenture pursuant to Section 14.07(a), the Company shall promptly file with the Trustee an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or other assets (including any combination thereof) that will comprise the Reference Property after any such Specified Corporate Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly send notice thereof to all Holders. The Company shall cause notice of the execution of such supplemental indenture to be sent to each Holder, at its address appearing on the Note Register provided for in this Indenture, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c)        If the Notes become exchangeable for Reference Property, the Company shall notify the Trustee in writing.

(d)        The Company and Pubco shall not become a party to any Specified Corporate Event unless its terms are consistent with this Section 14.07. None of the foregoing provisions shall affect the right of a Holder to exchange its Notes into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, as set forth in Section 14.01 and Section 14.02 prior to the effective date of such Specified Corporate Event.

(e)        The above provisions of this Section shall similarly apply to successive Specified Corporate Events.

Section 14.08. Certain Covenants.

(a)        Pubco covenants that all shares of Common Stock delivered upon exchange of Notes shall be duly authorized, fully paid and non-assessable and free from all preemptive or similar rights of any securityholder of Pubco and free from all taxes, liens, charges and adverse claims as the result of any action by Pubco.

(b)       [Reserved]

(c)        The Company and Pubco shall comply with all applicable U.S. federal and state securities laws regulating the offer and delivery of shares of Common Stock upon exchange of the Notes, including that if any shares of Common Stock to be provided for the purpose of exchange of Notes hereunder require registration with or approval of any governmental authority under any U.S. federal or state law before such shares of Common Stock may be validly delivered upon exchange, Pubco shall, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.

(d)        The Company and Pubco further covenant that if at any time the Common Stock shall be listed on any Designated Exchange, Pubco shall list and keep listed, so long as the Common Stock shall be so listed on such Designated Exchange, any Common Stock deliverable upon exchange of the Notes.

Section 14.09. Responsibility of Trustee. The Trustee and any other Exchange Agent shall not at any time be under any duty or responsibility to any Holder to determine the Exchange Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Exchange Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Exchange Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the exchange of any Note; and the Trustee and any other Exchange Agent make no representations with respect thereto. Neither the Trustee nor any Exchange Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of exchange or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Exchange Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 14.07 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the exchange of their Notes after any event referred to in such Section 14.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate (which the Company shall be obligated to furnish to the Trustee prior to the execution of any such supplemental indenture) with respect thereto. Neither the Trustee nor the Exchange Agent shall be responsible for determining whether any event contemplated by Section 14.01(b) has occurred that makes the Notes eligible for exchange or no longer eligible therefor until the Company has delivered to the Trustee and the Exchange Agent the notices referred to in Section 14.01(b) with respect to the commencement or termination of such exchange rights, on which notices the Trustee and the Exchange Agent may conclusively rely, and the Company agrees to deliver such notices to the Trustee and the Exchange Agent immediately after the occurrence of any such event or at such other times as shall be provided for in Section 14.01(b). The parties hereto agree that all notices to the Trustee or the Exchange Agent under this Article 14 shall be in writing.

Section 14.10. Notice to Holders Prior to Certain Actions. In case of any:

(a)        Specified Corporate Event or any consolidation, merger, sale, assignment, lease, conveyance or other transfer or disposition of all or substantially all assets in accordance with Article 11; or

(b)        voluntary or involuntary dissolution, liquidation or winding-up of Pubco or the Company;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Indenture), the Company shall cause to be furnished to the Trustee and the Exchange Agent (if other than the Trustee) and to be sent to each Holder at its address appearing on the Note Register, as promptly as possible but in any event at least 20 days prior to the date on which such Specified Corporate Event, any consolidation, merger, sale, assignment, lease, conveyance or other transfer or disposition of all or substantially all assets in accordance with Article 11, or any dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Specified Corporate Event, consolidation, merger, sale, assignment, lease, conveyance or other transfer or disposition of all or substantially all assets in accordance with Article 11, dissolution, liquidation or winding-up; provided, however, that if on such date, neither the Company nor Pubco has knowledge of such event or the adjusted Exchange Rate cannot be calculated, the Company shall deliver such notice as promptly as practicable upon obtaining knowledge of such event or information sufficient to make such calculation, as the case may be, and in no event later than the effective date of such adjustment. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company, Pubco or one of their respective Subsidiaries, Specified Corporate Event, or any consolidation, merger, sale, assignment, lease, conveyance or other transfer or disposition of all or substantially all assets in accordance with Article 11, dissolution, liquidation or winding-up.

Section 14.11. Stockholder Rights Plans. If Pubco has a shareholder’s rights agreement or rights plan in effect upon exchange of the Notes, Holders that exchange their Notes shall receive, in addition to any shares of Common Stock received in connection with such exchange, the appropriate number of rights under such rights agreement or rights plan, if any, and any certificate representing the shares of Common Stock issued upon such exchange shall bear such legends, if any, in each case as may be provided by the terms of any such rights agreement or rights plan, as the same may be amended from time to time. However, if prior to any exchange, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable shareholder’s rights agreement or rights plan (a “Separation Event”), the Exchange Rate shall be adjusted at the time of separation as if Pubco distributed to all or substantially all holders of the Common Stock, Distributed Property pursuant to Section 14.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

ARTICLE 15

REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 15.01. Intentionally Omitted.

Section 15.02. Repurchase at Option of Holders Upon a Fundamental Change.

(a)             If a Fundamental Change occurs at any time prior to the Maturity Date, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion of the principal thereof that is equal to an Authorized Denomination, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 or more than 35 Business Days following the date of the Fundamental Change Company Notice (subject to extension if required to comply with law), at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but not including, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest to Holders of record as of such Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased pursuant to this Article 15.

(b)            Repurchase of Notes under this Section 15.02 shall be made, at the option of the Holder thereof, upon:

(i)         delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are Certificated Notes, or in compliance with the Applicable Procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case, on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii)         delivery of the Notes, if the Notes are Certificated Notes, to the Paying Agent on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the Applicable Procedures, in each case, such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall state:

(A)       in the case of Certificated Notes, the certificate numbers of the Notes to be delivered for repurchase;

(B)       the portion of the principal amount of Notes to be repurchased, which must be a minimum of $250,000 or an integral multiple of $250,000 in excess thereof; and

(C)       that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;

provided, however, that if the Notes are Global Notes, the Fundamental Change Repurchase Notice must comply with the Applicable Procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 15.02 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 15.03.

If a Holder has already delivered a Fundamental Change Repurchase Notice with respect to a Note, such Holder may not surrender such Note for exchange until such Holder has validly withdrawn such Fundamental Change Repurchase Notice (or, in the case of a Global Note, has complied with the Applicable Procedures with respect to such a withdrawal) in accordance with the terms of Section 15.03.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(c) On or before the 20th Business Day after the occurrence of a Fundamental Change, the Company shall provide to all Holders of Notes and the Trustee and the Paying Agent (if other than the Trustee) a written notice (the “Fundamental Change Company Notice”) of the occurrence of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. Each Fundamental Change Company Notice shall specify:

(i)	the events causing the Fundamental Change;

(ii)	the Effective Date of the Fundamental Change;

(iii)	the last date on which a Holder may exercise the repurchase right pursuant to this Article 15;

(iv)	the Fundamental Change Repurchase Price;

(v)	the Fundamental Change Repurchase Date;

(vi)	the name and address of the Paying Agent and the Exchange Agent;

(vii)	the Exchange Rate and any adjustments to the Exchange Rate;

     (viii)      that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be exchanged only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture (or, in the case of a Global Note, complies with the Applicable Procedures with respect to such a withdrawal);

  (ix)         the procedures that Holders must follow to require the Company to repurchase their Notes; and

(x)	the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes.

At the Company’s written request, the Trustee shall give such notice in the Company’s and Pubco’s names and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company and/or Pubco. In such a case, the Company shall deliver such notice to the Trustee at least two Business Days prior to the date that the notice is required to be given to the Holders (unless a shorter notice period shall be agreed to by the Trustee), together with an Officer’s Certificate requesting that the Trustee give such notice.

Such notice shall be delivered to the Trustee, to the Paying Agent (if other than the Trustee) and to each Holder at its address shown in the Note Register (and to the beneficial owner as required by applicable law) or, in the case of Global Notes, in accordance with the Applicable Procedures.

No failure of the Company and/or Pubco to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.02.

(d)        Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders in connection with a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Certificated Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the Applicable Procedures shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

(e)        Notwithstanding the foregoing, the Company shall not be required to repurchase, or to make an offer to repurchase, the Notes upon a Fundamental Change:

(i)          if a third party makes such an offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Company pursuant to this Article 15 and such third party purchases all Notes properly surrendered and not validly withdrawn under its offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Company on the Fundamental Change Repurchase Date; or

(ii)          pursuant to clause (b) of the definition thereof (or a Fundamental Change pursuant to clause (a) that also results in a Fundamental Change pursuant to clause (b)), if (A) such Fundamental Change results in the Notes becoming exchangeable (pursuant to the provisions described in Section 14.07) into an amount of cash per Note that is greater than (x) the Fundamental Change Repurchase Price (assuming the maximum amount of accrued interest would be payable based on the latest possible Fundamental Change Repurchase Date), plus (y)   to the extent that the 35th Trading Day immediately following the Effective Date of such Fundamental Change is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date, the full amount of interest payable per Note on such Interest Payment Date and (B) the Company provides timely notice of the Holders’ right to exchange their Notes based on such Fundamental Change as described in Section 14.01(b)(iii) (the requirements set forth in clauses (A) and (B) of this Section 15.02(e)(ii), the “Adequate Cash Exchange Provisions”).

Section 15.03. Withdrawal of Fundamental Change Repurchase Notice. A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Paying Agent in accordance with this Section 15.03 at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(a)        the principal amount of the Notes with respect to which such notice of withdrawal is being submitted, which portion must be in an Authorized Denomination,

(b)        if Certificated Notes have been issued, the certificate number of the Notes in respect of which such notice of withdrawal is being submitted, and

(c)        the principal amount, if any, of such Notes that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in an Authorized Denomination;

provided, however, that if the Notes are Global Notes, the withdrawal notice must comply with the Applicable Procedures.

Section 15.04. Deposit of Fundamental Change Repurchase Price. (a) The Company shall deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04) on or prior to 10:00 a.m., New York City time, on the Fundamental Change Repurchase Date an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price. Subject to receipt of funds by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not validly withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date) will be made on the later of (i) the Fundamental Change Repurchase Date with respect to such Note (provided the Holder has satisfied the conditions in Section 15.02) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 15.02, by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.

(b)            If by 10:00 a.m. New York City time, on the Fundamental Change Repurchase Date, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date or any applicable extension thereof, then, with respect to Notes that have been properly surrendered for repurchase and not validly withdrawn:

(i)         such Notes shall cease to be outstanding and interest shall cease to accrue on such Notes on the Fundamental Change Repurchase Date or any applicable extension thereof (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent); and

(ii)         all other rights of the Holders of such Notes will terminate on the Fundamental Change Repurchase Date (other than (x) the right to receive the Fundamental Change Repurchase Price and (y) if the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the related Interest Payment Date, the right of the Holder on such Regular Record Date to receive the accrued and unpaid interest to, but not including, the Fundamental Change Repurchase Date).

(c)        Upon surrender of a Note that is to be repurchased in part pursuant to Section 15.02, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an Authorized Denomination equal in principal amount to the portion of the Note surrendered that is not to be repurchased, without payment of any service charge.

Section 15.05. Covenant to Comply with Applicable Laws Upon Repurchase of Notes. In connection with any repurchase offer, the Company will, if required:

(a)        comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable;

(b)        file a Schedule TO or any other required schedule under the Exchange Act; and

(c)         otherwise comply in all material respects with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes;

in each case, so as to permit the rights and obligations under this Article 15 to be exercised in the time and in the manner specified in this Article 15, subject to extension if required to comply with law. To the extent that any securities laws and regulations conflict with the provisions of this Indenture with respect to the repurchase of Notes, the Company is required to comply with such securities laws and regulations and shall not be deemed to be in breach of this Indenture as a result thereof.

ARTICLE 16

Redemption

Section 16.01. Right of the Company to Redeem the Notes. The Notes shall not be redeemable by the Company prior to the Maturity Date, except as described in this Article 16, and no sinking fund is provided for the Notes.

(a)       The Company may not redeem the Notes at any time before December 15, 2024.

(b)        Subject to the terms of this Article 16, the Company has the right, at its election, to redeem all, or any portion in an Authorized Denomination, of the Notes, for cash equal to the Redemption Price, at any time and from time to time, on a Redemption Date on or after December 15, 2024 and prior to 21st Scheduled Trading Day immediately preceding the Maturity Date, if the Last Reported Sale Price per share of the Common Stock has been at least 130% of the Exchange Price then in effect for at least 20 Trading Days (whether or not consecutive), including the Trading Day immediately preceding the Redemption Notice Date, during any 30 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Redemption Notice Date.

(c)         If the applicable Redemption Date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, the Company will pay, on or prior to such Interest Payment Date, the full amount of accrued and unpaid interest to the Holder as of the close of business of such Regular Record Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date, if such Redemption Date is before such Interest Payment Date) and the Redemption Price shall be equal to 100% of the principal amount of Notes to be redeemed.

Section 16.02. Notice of Redemption.

(a)         To call any Notes for Redemption pursuant to Section 16.01, the Company shall fix a date for Redemption (a “Redemption Date”) and the Company shall or, at its written request received by the Trustee not less than five Business Days prior to the date on which notice is sent to the Holders (or such shorter period of time as may be acceptable to the Trustee), the Trustee shall, in the name of and at the expense of the Company, send or cause to be sent a notice of such Redemption (a “Notice of Redemption”) not less than 30 nor more than 60 Scheduled Trading Days prior to the Redemption Date to each Holder of Notes so to be redeemed at its last address as the same appears on the Note Register; provided, however, that if the Company shall give a Notice of Redemption, it shall also give a written notice of the Redemption Date to the Trustee and the Paying Agent. A Redemption Date must be a Business Day of the Company’s choosing that is no more than sixty (60), nor less than thirty (30), Scheduled Trading Days after the Redemption Notice Date.

(b)         A Notice of Redemption, if delivered in the manner provided herein, shall be conclusively presumed to have been given duly, whether or not the Holder receives such notice. In any case, failure to deliver such Notice of Redemption or any defect in the Notice of Redemption to the Holder of any Note designated for Redemption shall not affect the validity of the proceedings for the Redemption of any other Note.

(c)	Each Notice of Redemption shall specify:

(i)         that the Notes have been called for Redemption, briefly describing the Company’s Redemption rights under this Indenture;

(ii)        the Redemption Date for such Redemption;

(iii)       the Redemption Price per $250,000 principal amount of Notes for such Redemption (and the amount, manner and timing of any interest payment payable pursuant to Section 16.01(c));

(iv)       the place or places where such Notes are to be surrendered for payment of the Redemption Price;

(v)         in case any Note is to be redeemed in part only, the portion of the principal amount thereof to be redeemed and on and after the Redemption Date, upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion thereof shall be issued;

(vi)       that Notes called for Redemption must be delivered to the Paying Agent (in the case of Certificated Notes) or the Applicable Procedures must be complied with (in the case of beneficial interests in Global Notes) for the Holder thereof to be entitled to receive the Redemption Price;

(vii)      that on the Redemption Date, the Redemption Price will become due and payable upon each Note to be redeemed, and that, unless the Company defaults in the payment of the Redemption Price, the interest thereon, if any, shall cease to accrue on and after the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is prior to the Redemption Date to receive interest payable pursuant to Section 16.01(c));

(viii)     that Holders may surrender their Notes called for Redemption for exchange at any time from the date of the Notice of Redemption to the close of business on the second Scheduled Trading Day immediately preceding the Redemption Date or, if the Company fails to pay the Redemption Price, such later date on which the Company pays or duly provides for the Redemption Price;

(ix)         the procedures an exchanging Holder must follow to exchange its Notes called for Redemption and, if the Company chooses to elect a Settlement Method for any such exchanges, the relevant Settlement Method;

(x)        the Exchange Rate and, if applicable, the number of shares of Common Stock added to the Exchange Rate in accordance with Section 14.03; and

(xi)        the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes.

A Notice of Redemption shall be irrevocable. In the case of a Redemption, a Holder may exchange any or all of its Notes called for Redemption at any time from the date of the Notice of Redemption to the close of business on the second Scheduled Trading Day immediately preceding the Redemption Date or, if the Company fails to pay the Redemption Price, such later date on which the Company pays or duly provides for the Redemption Price.

Section 16.03. Payment of Notes Called for Redemption.

(a)        If any Notice of Redemption has been given in respect of the Notes in accordance with Section 16.02, the Notes shall become due and payable on the applicable Redemption Date at the place or places stated in the Notice of Redemption and at the applicable Redemption Price. On presentation and surrender of the Notes at the place or places stated in the Notice of Redemption, the Notes shall be paid and redeemed by the Company at the applicable Redemption Price.

(b)         Prior to 10:00 a.m., New York City time, on any Redemption Date, the Company shall deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04) an amount of cash sufficient to pay the Redemption Price of all of the Notes to be redeemed on such Redemption Date. Subject to receipt of funds by the Paying Agent, payment for the Notes to be redeemed shall be made on the Redemption Date for such Notes. The Trustee (or other Paying Agent appointed by the Company) shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Redemption Price.

Section 16.04. Selection, Exchange and Transfer of Notes to be Redeemed in Part.

If less than all Notes then outstanding are called for Redemption, then:

(a)        the Notes to be redeemed will be selected by the Trustee as follows: (1) in the case of Global Notes, in accordance with the Applicable Procedures; and (2) in the case of Certificated Notes, by lot, pro rata or any other method as the Trustee shall deem fair and appropriate; and

(b)        if only a portion of a Note is subject to Redemption and such Note is exchanged in part, then the exchanged portion of such Note will be deemed to be from the portion of such Note that was subject to the Redemption.

In the event of any Redemption, the Company shall not be required to (x) issue, register the transfer of or exchange of any interest in any Notes during the 15 calendar day period prior to the relevant Redemption Notice Date or (y) register the transfer of or exchange of any interest in any Notes so selected for Redemption, in whole or in part, except the unredeemed portion of any Notes being redeemed in part. For the avoidance of doubt, the preceding sentence shall not be construed as a prohibition on any exchange of the Notes pursuant to Article 14.

Section 16.05. Restrictions on Redemption. The Company may not redeem any Notes on any date if the principal amount of the Notes has been accelerated in accordance with the terms of this Indenture, and such acceleration has not been rescinded, on or prior to the Redemption Date (or, if the Company fails to pay the Redemption Price, such later date on which the Company pays the Redemption Price) (except in the case of an acceleration resulting from a Default by the Company in the payment of the Redemption Price with respect to such Notes).

ARTICLE 17

Miscellaneous Provisions

Section 17.01. Provisions Binding on Company’s and Pubco’s Successors. All the covenants, stipulations, promises and agreements of each of the Company and Pubco contained in this Indenture shall bind its successors and assigns whether so expressed or not.

Section 17.02. Official Acts by Successor Entity. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or Officer of the general partner of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company.

Section 17.03. Addresses for Notices, Etc. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders on the Company shall be in writing (including facsimile and electronic mail in PDF format) and shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is furnished by the Company to the Trustee) as follows: 300 Vesey Street, New York, NY 10282, Attention: Andrew Siegel, E-mail: Andrew.Siegel@galaxydigital.io. Any notice, direction, request or demand hereunder to or upon the Trustee shall be in writing (including facsimile and electronic mail in PDF format) and shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office.

The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication delivered or to be delivered to a Holder of Certificated Notes shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register and shall be sufficiently given to it if so mailed within the time prescribed. Any notice or communication delivered or to be delivered to a Holder of Global Notes shall be delivered in accordance with the Applicable Procedures of the Depositary and shall be sufficiently given to it if so delivered within the time prescribed.

Failure to send a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is sent in the manner provided above, it is duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If a party elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

Section 17.04. Governing Law. THIS INDENTURE AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE AND EACH NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 17.05. Agent for Service. By the execution and delivery of this Indenture, each of the Company and the Original Pubco (i) irrevocably designates and appoints, and acknowledges that it has irrevocably designated and appointed, New Pubco, 300 Vesey Street, New York, NY 10282 as its authorized agent upon which process may be served in any suit, action or proceeding arising out of or relating to the Notes or this Indenture that may be instituted in any United States federal or New York state court in The City of New York or brought under federal or state securities laws or brought by the Trustee (whether in its individual capacity or in its capacity as Trustee hereunder (as applicable)) or, subject to Section 6.06, any Holder of Notes in any United States federal or New York state court in The City of New York and (ii) agrees that service of process upon New Pubco and written notice of said service to the Company or Original Pubco, as applicable, at its principal office and in the manner specified herein, shall be deemed in every respect effective service of process upon the Company or Original Pubco, as applicable, in any such suit, action or proceeding. Each of the Company and Original Pubco further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of New Pubco in full force and effect so long as any of the Notes shall be outstanding or any amounts shall be payable in respect of any Notes.

Section 17.06. Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate and Opinion of Counsel stating that in the opinion of the signor(s), all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; provided, however, that no such Opinion of Counsel shall be delivered with respect to the authentication and delivery of the Notes on the Issue Date or the Company Order delivered in connection therewith.

Each Officer’s Certificate and Opinion of Counsel provided for, by or on behalf of the Company in this Indenture and delivered to the Trustee with respect to compliance with this Indenture (other than the Officer’s Certificates provided for in Section 4.09) shall include (i) a statement that the Person making such certificate has read such covenant or condition; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statement contained in such certificate is based; (iii) a statement that, in the judgment of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed judgment as to whether or not such covenant or condition has been complied with; and (iv) a statement as to whether or not, in the judgment of such Person, such covenant or condition has been complied with.

Notwithstanding anything to the contrary in this Section 17.06, if any provision in this Indenture specifically provides that the Trustee shall or may receive an Opinion of Counsel in connection with any action to be taken by the Trustee or the Company hereunder, the Trustee shall be entitled to such Opinion of Counsel.

Section 17.07. Legal Holidays. If any Interest Payment Date, any Fundamental Change Repurchase Date, any Redemption Date or the Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue in respect of the delay.

Section 17.08. No Security Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 17.09. Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Custodian, any Bid Solicitation Agent, any Exchange Agent, any authenticating agent, any Note Registrar and their successors hereunder or the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 17.10. Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 17.11. Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 10.04 and Section 15.04 as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.08.

Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to all or substantially all the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation or other entity is otherwise eligible under this Section 17.11, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation or other entity.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall mail notice of such appointment to all Holders as the names and addresses of such Holders appear on the Note Register.

The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.

The provisions of Section 7.02, Section 7.03, Section 7.04, Section 7.06, Section 8.03 and this Section 17.11 shall be applicable to any authenticating agent.

If an authenticating agent is appointed pursuant to this Section 17.11, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

_____________________________,

as Authenticating Agent, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Officer

Section 17.12. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. The words “execution”, “signed”, “signature” and words of like import in this Indenture relating to the execution and delivery of this Indenture and any documents to be delivered in connection herewith shall be deemed to include electronic signatures, which shall be of the same legal effect, validity or enforceability as a manually executed signature to the extent and as provided in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 17.13. Severability. In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 17.14. Waiver of Jury Trial; Submission of Jurisdiction. EACH OF THE COMPANY, ORIGINAL PUBCO, NEW PUBCO AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE COMPANY. ORIGINAL PUBCO, NEW PUBCO AND THE TRUSTEE HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE NOTES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS.

Section 17.15. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 17.16. Calculations. Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under the Notes or this Indenture. These calculations include, but are not limited to, determinations of the Stock Price or Trading Price, the Last Reported Sale Prices per share of Common Stock, the Redemption Price, the Fundamental Change Repurchase Price, the Exchange Price, the Daily VWAPs, the Daily Exchange Values, the Daily Settlement Amounts, accrued interest payable on the Notes (including Additional Interest and Registration Default Additional Interest) and the Exchange Rate of the Notes. The Company shall make all these calculations in good faith (taking into account applicable stock exchange rules) and, absent manifest error, such calculations shall be final and binding on Holders of Notes. The Company shall provide a schedule of its calculations to each of the Trustee and the Exchange Agent, and each of the Trustee and Exchange Agent is entitled to rely conclusively upon the accuracy of such calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder of Notes upon the written request of that Holder at the sole cost and expense of the Company. In no event shall the Trustee or the Exchange Agent be charged with knowledge of or have any duty to monitor Stock Price or Observation Period. Neither the Trustee nor the Exchange Agent shall have any liability or responsibility for calculations, information relating to any calculation or determinations of amounts, determining whether events requiring or permitting exchanges have occurred, determining whether any adjustment is required to be made with respect to exchange rights and, if so, how much, or for the delivery of shares of Common Stock.

Section 17.17. U.S.A. Patriot Act. In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, pursuant to Section 326 of the USA PATRIOT Act of the United States (“Applicable Law”), the Trustee is required to obtain, verify, record and up-date certain information relating to individuals and entities which maintain a business relationship with the Trustee. Accordingly, each of the parties agrees to provide to the Trustee, upon its re-quest from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee to comply with the Applicable Law.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

ISSUER:

GALAXY DIGITAL HOLDINGS LP

By:	/s/ Christopher Ferraro
Name: Christopher Ferraro
Title: Authorized Signatory

ORIGINAL PUBCO:

GALAXY DIGITAL HOLDINGS LTD.

By:	/s/ Michael Novogratz
Name: Michael Novogratz
Title: Authorized Signatory

NEW PUBCO:

GALAXY DIGITAL INC.

By:	/s/ Christopher Ferraro
Name: Christopher Ferraro
Title: Authorized Signatory

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Shannon Matthews
Name: Shannon Matthews
Title: Agent

2

Exhibit A

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS NOTE AND THE SHARES OF COMMON STOCK, IF ANY, DELIVERABLE UPON EXCHANGE OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). INTERESTS IN THIS NOTE MAY BE OFFERED, REOFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY TO “QUALIFIED INSTITUTIONAL BUYERS” AS DEFINED IN RULE 144A OF THE SECURITIES ACT THAT ARE “QUALIFIED PURCHASERS” FOR PURPOSES OF SECTION 3(c)(7) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”), IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES, ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER OF AN INTEREST IN THIS NOTE AND EACH SUBSEQUENT HOLDER OF AN INTEREST IN THIS NOTE IS REQUIRED TO NOTIFY ANY PURCHASER OF AN INTEREST IN THIS NOTE OF THE ABOVE TRANSFER RESTRICTIONS AND WILL BE DEEMED TO HAVE MADE THE REPRESENTATIONS OF PURCHASERS SET FORTH IN THE INDENTURE.

Exhibit A-1

EACH PURCHASER (INCLUDING SUBSEQUENT TRANSFEREES) OF THE NOTES (OR A BENEFICIAL INTEREST HEREIN) WILL BE DEEMED TO HAVE REPRESENTED, WARRANTED, ACKNOWLEDGED AND AGREED THAT: (1) THE PURCHASER IS PURCHASING THE NOTES FOR ITS OWN ACCOUNT OR FOR A BENEFICIAL OWNER FOR WHICH SUCH PERSON IS ACTING AS FIDUCIARY OR AGENT WITH COMPLETE INVESTMENT DISCRETION AND WITH AUTHORITY TO BIND SUCH OTHER PERSON (THE PURCHASER, AND EACH SUCH BENEFICIAL OWNER, COLLECTIVELY, THE “PURCHASER”), AND NOT WITH A VIEW TO ANY PUBLIC RESALE OR DISTRIBUTION THEREOF; (2) THE PURCHASER UNDERSTANDS AND ACKNOWLEDGES THAT THE NOTES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OR ANY U.S. STATE OR FOREIGN SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION; NOTWITHSTANDING THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, THE NOTES MAY NOT BE RESOLD OR TRANSFERRED EXCEPT TO INVESTORS THAT ARE QUALIFIED INSTITUTIONAL BUYERS (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) PURSUANT TO RULE 144A THAT ARE ALSO QUALIFIED PURCHASERS (AS DEFINED IN SECTION 2(A)(51) OF THE INVESTMENT COMPANY ACT AND THE RULES PROMULGATED THEREUNDER); (3) THE PURCHASER IS A QUALIFIED INSTITUTIONAL BUYER AND ALSO A QUALIFIED PURCHASER; (4) THE PURCHASER IS NOT A BROKER-DEALER WHICH OWNS AND INVESTS ON A DISCRETIONARY BASIS LESS THAN $25,000,000 IN SECURITIES OF ISSUERS UNAFFILIATED WITH SUCH BROKER-DEALER; (5) THE PURCHASER IS NOT A PARTICIPANT-DIRECTED EMPLOYEE PLAN, SUCH AS A 401(K) PLAN, OR A TRUST HOLDING THE ASSETS OF SUCH A PLAN, UNLESS THE INVESTMENT DECISIONS WITH RESPECT TO SUCH PLAN ARE MADE SOLELY BY THE FIDUCIARY, TRUSTEE OR SPONSOR OF SUCH PLAN; (6) THE PURCHASER AND EACH ACCOUNT FOR WHICH IT IS PURCHASING OR OTHERWISE ACQUIRING THE NOTES (OR BENEFICIAL INTERESTS THEREIN), WILL PURCHASE, HOLD OR TRANSFER AT LEAST $250,000 OF THE NOTES (OR BENEFICIAL INTERESTS THEREIN); (7) THE PURCHASER WAS NOT FORMED, REFORMED OR RECAPITALIZED FOR THE SPECIFIC PURPOSE OF INVESTING IN THE NOTES AND/OR OTHER SECURITIES OF THE COMPANY OR PUBCO (UNLESS ALL OF THE BENEFICIAL OWNERS OF SUCH ENTITY’S SECURITIES ARE BOTH QUALIFIED INSTITUTIONAL BUYERS AND QUALIFIED PURCHASERS); (8) IF THE PURCHASER IS AN INVESTMENT COMPANY EXCEPTED FROM THE INVESTMENT COMPANY ACT PURSUANT TO SECTION 3(C)(1) OR SECTION 3(C)(7) THEREOF AND WAS FORMED ON OR BEFORE APRIL 30, 1996, IT HAS RECEIVED THE CONSENT OF ITS BENEFICIAL OWNERS WHO ACQUIRED THEIR INTERESTS ON OR BEFORE APRIL 30, 1996, WITH RESPECT TO ITS TREATMENT AS A QUALIFIED PURCHASER IN THE MANNER REQUIRED BY SECTION 2(A)(51)(C) OF THE INVESTMENT COMPANY ACT AND THE RULES PROMULGATED THEREUNDER; (9) THE PURCHASER IS NOT A PARTNERSHIP; COMMON TRUST FUND; OR CORPORATION, SPECIAL TRUST, PENSION FUND OR RETIREMENT PLAN, OR OTHER ENTITY, IN WHICH THE PARTNERS, BENEFICIARIES, BENEFICIAL OWNERS, PARTICIPANTS, SHAREHOLDERS OR OTHER EQUITY OWNERS, AS THE CASE MAY BE, MAY DESIGNATE THE PARTICULAR INVESTMENT TO BE MADE, OR THE ALLOCATION THEREOF, UNLESS ALL SUCH PARTNERS, BENEFICIARIES, BENEFICIAL OWNERS, PARTICIPANTS, SHAREHOLDERS OR OTHER EQUITY OWNERS ARE BOTH QUALIFIED INSTITUTIONAL BUYERS AND QUALIFIED PURCHASERS; (10) THE PURCHASER HAS NOT INVESTED MORE THAN 40% OF ITS ASSETS IN THE NOTES (OR BENEFICIAL INTERESTS THEREIN) AND/OR OTHER SECURITIES OF THE COMPANY OR PUBCO AFTER GIVING EFFECT TO THE PURCHASE OF THE NOTES (OR BENEFICIAL INTERESTS THEREIN) (UNLESS ALL OF THE BENEFICIAL OWNERS OF SUCH ENTITY’S SECURITIES ARE BOTH QUALIFIED INSTITUTIONAL BUYERS AND QUALIFIED PURCHASERS); (11) THE PURCHASER AGREES THAT THE COMPANY SHALL BE ENTITLED TO REQUIRE ANY HOLDER OF THE NOTES (OR A BENEFICIAL INTEREST THEREIN) THAT IS DETERMINED NOT TO HAVE BEEN BOTH A QUALIFIED INSTITUTIONAL BUYER AND A QUALIFIED PURCHASER (AND TO HAVE MET THE OTHER REQUIREMENTS SET FORTH IN CLAUSES 1 THROUGH 10 AND CLAUSE 14 OF THIS PARAGRAPH) AT THE TIME OF ACQUISITION OF SUCH NOTES (OR SUCH BENEFICIAL INTEREST) TO SELL SUCH NOTES (OR SUCH BENEFICIAL INTEREST) IN ACCORDANCE WITH THE PROVISIONS DESCRIBED BELOW; (12) THE PURCHASER UNDERSTANDS THAT THE COMPANY MAY RECEIVE A LIST OF THE PARTICIPANTS FROM DTC OR ANY OTHER DEPOSITARY HOLDING BENEFICIAL INTERESTS IN THE NOTES; (13) THE PURCHASER AND EACH PERSON FOR WHICH IT IS ACTING UNDERSTANDS THAT ANY SALE OR TRANSFER OF THE NOTES TO A PERSON THAT DOES NOT COMPLY WITH THE REQUIREMENTS SET FORTH IN CLAUSES 1 THROUGH 10 AND CLAUSE 14 OF THIS PARAGRAPH RELATING TO THE REQUIREMENTS FOR QUALIFIED INSTITUTIONAL BUYERS MAY, AT THE DISCRETION OF THE COMPANY, BE CONSIDERED VOID AND OF NO EFFECT AND THAT ANY SALE OR TRANSFER TO A PERSON THAT DOES NOT COMPLY WITH THE REQUIREMENTS SET FORTH IN CLAUSES 1 THROUGH 10 AND CLAUSE 14 OF THIS PARAGRAPH RELATING TO THE REQUIREMENTS FOR QUALIFIED PURCHASERS WILL BE VOID AND OF NO EFFECT; AND (14) THE PURCHASER AGREES ON ITS OWN BEHALF AND ON BEHALF OF AN INVESTOR ACCOUNT FOR WHICH IT IS PURCHASING THE NOTES, AND EACH SUBSEQUENT HOLDER OF THE NOTES BY ITS ACCEPTANCE THEREOF WILL AGREE, TO OFFER, REOFFER, SELL OR OTHERWISE TRANSFER SUCH NOTES ONLY (I) TO AN INVESTOR WHO IS BOTH A QUALIFIED INSTITUTIONAL BUYER AND A QUALIFIED PURCHASER (AND MEETS THE OTHER REQUIREMENTS SET FORTH HEREIN), AND (II) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES, ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION, SUBJECT IN EACH CASE TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL.

Exhibit A-2

IF ANY PERSON ACQUIRING A NOTE (OR A BENEFICIAL INTEREST THEREIN) IS NOT A QUALIFIED INSTITUTIONAL BUYER (OR FAILS TO MEET THE OTHER REQUIREMENTS SET FORTH HEREIN) AT THE TIME OF ACQUISITION THEREOF, THE COMPANY MAY REGARD THE TRANSACTION AS NULL AND VOID AND OF NO EFFECT. IF ANY PERSON ACQUIRING A NOTE (OR A BENEFICIAL INTEREST THEREIN) IS NOT A QUALIFIED PURCHASER AT THE TIME OF ACQUISITION THEREOF, THE TRANSACTION WILL BE NULL AND VOID AND OF NO EFFECT. IF THE PURCHASER OR ANY SUBSEQUENT PURCHASER OR TRANSFEREE OF A NOTE (OR A BENEFICIAL INTEREST THEREIN) IS DETERMINED NOT TO HAVE BEEN A QUALIFIED INSTITUTIONAL BUYER AND A QUALIFIED PURCHASER (AND TO HAVE MET THE OTHER REQUIREMENTS SET FORTH ABOVE) AT THE TIME IT ACQUIRED SUCH NOTES (OR SUCH BENEFICIAL INTEREST), THE COMPANY MAY COMPEL SUCH PERSON TO SELL OR TRANSFER, AS APPLICABLE, SUCH NOTES (OR SUCH BENEFICIAL INTEREST) WITHIN 30 DAYS AFTER NOTICE OF THE SALE REQUIREMENT IS GIVEN TO A PERSON THAT IS (I) A QUALIFIED INSTITUTIONAL BUYER AND (II) A QUALIFIED PURCHASER (AND MEETS THE OTHER REQUIREMENTS SET FORTH HEREIN). IF SUCH HOLDER (OR BENEFICIAL OWNER) FAILS TO EFFECT THE SALE OR TRANSFER, AS APPLICABLE, WITHIN SUCH 30-DAY PERIOD, THE COMPANY HAS THE RIGHT, WITHOUT FURTHER NOTICE TO SUCH HOLDER, TO COMPEL SUCH HOLDER TO SELL OR TRANSFER, AS APPLICABLE, SUCH NOTES (OR SUCH BENEFICIAL INTEREST) TO A PURCHASER SELECTED BY THE COMPANY THAT MEETS THE REQUIREMENTS SET FORTH HEREIN ON SUCH REASONABLE TERMS AS THE COMPANY MAY CHOOSE. THE COMPANY MAY SELECT THE PURCHASER BY SOLICITING ONE OR MORE BIDS FROM ONE OR MORE BROKERS OR OTHER MARKET PROFESSIONALS THAT REGULARLY DEAL IN SECURITIES SIMILAR TO THE NOTES, AND SELLING SUCH NOTES TO THE HIGHEST SUCH BIDDER. HOWEVER, THE COMPANY MAY SELECT A PURCHASER BY ANY OTHER MEANS DETERMINED BY THE COMPANY IN ITS SOLE REASONABLE DISCRETION.

IN CANADA, UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE LATER OF: (I) THE ISSUE DATE AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.

Exhibit A-3

GALAXY DIGITAL HOLDINGS LP

3.00% Exchangeable Senior Note due 2026

No. A-[__]	[Initially][1] $[________]

CUSIP No. 36317G AA4

Galaxy Digital Holdings LP, an exempted limited partnership formed under the laws of the Cayman Islands (the “Company,” which term includes any successor company or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.]2 [__________]3, or registered assigns, the principal amount [as set forth in the “Schedule of Exchanges of Notes” attached hereto]4 [of $[____]]5 or such other amount as reflected on the books and records of the Trustee and the Depositary, on December 15, 2026 and interest thereon as set forth below.

This Note shall bear interest at the rate of 3.00% per year from December 9, 2021 or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until December 15, 2026, unless earlier exchanged, redeemed or repurchased. Accrued interest on this Note shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for a partial month, on the basis of the number of days actually elapsed in a 30-day month. Interest is payable semi-annually in arrears on each June 15 and December 15, commencing on June 15, 2022, to Holders of record at the close of business on the preceding June 1 and December 1 (whether or not such day is a Business Day), respectively. Additional Interest will be payable as set forth in Section 4.06(d) and Section 6.03 of the within-mentioned Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of such Section 4.06(d) or Section 6.03, and any express mention of the payment of Additional Interest in any provision therein and herein shall not be construed as excluding Additional Interest in those provisions thereof and hereof where such express mention is not made.

Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Notes from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election in accordance with Section 2.03(c) of the Indenture.

1Include if a global note.

2Include if a global note.

3Include if a certificated note.

4Include if a global note.

5Include if a certificated note.

Exhibit A-4

The Company shall pay the principal of and interest on this Note, so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) upon presentation thereof at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Note Registrar in respect of the Notes and its agency in the continental United States as a place where Notes may be presented for payment or for registration of transfer.

Upon exchange of any Note, the Company shall, at its election, pay or deliver, as the case may be, cash, shares of Common Stock, or a combination of cash and shares of Common Stock.

Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

Exhibit A-5

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

GALAXY DIGITAL HOLDINGS LP

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

The Bank of New York Mellon, as Trustee,

certifies that this is one of the Notes described

in the within-named Indenture.

By:
Authorized Signatory

Exhibit A-6

[FORM OF REVERSE OF NOTE]

GALAXY DIGITAL HOLDINGS LP 3.00% Exchangeable Senior Note due 2026

This Note is one of a duly authorized issue of Notes of the Company, designated as its 3.00% Exchangeable Senior Notes due 2026 (the “Notes”), limited to the aggregate principal amount of $500,000,000 all issued under and pursuant to an Indenture dated as of December 9, 2021 (the “Indenture”), among the Company, Original Pubco, New Pubco and The Bank of New York Mellon, as trustee (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Exchange Agent, the Company and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture. The Notes represent the aggregate principal amount of outstanding Notes from time to time endorsed hereon and the aggregate principal amount of outstanding Notes represented hereby may from time to time be increased or reduced to reflect repurchases, cancellations, exchanges for cash, shares of Common Stock or a combination thereof, transfers or exchanges permitted by the Indenture.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 30% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture. In the case certain Events of Default relating to a bankruptcy (or similar proceeding) with respect to the Company shall have occurred, the principal of, and interest on, all Notes shall automatically become immediately due and payable, as set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Redemption Price on a Redemption Date and the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. Upon exchange of any Note, the Company shall, at its election, pay or deliver, as the case may be, cash, shares of Common Stock or a combination of cash and shares of Common Stock.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

Exhibit A-7

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal (including the Redemption Price and Fundamental Change Repurchase Price, if applicable) of or the consideration due upon exchange for, as the case may be, and accrued and unpaid interest on this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.

The Notes are issuable in registered form without coupons in minimum denominations of $250,000 principal amount and integral multiples of $250,000 in excess thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

The Notes are not subject to redemption through the operation of any sinking fund. Under certain circumstances specified in the Indenture, the Notes will be subject to redemption by the Company at the Redemption Price.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $250,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, to exchange any Notes or portion thereof that is $250,000 or an integral multiple of $250,000 in excess thereof at the Exchange Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

In addition to the rights provided to Holders of Notes under the Indenture, Holders shall have all the rights set forth in the Registration Rights Agreement.

Terms used in this Note and defined in the Indenture are used herein as therein defined.

Exhibit A-8

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

Exhibit A-9

SCHEDULE A6

SCHEDULE OF EXCHANGES OF NOTES

Galaxy Digital Holdings LP

3.00% Exchangeable Senior Notes due 2026

The initial principal amount of this Global Note is [__________] DOLLARS ($[________]). The following increases or decreases in this Global Note have been made:

	Amount of			Signature of
	decrease in	Amount of	Principal Amount of	authorized
	Principal Amount	increase in	this Global Note	signatory of
Date of	of this Global	Principal Amount	following such	Trustee or
Exchange	Note	of this Global Note	decrease or increase	Custodian

6Include if a global note.

Exhibit A-10

ATTACHMENT 1

[FORM OF NOTICE OF EXCHANGE]

To:	The Bank of New York Mellon, as Exchange Agent
240 Greenwich Street, New York, New York 10286

RE:	Galaxy Digital Holdings LP 3.00% Exchangeable Senior Notes due 2026

The undersigned registered owner of this Note hereby exercises the option to exchange this Note, or the portion hereof (that is $250,000 principal amount or an integral multiple of $250,000 in excess thereof) below designated, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any shares of Common Stock deliverable upon such exchange, together with any cash payable for any fractional share, and any Notes representing any unexchanged principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below.

If any shares of Common Stock or any portion of this Note not exchanged are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 14.02(d) and Section 14.02(e) of the Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note.

Either (1) the undersigned is not a resident of Canada and has no present intention to become a resident of Canada or (2) the undersigned is an "accredited investor" as defined in NI 45-106 of the Canadian Securities Administrators and has not been created solely or primarily to use exemptions from the registration and prospectus exemptions under applicable Canadian securities laws, in which case there are hold periods and other restrictions on the undersigned’s ability to resell the shares of Common Stock except under limited exemptions available under applicable Canadian securities laws.

In the case of Certificated Notes, the certificate numbers of the Notes to be exchanged are as set forth below: __________________________

Dated:

Signature(s)

Signature Guarantee

Exhibit A-11

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be delivered, or Notes are to be delivered, other than to and in the name of the registered holder.

Fill in for registration of shares of Common Stock if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code) Please print name and address

Principal amount to be exchanged (if less than all): $______,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer
Identification Number

Exhibit A-12

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To: Galaxy Digital Holdings LP

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Galaxy Digital Holdings LP (the “Company”) as to the occurrence of a

Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 15.02 of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $250,000 principal amount or an integral multiple of $250,000 in excess thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date.

In the case of Certificated Notes, the certificate numbers of the Notes to be repurchased are as set forth below: __________________________

Dated:

Signature(s)

Social Security or Other Taxpayer
Identification Number

Principal amount to be repurchased (if less than all): $______,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Exhibit A-13

Exhibit B

[FORM OF INVESTOR REPRESENTATION LETTER]

Galaxy Digital Holdings LP

300 Vesey Street

New York, NY 10282

Attention: Andrew Siegel

E-mail: Andrew.Siegel@galaxydigital.io

The Bank of New York Mellon

240 Greenwich Street

New York, New York 10286

Ladies and Gentlemen:

The undersigned is delivering this letter to you in connection with the Purchaser’s (as defined below) purchase of the 3.00% Exchangeable Senior Notes due 2026 (the “Notes”) of Galaxy Digital Holdings LP (the “Company”), which are issued pursuant to an indenture (the “Indenture”), dated as of December 9, 2021, by and among the Company, Galaxy Digital Holdings Ltd., Galaxy Digital Inc. and The Bank of New York Mellon, as trustee (the “Trustee”). Capitalized terms used and not otherwise defined herein are defined in the Indenture.

The undersigned represents warrants and covenants to you as follows:

1.           The purchaser is purchasing the Notes for its own account or for a beneficial owner for which such Person is acting as fiduciary or agent with complete investment discretion and with authority to bind such other Person (the purchaser, and each such beneficial owner, collectively, the “Purchaser”), and not with a view to any public resale or distribution thereof.

2.           The Purchaser understands and acknowledges that the Notes have not been and will not be registered under the Securities Act or any U.S. state or foreign securities laws, nor have they been qualified by a prospectus in Canada, and may not be offered, sold or otherwise transferred except pursuant to an exemption from registration. Notwithstanding the availability of an exemption from the registration requirements under the Securities Act, the Notes may not be resold or transferred except to investors who are Qualified Institutional Buyers and who are also Qualified Purchasers.

3.	The Purchaser is a Qualified Institutional Buyer and also a Qualified

Purchaser.

4.           The Purchaser is not a broker-dealer which owns and invests on a discretionary basis less than $25,000,000 in securities of issuers unaffiliated with such broker-dealer.

Exhibit B-1

5.           The Purchaser is not a participant-directed employee plan, such as a 401(k) plan, or a trust holding the assets of such a plan, unless the investment decisions with respect to such plan are made solely by the fiduciary, trustee or sponsor of such plan.

6.           The Purchaser and each account for which it is purchasing or otherwise acquiring the Notes (or beneficial interests therein), will purchase, hold or transfer at least $250,000 of the Notes (or beneficial interests therein).

7.           The Purchaser was not formed, reformed or recapitalized for the specific purpose of investing in the Notes and/or other securities of the Company or Pubco (unless all of the beneficial owners of such Purchaser’s securities are both Qualified Institutional

Buyers and Qualified Purchasers).

8.           If the Purchaser is an investment company excepted from the Investment Company Act pursuant to Section 3(c)(1) or Section 3(c)(7) thereof and was formed on or before April 30, 1996, it has received the consent of its beneficial owners who acquired their interests on or before April 30, 1996, with respect to its treatment as a Qualified Purchaser in the manner required by Section 2(a)(51)(C) of the Investment Company Act and the rules promulgated thereunder.

9.           The Purchaser is not a partnership; common trust fund; or corporation, special trust, pension fund or retirement plan, or other entity, in which the partners, beneficiaries, beneficial owners, participants, shareholders or other equity owners, as the case may be, may designate the particular investment to be made, or the allocation thereof, unless all such partners, beneficiaries, beneficial owners, participants, shareholders or other equity owners are both Qualified Institutional Buyers and Qualified Purchasers.

10.           The Purchaser has not invested more than 40% of its assets in the Notes (or beneficial interests therein) and/or other securities of the Company or Pubco after giving effect to the purchase of the Notes (or beneficial interests therein) (unless all of the beneficial owners of such Purchaser’s securities are both Qualified Institutional Buyers and Qualified Purchasers).

11.          The Purchaser agrees that the Company shall be entitled to require any Holder of the Notes (or a beneficial interest therein) that is determined not to have been both a Qualified Institutional Buyer and a Qualified Purchaser (and to have met the other requirements set forth in paragraphs 1 through 10 and paragraph 14 of this Investor Representation Letter) at the time of acquisition of such Notes (or such beneficial interest) to sell such Notes (or such beneficial interest) in accordance with the provisions described in the third paragraph of the legend below.

12.           The Purchaser understands that the Company may receive a list of participants holding positions in the Notes from the Depositary or any other depositary holding beneficial interests in the Notes.

Exhibit B-2

13.          The Purchaser and each person for which it is acting understands that any sale or transfer to a Person that does not comply with the requirements set forth in paragraphs 1 through 10 and paragraph 14 of this Investor Representation Letter relating to the requirements for Qualified Institutional Buyers may, at the Company’s discretion, be considered void and of no effect and that any sale or transfer to a Person that does not comply with the requirements set forth in paragraphs 1 through 10 and paragraph 14 of this Investor Representation Letter relating to the requirements for Qualified Purchasers will be void and of no effect.

14.          The Purchaser agrees on its own behalf and on behalf of any investor account for which it is purchasing the Notes, and each subsequent Holder of the Notes by its acceptance thereof will agree, to offer, reoffer, sell or otherwise transfer such Notes only (i) to an investor that is both a Qualified Institutional Buyer and a Qualified Purchaser (and that has met the other requirements set forth in paragraphs 1 through 10 and paragraph 14 of this Investor Representation Letter), and (ii) in accordance with all applicable securities laws of the United States, any state of the United States and any other applicable jurisdiction, subject in each case to any requirement of law that the disposition of its property or the property of such investor account or accounts be at all times within its or their control. Such Purchaser acknowledges that the Global Notes and any Certificated Notes will bear a legend to the following effect:

THIS NOTE AND THE SHARES OF COMMON STOCK, IF ANY, DELIVERABLE UPON EXCHANGE OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). INTERESTS IN THIS NOTE MAY BE OFFERED, REOFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY TO “QUALIFIED INSTITUTIONAL BUYERS” AS DEFINED IN RULE 144A OF THE SECURITIES ACT THAT ARE “QUALIFIED PURCHASERS” FOR PURPOSES OF SECTION 3(c)(7) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”), IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES, ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER OF AN INTEREST IN THIS NOTE AND EACH SUBSEQUENT HOLDER OF AN INTEREST IN THIS NOTE IS REQUIRED TO NOTIFY ANY PURCHASER OF AN INTEREST IN THIS NOTE OF THE ABOVE TRANSFER RESTRICTIONS AND WILL BE DEEMED TO HAVE MADE THE REPRESENTATIONS OF PURCHASERS SET FORTH IN THE INDENTURE.

Exhibit B-3

EACH PURCHASER (INCLUDING SUBSEQUENT TRANSFEREES) OF THE NOTES (OR A BENEFICIAL INTEREST HEREIN) WILL BE DEEMED TO HAVE REPRESENTED, WARRANTED, ACKNOWLEDGED AND AGREED THAT: (1) THE PURCHASER IS PURCHASING THE NOTES FOR ITS OWN ACCOUNT OR FOR A BENEFICIAL OWNER FOR WHICH SUCH PERSON IS ACTING AS FIDUCIARY OR AGENT WITH COMPLETE INVESTMENT DISCRETION AND WITH AUTHORITY TO BIND SUCH OTHER PERSON (THE PURCHASER, AND EACH SUCH BENEFICIAL OWNER, COLLECTIVELY, THE “PURCHASER”), AND NOT WITH A VIEW TO ANY PUBLIC RESALE OR DISTRIBUTION THEREOF; (2) THE PURCHASER UNDERSTANDS AND ACKNOWLEDGES THAT THE NOTES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OR ANY U.S. STATE OR FOREIGN SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION; NOTWITHSTANDING THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, THE NOTES MAY NOT BE RESOLD OR TRANSFERRED EXCEPT TO INVESTORS THAT ARE QUALIFIED INSTITUTIONAL BUYERS (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) PURSUANT TO RULE 144A THAT ARE ALSO QUALIFIED PURCHASERS (AS DEFINED IN SECTION 2(A)(51) OF THE INVESTMENT COMPANY ACT AND THE RULES PROMULGATED THEREUNDER); (3) THE PURCHASER IS A QUALIFIED INSTITUTIONAL BUYER AND ALSO A QUALIFIED PURCHASER; (4) THE PURCHASER IS NOT A BROKER-DEALER WHICH OWNS AND INVESTS ON A DISCRETIONARY BASIS LESS THAN $25,000,000 IN SECURITIES OF ISSUERS UNAFFILIATED WITH SUCH BROKER-DEALER; (5) THE PURCHASER IS NOT A PARTICIPANT-DIRECTED EMPLOYEE PLAN, SUCH AS A 401(K) PLAN, OR A TRUST HOLDING THE ASSETS OF SUCH A PLAN, UNLESS THE INVESTMENT DECISIONS WITH RESPECT TO SUCH PLAN ARE MADE SOLELY BY THE FIDUCIARY, TRUSTEE OR SPONSOR OF SUCH PLAN; (6) THE PURCHASER AND EACH ACCOUNT FOR WHICH IT IS PURCHASING OR OTHERWISE ACQUIRING THE NOTES (OR BENEFICIAL INTERESTS THEREIN), WILL PURCHASE, HOLD OR TRANSFER AT LEAST $250,000 OF THE NOTES (OR BENEFICIAL INTERESTS THEREIN); (7) THE PURCHASER WAS NOT FORMED, REFORMED OR RECAPITALIZED FOR THE SPECIFIC PURPOSE OF INVESTING IN THE NOTES AND/OR OTHER SECURITIES OF THE COMPANY OR PUBCO (UNLESS ALL OF THE BENEFICIAL OWNERS OF SUCH ENTITY’S SECURITIES ARE BOTH QUALIFIED INSTITUTIONAL BUYERS AND QUALIFIED PURCHASERS); (8) IF THE PURCHASER IS AN INVESTMENT COMPANY EXCEPTED FROM THE INVESTMENT COMPANY ACT PURSUANT TO SECTION 3(C)(1) OR SECTION 3(C)(7) THEREOF AND WAS FORMED ON OR BEFORE APRIL 30, 1996, IT HAS RECEIVED THE CONSENT OF ITS BENEFICIAL OWNERS WHO ACQUIRED THEIR INTERESTS ON OR BEFORE APRIL 30, 1996, WITH RESPECT TO ITS TREATMENT AS A QUALIFIED PURCHASER IN THE MANNER REQUIRED BY SECTION 2(A)(51)(C) OF THE INVESTMENT COMPANY ACT AND THE RULES PROMULGATED THEREUNDER; (9) THE PURCHASER IS NOT A PARTNERSHIP; COMMON TRUST FUND; OR CORPORATION, SPECIAL TRUST, PENSION FUND OR RETIREMENT PLAN, OR OTHER ENTITY, IN WHICH THE PARTNERS, BENEFICIARIES, BENEFICIAL OWNERS, PARTICIPANTS, SHAREHOLDERS OR OTHER EQUITY OWNERS, AS THE CASE MAY BE, MAY DESIGNATE THE PARTICULAR INVESTMENT TO BE MADE, OR THE ALLOCATION THEREOF, UNLESS ALL SUCH PARTNERS, BENEFICIARIES, BENEFICIAL OWNERS, PARTICIPANTS, SHAREHOLDERS OR OTHER EQUITY OWNERS ARE BOTH QUALIFIED INSTITUTIONAL BUYERS AND QUALIFIED PURCHASERS; (10) THE PURCHASER HAS NOT INVESTED MORE THAN 40% OF ITS ASSETS IN THE NOTES (OR BENEFICIAL INTERESTS THEREIN) AND/OR OTHER SECURITIES OF THE COMPANY OR PUBCO AFTER GIVING EFFECT TO THE PURCHASE OF THE NOTES (OR BENEFICIAL INTERESTS THEREIN) (UNLESS ALL OF THE BENEFICIAL OWNERS OF SUCH ENTITY’S SECURITIES ARE BOTH QUALIFIED INSTITUTIONAL BUYERS AND QUALIFIED PURCHASERS); (11) THE PURCHASER AGREES THAT THE COMPANY SHALL BE ENTITLED TO REQUIRE ANY HOLDER OF THE NOTES (OR A BENEFICIAL INTEREST THEREIN) THAT IS DETERMINED NOT TO HAVE BEEN BOTH A QUALIFIED INSTITUTIONAL BUYER AND A QUALIFIED PURCHASER (AND TO HAVE MET THE OTHER REQUIREMENTS SET FORTH IN CLAUSES 1 THROUGH 10 AND CLAUSE 14 OF THIS PARAGRAPH) AT THE TIME OF ACQUISITION OF SUCH NOTES (OR SUCH BENEFICIAL INTEREST) TO SELL SUCH NOTES (OR SUCH BENEFICIAL INTEREST) IN ACCORDANCE WITH THE PROVISIONS DESCRIBED BELOW; (12) THE PURCHASER UNDERSTANDS THAT THE COMPANY MAY RECEIVE A LIST OF THE PARTICIPANTS FROM DTC OR ANY OTHER DEPOSITARY HOLDING BENEFICIAL INTERESTS IN THE NOTES; (13) THE PURCHASER AND EACH PERSON FOR WHICH IT IS ACTING UNDERSTANDS THAT ANY SALE OR TRANSFER OF THE NOTES TO A PERSON THAT DOES NOT COMPLY WITH THE REQUIREMENTS SET FORTH IN CLAUSES 1 THROUGH 10 AND CLAUSE 14 OF THIS PARAGRAPH RELATING TO THE REQUIREMENTS FOR QUALIFIED INSTITUTIONAL BUYERS MAY, AT THE DISCRETION OF THE COMPANY, BE CONSIDERED VOID AND OF NO EFFECT AND THAT ANY SALE OR TRANSFER TO A PERSON THAT DOES NOT COMPLY WITH THE REQUIREMENTS SET FORTH IN CLAUSES 1 THROUGH 10 AND CLAUSE 14 OF THIS PARAGRAPH RELATING TO THE REQUIREMENTS FOR QUALIFIED PURCHASERS WILL BE VOID AND OF NO EFFECT; AND (14) THE PURCHASER AGREES ON ITS OWN BEHALF AND ON BEHALF OF AN INVESTOR ACCOUNT FOR WHICH IT IS PURCHASING THE NOTES, AND EACH SUBSEQUENT HOLDER OF THE NOTES BY ITS ACCEPTANCE THEREOF WILL AGREE, TO OFFER, REOFFER, SELL OR OTHERWISE TRANSFER SUCH NOTES ONLY (I) TO AN INVESTOR WHO IS BOTH A QUALIFIED INSTITUTIONAL BUYER AND A QUALIFIED PURCHASER (AND MEETS THE OTHER REQUIREMENTS SET FORTH HEREIN), AND (II) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES, ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION, SUBJECT IN EACH CASE TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL.

Exhibit B-4

IF ANY PERSON ACQUIRING A NOTE (OR A BENEFICIAL INTEREST THEREIN) IS NOT A QUALIFIED INSTITUTIONAL BUYER (OR FAILS TO MEET THE OTHER REQUIREMENTS SET FORTH HEREIN) AT THE TIME OF ACQUISITION THEREOF, THE COMPANY MAY REGARD THE TRANSACTION AS NULL AND VOID AND OF NO EFFECT. IF ANY PERSON ACQUIRING A NOTE (OR A BENEFICIAL INTEREST THEREIN) IS NOT A QUALIFIED PURCHASER AT THE TIME OF ACQUISITION THEREOF, THE TRANSACTION WILL BE NULL AND VOID AND OF NO EFFECT. IF THE PURCHASER OR ANY SUBSEQUENT PURCHASER OR TRANSFEREE OF A NOTE (OR A BENEFICIAL INTEREST THEREIN) IS DETERMINED NOT TO HAVE BEEN A QUALIFIED INSTITUTIONAL BUYER AND A QUALIFIED PURCHASER (AND TO HAVE MET THE OTHER REQUIREMENTS SET FORTH ABOVE) AT THE TIME IT ACQUIRED SUCH NOTES (OR SUCH BENEFICIAL INTEREST), THE COMPANY MAY COMPEL SUCH PERSON TO SELL OR TRANSFER, AS APPLICABLE, SUCH NOTES (OR SUCH BENEFICIAL INTEREST) WITHIN 30 DAYS AFTER NOTICE OF THE SALE REQUIREMENT IS GIVEN TO A PERSON THAT IS (I) A QUALIFIED INSTITUTIONAL BUYER AND (II) A QUALIFIED PURCHASER (AND MEETS THE OTHER REQUIREMENTS SET FORTH HEREIN). IF SUCH HOLDER (OR BENEFICIAL OWNER) FAILS TO EFFECT THE SALE OR TRANSFER, AS APPLICABLE, WITHIN SUCH 30-DAY PERIOD, THE COMPANY HAS THE RIGHT, WITHOUT FURTHER NOTICE TO SUCH HOLDER, TO COMPEL SUCH HOLDER TO SELL OR TRANSFER, AS APPLICABLE, SUCH NOTES (OR SUCH BENEFICIAL INTEREST) TO A PURCHASER SELECTED BY THE COMPANY THAT MEETS THE REQUIREMENTS SET FORTH HEREIN ON SUCH REASONABLE TERMS AS THE COMPANY MAY CHOOSE. THE COMPANY MAY SELECT THE PURCHASER BY SOLICITING ONE OR MORE BIDS FROM ONE OR MORE BROKERS OR OTHER MARKET PROFESSIONALS THAT REGULARLY DEAL IN SECURITIES SIMILAR TO THE NOTES, AND SELLING SUCH NOTES TO THE HIGHEST SUCH BIDDER. HOWEVER, THE COMPANY MAY SELECT A PURCHASER BY ANY OTHER MEANS DETERMINED BY THE COMPANY IN ITS SOLE REASONABLE DISCRETION.

IN CANADA, UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE LATER OF: (I) THE ISSUE DATE AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.

Exhibit B-5

15. The Holder is not acquiring the Notes with a view to any resale, distribution or other disposition of the Notes, or the shares of Common Stock delivered upon exchange of the Notes, in violation of Canadian securities laws or as part of any transaction or series of transactions that is part of a plan or scheme to avoid the prospectus requirements in connection with a distribution to a person or company in Canada, and either: (1) the Holder is not a resident of Canada and has no present intention to become a resident of Canada and the purchase by and sale to the Holder of the Notes, and any act, solicitation, conduct or negotiation directly or indirectly in furtherance of such purchase or sale has occurred only in a jurisdiction outside Canada, or (2) the Holder has notified the Company and Pubco that it is an "accredited investor" as defined in NI 45-106 of the Canadian Securities Administrators and has not been created solely or primarily to use exemptions from the registration and prospectus exemptions under applicable Canadian securities laws, in which case there are hold periods and other restrictions on the ability to resell the Notes except under limited exemptions available under applicable Canadian securities laws.

Investors are strongly urged to have these representations and agreements reviewed by their counsel prior to making any decision to invest in the Notes.

Exhibit B-6

This Investor Representation Letter shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts or choice of laws.

Dated:

Very truly yours

(Purchaser)

By:
Name:
Title:

Telephone:

Address:

Exhibit B-7

Exhibit C

[FORM OF EXCHANGE REPRESENTATION LETTER]

Galaxy Digital Holdings LP

300 Vesey Street

New York, NY 10282

Attention: Andrew Siegel

E-mail: Andrew.Siegel@galaxydigital.io

Galaxy Digital Holdings Ltd.

300 Vesey Street

New York, NY 10282

Attention: Andrew Siegel

E-mail: Andrew.Siegel@galaxydigital.io

Ladies and Gentlemen:

The undersigned is delivering this Exchange Representation Letter to you in connection with the exercise of its right to exchange 3.00% Exchangeable Senior Notes due 2026 (the “Notes”) of Galaxy Digital Holdings LP (the “Company”), which are issued pursuant to an indenture (the “Indenture”), dated as of December 9, 2021, by and among the Company, Galaxy Digital Holdings Ltd. (“Pubco”), Galaxy Digital Inc. and The Bank of New York Mellon, as trustee (the “Trustee”), and receive ordinary shares (the “Shares”) of Pubco and/or cash based on the value of the Shares. Capitalized terms used and not otherwise defined herein are defined in the Indenture.

The undersigned represents and warrants to you that it is a Qualified Institutional Buyer and also a Qualified Purchaser. In addition, if the Settlement Amount will include Shares, the undersigned represents, warrants and covenants to you as follows:

1.            The undersigned is acquiring the Shares for its own account or for a beneficial owner for which such Person is acting as fiduciary or agent with complete investment discretion and with authority to bind such other Person (the undersigned, and each such beneficial owner, collectively, the “Holder”), and not with a view to any public resale or distribution thereof.

2.            The Holder understands and acknowledges that the Shares have not been and will not be registered under the Securities Act or any U.S. state or foreign securities laws, nor have they been qualified by a prospectus in Canada, and may not be offered, sold or otherwise transferred except pursuant to an exemption from registration. Notwithstanding the availability of an exemption from the registration requirements under the Securities Act, the Holder acknowledges and agrees that the Shares may not be resold or transferred except (a) to an investor that is both a Qualified Institutional Buyer and a Qualified Purchaser and that delivers a representation letter in substantially the form attached hereto as Annex 1 for an aggregate purchase price for a given investor of at least $250,000 or (b) in an Offshore Transaction in compliance with Rule 904 under the Securities Act if, after giving effect thereto, such transferred Shares do not constitute “restricted securities” for purposes of Rule 144 under the Securities Act (a “Permitted Offshore Transaction”). Each of the Company and Pubco has the right to require an opinion of counsel in form and substance satisfactory to it and its transfer agent as a condition to any transfer of the Shares.

Exhibit C-1

3.            The Holder is not a broker-dealer which owns and invests on a discretionary basis less than $25,000,000 in securities of issuers unaffiliated with such broker-dealer.

4.            The Holder is not a participant-directed employee plan, such as a 401(k) plan, or a trust holding the assets of such a plan, unless the investment decisions with respect to such plan are made solely by the fiduciary, trustee or sponsor of such plan.

5.            The Holder and each account for which it is acquiring the Shares will transfer the Shares only for a minimum aggregate purchase price to a given investor of at least $250,000 (or the equivalent thereof in another currency).

6.            The Holder was not formed, reformed or recapitalized for the specific purpose of investing in the Notes and/or other securities of the Company or Pubco (unless all of the beneficial owners of such Holder’s securities are both Qualified Institutional Buyers and Qualified Purchasers).

7.            If the Holder is an investment company excepted from the Investment Company Act pursuant to Section 3(c)(1) or Section 3(c)(7) thereof and was formed on or before April 30, 1996, it has received the consent of its beneficial owners who acquired their interests on or before April 30, 1996, with respect to its treatment as a Qualified Purchaser in the manner required by Section 2(a)(51)(C) of the Investment Company Act and the rules promulgated thereunder.

8.            The Holder is not a partnership; common trust fund; or corporation, special trust, pension fund or retirement plan, or other entity, in which the partners, beneficiaries, beneficial owners, participants, shareholders or other equity owners, as the case may be, may designate the particular investment to be made, or the allocation thereof, unless all such partners, beneficiaries, beneficial owners, participants, shareholders or other equity owners are both Qualified Institutional Buyers and Qualified Purchasers.

9.            The Holder has not invested more than 40% of its assets in the Shares and/or other securities of the Company or Pubco after giving effect to the acquisition of the Shares (unless all of the beneficial owners of such Holder’s securities are both Qualified Institutional Buyers and Qualified Purchasers).

10.          The Holder agrees that Pubco shall be entitled to require any Holder of the Shares that is determined not to have been both a Qualified Institutional Buyer and a Qualified Purchaser (and to have met the other requirements set forth in paragraphs 1 through 10 and paragraph 12 of this Exchange Representation Letter) at the time of acquisition of such Shares (other than in a Permitted Offshore Transaction) to sell such Shares in accordance with the provisions described in the legend below.

Exhibit C-2

11.          The Holder and each person for which it is acting understands that any acquisition of the Shares by a Person that does not comply with the requirements set forth in paragraphs 1 through 10 and paragraph 12 of this Exchange Representation Letter relating to the requirements for Qualified Institutional Buyers may, at Pubco’s discretion, be considered void and of no effect and that any acquisition of the Shares by a Person that does not comply with the requirements set forth in paragraphs 1 through 10 and paragraph 12 of this Exchange Representation Letter relating to the requirements for Qualified Purchasers will be void and of no effect.

12.          The Holder agrees on its own behalf and on behalf of any investor account for which it is acquiring the Shares, and each subsequent Holder of the Shares by its acceptance thereof will agree, to offer, reoffer, sell or otherwise transfer such Shares only (a) to an investor that is both a Qualified Institutional Buyer and a Qualified Purchaser and that delivers a representation letter in substantially the form attached hereto as Annex 1 for an aggregate purchase price for a given investor of at least $250,000 or (b) in an Offshore Transaction in compliance with Rule 904 under the Securities Act if, after giving effect thereto, such transferred Shares do not constitute “restricted securities” for purposes of Rule 144 under the Securities Act. Such Holder acknowledges that the Shares will bear a legend to the following effect:

THE ORDINARY SHARES REPRESENTED BY THIS CERTIFICATE (THE “SHARES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE SHARES MAY NOT BE OFFERED, REOFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED AT ANY TIME EXCEPT:

(A) TO AN INVESTOR THAT IS BOTH A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT AND A “QUALIFIED PURCHASER” FOR PURPOSES OF SECTION 3(c)(7) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”), AND THAT DELIVERS TO THE ISSUER A REPRESENTATION LETTER CONTAINING SUBSTANTIALLY THE REPRESENTATIONS SET FORTH IN THIS LEGEND, FOR AN AGGREGATE PURCHASE PRICE FOR A GIVEN INVESTOR OF AT LEAST $250,000 (OR THE EQUIVALENT THEREOF IN ANOTHER CURRENCY); OR

(B) IN AN “OFFSHORE TRANSACTION” AS DEFINED IN RULE 902 UNDER THE SECURITIES ACT IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT IF, AFTER GIVING EFFECT TO SUCH OFFSHORE TRANSACTION, SUCH TRANSFERRED SHARES DO NOT CONSTITUTE “RESTRICTED SECURITIES” FOR PURPOSES OF RULE 144 UNDER THE SECURITIES ACT (A “PERMITTED OFFSHORE TRANSACTION”).

Exhibit C-3

THE ISSUER RESERVES THE RIGHT TO REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO IT AS A CONDITION TO ANY TRANSFER OF THE SHARES PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

EACH HOLDER OF AN INTEREST IN THE SHARES AND EACH SUBSEQUENT HOLDER OF AN INTEREST THEREIN IS REQUIRED TO NOTIFY ANY PURCHASER THEREOF OF THE ABOVE TRANSFER RESTRICTIONS.

EACH HOLDER (INCLUDING SUBSEQUENT TRANSFEREES) OF THE SHARES THAT ACQUIRES THEM (OTHER THAN IN A PERMITTED OFFSHORE TRANSACTION) WILL BE DEEMED TO HAVE REPRESENTED, WARRANTED, ACKNOWLEDGED AND AGREED THAT: (1) THE HOLDER IS ACQUIRING THE SHARES FOR ITS OWN ACCOUNT OR FOR A BENEFICIAL OWNER FOR WHICH SUCH PERSON IS ACTING AS FIDUCIARY OR AGENT WITH COMPLETE INVESTMENT DISCRETION AND WITH AUTHORITY TO BIND SUCH OTHER PERSON (THE HOLDER, AND EACH SUCH BENEFICIAL OWNER, COLLECTIVELY, THE “HOLDER”), AND NOT WITH A VIEW TO ANY PUBLIC RESALE OR DISTRIBUTION THEREOF; (2) THE HOLDER UNDERSTANDS AND ACKNOWLEDGES THAT THE SHARES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OR ANY U.S. STATE OR FOREIGN SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION; NOTWITHSTANDING THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, THE SHARES MAY NOT BE RESOLD OR TRANSFERRED EXCEPT (A) TO INVESTORS THAT ARE QUALIFIED INSTITUTIONAL BUYERS (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) PURSUANT TO RULE 144A THAT ARE ALSO QUALIFIED PURCHASERS (AS DEFINED IN SECTION 2(A)(51) OF THE INVESTMENT COMPANY ACT AND THE RULES PROMULGATED THEREUNDER) FOR A PURCHASE PRICE FOR A GIVEN INVESTOR OF AT LEAST $250,000 (OR THE EQUIVALENT IN ANOTHER CURRENCY) OR (B) IN AN “OFFSHORE TRANSACTION” AS DEFINED IN RULE 902 UNDER THE SECURITIES ACT IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT IF, AFTER GIVING EFFECT TO SUCH OFFSHORE TRANSACTION, SUCH TRANSFERRED SHARES DO NOT CONSTITUTE “RESTRICTED SECURITIES” FOR PURPOSES OF RULE 144 UNDER THE SECURITIES ACT; (3) THE HOLDER IS A QUALIFIED INSTITUTIONAL BUYER AND ALSO A QUALIFIED PURCHASER; (4) THE HOLDER IS NOT A BROKER-DEALER WHICH OWNS AND INVESTS ON A DISCRETIONARY BASIS LESS THAN $25,000,000 IN SECURITIES OF ISSUERS UNAFFILIATED WITH SUCH BROKER-DEALER; (5) THE HOLDER IS NOT A PARTICIPANT-DIRECTED EMPLOYEE PLAN, SUCH AS A 401(K) PLAN, OR A TRUST HOLDING THE ASSETS OF SUCH A PLAN, UNLESS THE INVESTMENT DECISIONS WITH RESPECT TO SUCH PLAN ARE MADE SOLELY BY THE FIDUCIARY, TRUSTEE OR SPONSOR OF SUCH PLAN; (6)  THE HOLDER AND EACH ACCOUNT FOR WHICH IT IS ACQUIRING THE SHARES WILL TRANSFER THE SHARES ONLY FOR A MINIMUM AGGREGATE PURCHASE PRICE TO A GIVEN INVESTOR OF AT LEAST $250,000 (OR THE EQUIVALENT THEREOF IN ANOTHER CURRENCY); (7)  THE HOLDER WAS NOT FORMED, REFORMED OR RECAPITALIZED FOR THE SPECIFIC PURPOSE OF INVESTING IN THE SHARES AND/OR OTHER SECURITIES OF THE ISSUER OR ITS AFFILIATES (UNLESS ALL OF THE BENEFICIAL OWNERS OF SUCH ENTITY’S SECURITIES ARE BOTH QUALIFIED INSTITUTIONAL BUYERS AND QUALIFIED PURCHASERS); (8) IF THE HOLDER IS AN INVESTMENT COMPANY EXCEPTED FROM THE INVESTMENT COMPANY ACT PURSUANT TO SECTION 3(C)(1) OR SECTION 3(C)(7) THEREOF AND WAS FORMED ON OR BEFORE APRIL 30, 1996, IT HAS RECEIVED THE CONSENT OF ITS BENEFICIAL OWNERS WHO ACQUIRED THEIR INTERESTS ON OR BEFORE APRIL 30, 1996, WITH RESPECT TO ITS TREATMENT AS A QUALIFIED PURCHASER IN THE MANNER REQUIRED BY SECTION 2(A)(51)(C) OF THE INVESTMENT COMPANY ACT AND THE RULES PROMULGATED THEREUNDER; (9) THE HOLDER IS NOT A PARTNERSHIP; COMMON TRUST FUND; OR CORPORATION, SPECIAL TRUST, PENSION FUND OR RETIREMENT PLAN, OR OTHER ENTITY, IN WHICH THE PARTNERS, BENEFICIARIES, BENEFICIAL OWNERS, PARTICIPANTS, SHAREHOLDERS OR OTHER EQUITY OWNERS, AS THE CASE MAY BE, MAY DESIGNATE THE PARTICULAR INVESTMENT TO BE MADE, OR THE ALLOCATION THEREOF, UNLESS ALL SUCH PARTNERS, BENEFICIARIES, BENEFICIAL OWNERS, PARTICIPANTS, SHAREHOLDERS OR OTHER EQUITY OWNERS ARE BOTH QUALIFIED INSTITUTIONAL BUYERS AND QUALIFIED PURCHASERS; (10) THE HOLDER HAS NOT INVESTED MORE THAN 40% OF ITS ASSETS IN THE SHARES AND/OR OTHER SECURITIES OF THE ISSUER OR ITS AFFILIATES AFTER GIVING EFFECT TO THE ACQUISITION OF THE SHARES (UNLESS ALL OF THE BENEFICIAL OWNERS OF SUCH ENTITY’S SECURITIES ARE BOTH QUALIFIED INSTITUTIONAL BUYERS AND QUALIFIED PURCHASERS); (11) THE HOLDER AGREES THAT THE ISSUER SHALL BE ENTITLED TO REQUIRE ANY HOLDER OF THE SHARES THAT IS DETERMINED NOT TO HAVE BEEN BOTH A QUALIFIED INSTITUTIONAL BUYER AND A QUALIFIED PURCHASER (AND TO HAVE MET THE OTHER REQUIREMENTS SET FORTH IN CLAUSES 1 THROUGH 10 AND CLAUSE 13 OF THIS PARAGRAPH) AT THE TIME OF ACQUISITION OF SUCH SHARES (OTHER THAN IN A PERMITTED OFFSHORE TRANSACTION) TO SELL SUCH SHARES IN ACCORDANCE WITH THE PROVISIONS DESCRIBED BELOW; (12) THE HOLDER AND EACH PERSON FOR WHICH IT IS ACTING UNDERSTANDS THAT ANY SALE OR TRANSFER TO A PERSON THAT DOES NOT COMPLY WITH THE REQUIREMENTS SET FORTH IN CLAUSES 1 THROUGH 11 AND CLAUSE 13 OF THIS PARAGRAPH RELATING TO THE REQUIREMENTS FOR QUALIFIED INSTITUTIONAL BUYERS MAY, AT THE DISCRETION OF THE COMPANY, BE CONSIDERED VOID AND OF NO EFFECT AND THAT ANY SALE OR TRANSFER TO A PERSON THAT DOES NOT COMPLY WITH THE REQUIREMENTS SET FORTH IN CLAUSES 1 THROUGH 11 AND CLAUSE 13 OF THIS PARAGRAPH RELATING TO THE REQUIREMENTS FOR QUALIFIED PURCHASERS WILL BE VOID AND OF NO EFFECT; AND (13) THE HOLDER AGREES ON ITS OWN BEHALF AND ON BEHALF OF AN INVESTOR ACCOUNT FOR WHICH IT IS ACQUIRING THE SHARES, AND EACH SUBSEQUENT HOLDER OF THE SHARES BY ITS ACCEPTANCE THEREOF WILL AGREE, TO OFFER, REOFFER, SELL OR OTHERWISE TRANSFER SUCH SHARES AT ANY TIME ONLY (A) TO INVESTORS THAT ARE QUALIFIED INSTITUTIONAL BUYERS (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) PURSUANT TO RULE 144A THAT ARE ALSO QUALIFIED PURCHASERS (AS DEFINED IN SECTION 2(A)(51) OF THE INVESTMENT COMPANY ACT AND THE RULES PROMULGATED THEREUNDER) FOR A PURCHASE PRICE FOR A GIVEN INVESTOR OF AT LEAST $250,000 (OR THE EQUIVALENT IN ANOTHER CURRENCY) OR (B) IN AN “OFFSHORE TRANSACTION” AS DEFINED IN RULE 902 UNDER THE SECURITIES ACT IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT IF, AFTER GIVING EFFECT TO SUCH OFFSHORE TRANSACTION, SUCH TRANSFERRED SHARES DO NOT CONSTITUTE “RESTRICTED SECURITIES” FOR PURPOSES OF RULE 144 UNDER THE SECURITIES ACT.

Exhibit C-4

IF ANY PERSON ACQUIRING THE SHARES (OTHER THAN IN A PERMITTED OFFSHORE TRANSACTION) IS NOT A QUALIFIED INSTITUTIONAL BUYER (OR FAILS TO MEET THE OTHER REQUIREMENTS SET FORTH HEREIN) AT THE TIME OF ACQUISITION THEREOF, THE ISSUER MAY REGARD THE TRANSACTION AS NULL AND VOID AND OF NO EFFECT. IF ANY PERSON ACQUIRING THE SHARES (OTHER THAN IN A PERMITTED OFFSHORE TRANSACTION) IS NOT A QUALIFIED PURCHASER AT THE TIME OF ACQUISITION THEREOF, THE TRANSACTION WILL BE NULL AND VOID AND OF NO EFFECT. IF THE HOLDER OR ANY SUBSEQUENT HOLDER OR TRANSFEREE OF THE SHARES IS DETERMINED NOT TO HAVE BEEN A QUALIFIED INSTITUTIONAL BUYER AND A QUALIFIED PURCHASER (AND TO HAVE MET THE OTHER REQUIREMENTS SET FORTH ABOVE) AT THE TIME IT ACQUIRED SUCH SHARES (OTHER THAN IN A PERMITTED OFFSHORE TRANSACTION), THE ISSUER MAY COMPEL SUCH PERSON TO SELL OR TRANSFER, AS APPLICABLE, SUCH SHARES WITHIN 30 DAYS AFTER NOTICE OF THE SALE REQUIREMENT IS GIVEN TO A PERSON THAT IS (I) A QUALIFIED INSTITUTIONAL BUYER AND (II) A QUALIFIED PURCHASER (AND MEETS THE OTHER REQUIREMENTS SET FORTH HEREIN). IF SUCH HOLDER FAILS TO EFFECT THE SALE OR TRANSFER, AS APPLICABLE, WITHIN SUCH 30-DAY PERIOD, THE ISSUER HAS THE RIGHT, WITHOUT FURTHER NOTICE TO SUCH HOLDER, TO COMPEL SUCH HOLDER TO SELL OR TRANSFER, AS APPLICABLE, SUCH SHARES TO A PURCHASER SELECTED BY THE ISSUER THAT MEETS THE REQUIREMENTS SET FORTH HEREIN ON SUCH TERMS AS THE ISSUER MAY CHOOSE. THE ISSUER MAY SELECT THE PURCHASER BY SOLICITING ONE OR MORE BIDS FROM ONE OR MORE BROKERS OR OTHER MARKET PROFESSIONALS THAT REGULARLY DEAL IN SECURITIES SIMILAR TO THE SHARES, AND SELLING SUCH SHARES TO THE HIGHEST SUCH BIDDER. HOWEVER, THE ISSUER MAY SELECT A PURCHASER BY ANY OTHER MEANS DETERMINED BY THE ISSUER IN ITS SOLE DISCRETION.

[The following Canadian legends apply to Shares issued in Canada upon exchange of Notes]:

IN CANADA, UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE DATE OF ISSUANCE THEREOF.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (“TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON TSX.

[Provided the second Canadian legend may be removed at such time as the first Canadian legend is no longer required or the Shares are not listed on the TSX.]

13.          The Holder has had access to such financial and other information concerning Pubco and the Shares as it has deemed necessary in connection with its decision to acquire the Shares.

Exhibit C-5

14.          The Holder is not acquiring the Shares with a view to any resale, distribution or other disposition of the Shares in violation of Canadian securities laws or as part of any transaction or series of transactions that is part of a plan or scheme to avoid the prospectus requirements in connection with a distribution to a person or company in Canada, and either: (1) the Holder is not a resident of Canada and has no present intention to become a resident of Canada and any act, solicitation, conduct or negotiation directly or indirectly in furtherance of the issuance of the Shares has occurred only in a jurisdiction outside Canada, or (2) the Holder has notified the Company and Pubco that the Holder is an "accredited investor" as defined in NI 45-106 of the Canadian Securities Administrators and has not been created solely or primarily to use exemptions from the registration and prospectus exemptions under applicable Canadian securities laws, in which case there are hold periods and other restrictions on the ability to resell the Shares except under limited exemptions available under applicable Canadian securities laws.

Investors are strongly urged to have these representations and agreements reviewed by their counsel prior to making any decision to invest in the Shares.

Exhibit C-6

This Exchange Representation Letter shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts or choice of laws.

Dated:

Very truly yours

(Purchaser)

By:
Name:
Title:

Telephone:

Address:

Exhibit C-7

ANNEX 1

[FORM OF PURCHASER REPRESENTATION LETTER]

Galaxy Digital Holdings Ltd.

300 Vesey Street

New York, NY 10282

Attention: Andrew Siegel

E-mail: Andrew.Siegel@galaxydigital.io

Ladies and Gentlemen:

The undersigned is delivering this Purchaser Representation Letter to you in connection with the proposed purchase by it of ordinary shares (the “Shares”) of Galaxy Digital Holdings Ltd. (“Pubco”).

The undersigned represents, warrants and covenants to you as follows:

1.            The undersigned is acquiring the Shares for its own account or for a beneficial owner for which such person is acting as fiduciary or agent with complete investment discretion and with authority to bind such other person (the undersigned, and each such beneficial owner, collectively, the “Holder”), and not with a view to any public resale or distribution thereof.

2.            The Holder understands and acknowledges that the Shares have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any U.S. state or foreign securities laws, nor have they been qualified by a prospectus in Canada, and may not be offered, sold or otherwise transferred except pursuant to an exemption from registration. Notwithstanding the availability of an exemption from the registration requirements under the Securities Act, the Holder acknowledges and agrees that the Shares may not be resold or transferred except (a) to an investor that is both a “Qualified Institutional Buyer” (as defined in Rule 144A under the Securities Act) and a “Qualified Purchaser” (for purposes of Section 3(c)(7) of the Investment Company Act of 1940, as amended (the “Investment Company Act”) and that delivers a representation letter in substantially the form hereof for an aggregate purchase price for a given investor of at least $250,000 or (b) in an “Offshore Transaction” (as defined in Rule 902 under the Securities Act) in compliance with Rule 904  under the Securities Act if, after giving effect thereto, such transferred Shares do not constitute “restricted securities” for purposes of Rule 144 under the Securities Act (a “Permitted Offshore Transaction”). Pubco has the right to require an opinion of counsel in form and substance satisfactory to Pubco and its transfer agent as a condition to any transfer of the Shares.

Exhibit C-8

3.            The Holder is a Qualified Institutional Buyer and also a Qualified Purchaser.

4.            The Holder is not a broker-dealer which owns and invests on a discretionary basis less than $25,000,000 in securities of issuers unaffiliated with such broker-dealer.

5.            The Holder is not a participant-directed employee plan, such as a 401(k) plan, or a trust holding the assets of such a plan, unless the investment decisions with respect to such plan are made solely by the fiduciary, trustee or sponsor of such plan.

6.            The Holder and each account for which it is acquiring the Shares will transfer the Shares only for a minimum aggregate purchase price to a given investor of at least $250,000 (or the equivalent thereof in another currency).

7.             The Holder was not formed, reformed or recapitalized for the specific purpose of investing in the Shares and/or other securities of Pubco or its affiliates (unless all of the beneficial owners of such Holder’s securities are both Qualified Institutional Buyers and Qualified Purchasers).

8.            If the Holder is an investment company excepted from the Investment Company Act pursuant to Section 3(c)(1) or Section 3(c)(7) thereof and was formed on or before April 30, 1996, it has received the consent of its beneficial owners who acquired their interests on or before April 30, 1996, with respect to its treatment as a Qualified Purchaser in the manner required by Section 2(a)(51)(C) of the Investment Company Act and the rules promulgated thereunder.

9.            The Holder is not a partnership; common trust fund; or corporation, special trust, pension fund or retirement plan, or other entity, in which the partners, beneficiaries, beneficial owners, participants, shareholders or other equity owners, as the case may be, may designate the particular investment to be made, or the allocation thereof, unless all such partners, beneficiaries, beneficial owners, participants, shareholders or other equity owners are both Qualified Institutional Buyers and Qualified Purchasers.

10.          The Holder has not invested more than 40% of its assets in the Shares and/or other securities of Pubco or its affiliates after giving effect to the acquisition of the Shares (unless all of the beneficial owners of such Holder’s securities are both Qualified Institutional Buyers and Qualified Purchasers).

11.          The Holder agrees that Pubco shall be entitled to require any Holder of the Shares that is determined not to have been both a Qualified Institutional Buyer and a Qualified Purchaser (and to have met the other requirements set forth in paragraphs 1 through 11 and paragraph 13 of this Purchaser Representation Letter) at the time of acquisition of such Shares (other than in a Permitted Offshore Transaction) to sell such Shares in accordance with the provisions described in the legend below.

12.          The Holder and each person for which it is acting understands that any acquisition of the Shares by a Person that does not comply with the requirements set forth in paragraphs 1 through 11 and paragraph 13 of this Purchaser Representation Letter relating to the requirements for Qualified Institutional Buyers may, at Pubco’s discretion, be considered void and of no effect and that any acquisition of the Shares by a person that does not comply with the requirements set forth in paragraphs 1 through 11 and paragraph 13 of this Purchaser Representation Letter relating to the requirements for Qualified Purchasers will be void and of no effect.

Exhibit C-9

13.          The Holder agrees on its own behalf and on behalf of any investor account for which it is acquiring the Shares, and each subsequent Holder of the Shares by its acceptance thereof will agree, to offer, reoffer, sell or otherwise transfer such Shares only (a) to an investor that is both a Qualified Institutional Buyer and a Qualified Purchaser and that delivers a representation letter in substantially the form attached hereto as Annex 1 for an aggregate purchase price for a given investor of at least $250,000 or (b) in an Offshore Transaction in compliance with Rule 904 under the Securities Act if, after giving effect thereto, such transferred Shares do not constitute “restricted securities” for purposes of Rule 144 under the Securities Act. Such Holder acknowledges that the Shares will bear a legend to the following effect:

THE ORDINARY SHARES REPRESENTED BY THIS CERTIFICATE (THE “SHARES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE SHARES MAY NOT BE OFFERED, REOFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED AT ANY TIME EXCEPT:

(A)  TO AN INVESTOR THAT IS BOTH A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT AND A “QUALIFIED PURCHASER” FOR PURPOSES OF SECTION 3(c)(7) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”), AND THAT DELIVERS TO THE ISSUER A REPRESENTATION LETTER CONTAINING SUBSTANTIALLY THE REPRESENTATIONS SET FORTH IN THIS LEGEND, FOR AN AGGREGATE PURCHASE PRICE FOR A GIVEN INVESTOR OF AT LEAST $250,000 (OR THE EQUIVALENT THEREOF IN ANOTHER CURRENCY); OR

(B) IN AN “OFFSHORE TRANSACTION” AS DEFINED IN RULE 902 UNDER THE SECURITIES ACT IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT IF, AFTER GIVING EFFECT TO SUCH OFFSHORE TRANSACTION, SUCH TRANSFERRED SHARES DO NOT CONSTITUTE “RESTRICTED SECURITIES” FOR PURPOSES OF RULE 144 UNDER THE SECURITIES ACT (A “PERMITTED OFFSHORE TRANSACTION”).

THE ISSUER RESERVES THE RIGHT TO REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO IT AS A CONDITION TO ANY TRANSFER OF THE SHARES PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Exhibit C-10

EACH HOLDER OF AN INTEREST IN THE SHARES AND EACH SUBSEQUENT HOLDER OF AN INTEREST THEREIN IS REQUIRED TO NOTIFY ANY PURCHASER THEREOF OF THE ABOVE TRANSFER RESTRICTIONS.

EACH HOLDER (INCLUDING SUBSEQUENT TRANSFEREES) OF THE SHARES THAT ACQUIRES THEM (OTHER THAN IN A PERMITTED OFFSHORE TRANSACTION) WILL BE DEEMED TO HAVE REPRESENTED, WARRANTED, ACKNOWLEDGED AND AGREED THAT: (1) THE HOLDER IS ACQUIRING THE SHARES FOR ITS OWN ACCOUNT OR FOR A BENEFICIAL OWNER FOR WHICH SUCH PERSON IS ACTING AS FIDUCIARY OR AGENT WITH COMPLETE INVESTMENT DISCRETION AND WITH AUTHORITY TO BIND SUCH OTHER PERSON (THE HOLDER, AND EACH SUCH BENEFICIAL OWNER, COLLECTIVELY, THE “HOLDER”), AND NOT WITH A VIEW TO ANY PUBLIC RESALE OR DISTRIBUTION THEREOF; (2) THE HOLDER UNDERSTANDS AND ACKNOWLEDGES THAT THE SHARES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OR ANY U.S. STATE OR FOREIGN SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION; NOTWITHSTANDING THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, THE SHARES MAY NOT BE RESOLD OR TRANSFERRED EXCEPT (A) TO INVESTORS THAT ARE QUALIFIED INSTITUTIONAL BUYERS (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) PURSUANT TO RULE 144A THAT ARE ALSO QUALIFIED PURCHASERS (AS DEFINED IN SECTION 2(A)(51) OF THE INVESTMENT COMPANY ACT AND THE RULES PROMULGATED THEREUNDER) FOR A PURCHASE PRICE FOR A GIVEN INVESTOR OF AT LEAST $250,000 (OR THE EQUIVALENT IN ANOTHER CURRENCY) OR (B) IN AN “OFFSHORE TRANSACTION” AS DEFINED IN RULE 902 UNDER THE SECURITIES ACT IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT IF, AFTER GIVING EFFECT TO SUCH OFFSHORE TRANSACTION, SUCH TRANSFERRED SHARES DO NOT CONSTITUTE “RESTRICTED SECURITIES” FOR PURPOSES OF RULE 144 UNDER THE SECURITIES ACT; (3) THE HOLDER IS A QUALIFIED INSTITUTIONAL BUYER AND ALSO A QUALIFIED PURCHASER; (4) THE HOLDER IS NOT A BROKER-DEALER WHICH OWNS AND INVESTS ON A DISCRETIONARY BASIS LESS THAN $25,000,000 IN SECURITIES OF ISSUERS UNAFFILIATED WITH SUCH BROKER-DEALER; (5) THE HOLDER IS NOT A PARTICIPANT-DIRECTED EMPLOYEE PLAN, SUCH AS A 401(K) PLAN, OR A TRUST HOLDING THE ASSETS OF SUCH A PLAN, UNLESS THE INVESTMENT DECISIONS WITH RESPECT TO SUCH PLAN ARE MADE SOLELY BY THE FIDUCIARY, TRUSTEE OR SPONSOR OF SUCH PLAN; (6) THE HOLDER AND EACH ACCOUNT FOR WHICH IT IS ACQUIRING THE SHARES WILL TRANSFER THE SHARES ONLY FOR A MINIMUM AGGREGATE PURCHASE PRICE TO A GIVEN INVESTOR OF AT LEAST $250,000 (OR THE EQUIVALENT THEREOF IN ANOTHER CURRENCY); (7) THE HOLDER WAS NOT FORMED, REFORMED OR RECAPITALIZED FOR THE SPECIFIC PURPOSE OF INVESTING IN THE SHARES AND/OR OTHER SECURITIES OF THE ISSUER OR ITS AFFILIATES (UNLESS ALL OF THE BENEFICIAL OWNERS OF SUCH ENTITY’S SECURITIES ARE BOTH QUALIFIED INSTITUTIONAL BUYERS AND QUALIFIED PURCHASERS); (8) IF THE HOLDER IS AN INVESTMENT COMPANY EXCEPTED FROM THE INVESTMENT COMPANY ACT PURSUANT TO SECTION 3(C)(1) OR SECTION 3(C)(7) THEREOF AND WAS FORMED ON OR BEFORE APRIL 30, 1996, IT HAS RECEIVED THE CONSENT OF ITS BENEFICIAL OWNERS WHO ACQUIRED THEIR INTERESTS ON OR BEFORE APRIL 30, 1996, WITH RESPECT TO ITS TREATMENT AS A QUALIFIED PURCHASER IN THE MANNER REQUIRED BY SECTION 2(A)(51)(C) OF THE INVESTMENT COMPANY ACT AND THE RULES PROMULGATED THEREUNDER; (9) THE HOLDER IS NOT A PARTNERSHIP; COMMON TRUST FUND; OR CORPORATION, SPECIAL TRUST, PENSION FUND OR RETIREMENT PLAN, OR OTHER ENTITY, IN WHICH THE PARTNERS, BENEFICIARIES, BENEFICIAL OWNERS, PARTICIPANTS, SHAREHOLDERS OR OTHER EQUITY OWNERS, AS THE CASE MAY BE, MAY DESIGNATE THE PARTICULAR INVESTMENT TO BE MADE, OR THE ALLOCATION THEREOF, UNLESS ALL SUCH PARTNERS, BENEFICIARIES, BENEFICIAL OWNERS, PARTICIPANTS, SHAREHOLDERS OR OTHER EQUITY OWNERS ARE BOTH QUALIFIED INSTITUTIONAL BUYERS AND QUALIFIED PURCHASERS; (10) THE HOLDER HAS NOT INVESTED MORE THAN 40% OF ITS ASSETS IN THE SHARES AND/OR OTHER SECURITIES OF THE ISSUER OR ITS AFFILIATES AFTER GIVING EFFECT TO THE ACQUISITION OF THE SHARES (UNLESS ALL OF THE BENEFICIAL OWNERS OF SUCH ENTITY’S SECURITIES ARE BOTH QUALIFIED INSTITUTIONAL BUYERS AND QUALIFIED PURCHASERS); (11) THE HOLDER AGREES THAT THE ISSUER SHALL BE ENTITLED TO REQUIRE ANY HOLDER OF THE SHARES THAT IS DETERMINED NOT TO HAVE BEEN BOTH A QUALIFIED INSTITUTIONAL BUYER AND A QUALIFIED PURCHASER (AND TO HAVE MET THE OTHER REQUIREMENTS SET FORTH IN CLAUSES 1 THROUGH 10 AND CLAUSE 13 OF THIS PARAGRAPH) AT THE TIME OF ACQUISITION OF SUCH SHARES (OTHER THAN IN A PERMITTED OFFSHORE TRANSACTION) TO SELL SUCH SHARES IN ACCORDANCE WITH THE PROVISIONS DESCRIBED BELOW; (12) THE HOLDER AND EACH PERSON FOR WHICH IT IS ACTING UNDERSTANDS THAT ANY SALE OR TRANSFER TO A PERSON THAT DOES NOT COMPLY WITH THE REQUIREMENTS SET FORTH IN CLAUSES 1 THROUGH 11 AND CLAUSE 13 OF THIS PARAGRAPH RELATING TO THE REQUIREMENTS FOR QUALIFIED INSTITUTIONAL BUYERS MAY, AT THE DISCRETION OF THE COMPANY, BE CONSIDERED VOID AND OF NO EFFECT AND THAT ANY SALE OR TRANSFER TO A PERSON THAT DOES NOT COMPLY WITH THE REQUIREMENTS SET FORTH IN CLAUSES 1 THROUGH 11 AND CLAUSE 13 OF THIS PARAGRAPH RELATING TO THE REQUIREMENTS FOR QUALIFIED PURCHASERS WILL BE VOID AND OF NO EFFECT; AND (13) THE HOLDER AGREES ON ITS OWN BEHALF AND ON BEHALF OF AN INVESTOR ACCOUNT FOR WHICH IT IS ACQUIRING THE SHARES, AND EACH SUBSEQUENT HOLDER OF THE SHARES BY ITS ACCEPTANCE THEREOF WILL AGREE, TO OFFER, REOFFER, SELL OR OTHERWISE TRANSFER SUCH SHARES AT ANY TIME ONLY (A) TO INVESTORS THAT ARE QUALIFIED INSTITUTIONAL BUYERS (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) PURSUANT TO RULE 144A THAT ARE ALSO QUALIFIED PURCHASERS (AS DEFINED IN SECTION 2(A)(51) OF THE INVESTMENT COMPANY ACT AND THE RULES PROMULGATED THEREUNDER) FOR A PURCHASE PRICE FOR A GIVEN INVESTOR OF AT LEAST $250,000 (OR THE EQUIVALENT IN ANOTHER CURRENCY) OR (B) IN AN “OFFSHORE TRANSACTION” AS DEFINED IN RULE 902 UNDER THE SECURITIES ACT IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT IF, AFTER GIVING EFFECT TO SUCH OFFSHORE TRANSACTION, SUCH TRANSFERRED SHARES DO NOT CONSTITUTE “RESTRICTED SECURITIES” FOR PURPOSES OF RULE 144 UNDER THE SECURITIES ACT.

Exhibit C-11

IF ANY PERSON ACQUIRING THE SHARES (OTHER THAN IN A PERMITTED OFFSHORE TRANSACTION) IS NOT A QUALIFIED INSTITUTIONAL BUYER (OR FAILS TO MEET THE OTHER REQUIREMENTS SET FORTH HEREIN) AT THE TIME OF ACQUISITION THEREOF, THE ISSUER MAY REGARD THE TRANSACTION AS NULL AND VOID AND OF NO EFFECT. IF ANY PERSON ACQUIRING THE SHARES (OTHER THAN IN A PERMITTED OFFSHORE TRANSACTION) IS NOT A QUALIFIED PURCHASER AT THE TIME OF ACQUISITION THEREOF, THE TRANSACTION WILL BE NULL AND VOID AND OF NO EFFECT. IF THE HOLDER OR ANY SUBSEQUENT HOLDER OR TRANSFEREE OF THE SHARES IS DETERMINED NOT TO HAVE BEEN A QUALIFIED INSTITUTIONAL BUYER AND A QUALIFIED PURCHASER (AND TO HAVE MET THE OTHER REQUIREMENTS SET FORTH ABOVE) AT THE TIME IT ACQUIRED SUCH SHARES, THE ISSUER MAY COMPEL SUCH PERSON TO SELL OR TRANSFER, AS APPLICABLE, SUCH SHARES WITHIN 30 DAYS AFTER NOTICE OF THE SALE REQUIREMENT IS GIVEN TO A PERSON THAT IS (I) A QUALIFIED INSTITUTIONAL BUYER AND (II) A QUALIFIED PURCHASER (AND MEETS THE OTHER REQUIREMENTS SET FORTH HEREIN). IF SUCH HOLDER FAILS TO EFFECT THE SALE OR TRANSFER, AS APPLICABLE, WITHIN SUCH 30-DAY PERIOD, THE ISSUER HAS THE RIGHT, WITHOUT FURTHER NOTICE TO SUCH HOLDER, TO COMPEL SUCH HOLDER TO SELL OR TRANSFER, AS APPLICABLE, SUCH SHARES TO A PURCHASER SELECTED BY THE ISSUER THAT MEETS THE REQUIREMENTS SET FORTH HEREIN ON SUCH TERMS AS THE ISSUER MAY CHOOSE. THE ISSUER MAY SELECT THE PURCHASER BY SOLICITING ONE OR MORE BIDS FROM ONE OR MORE BROKERS OR OTHER MARKET PROFESSIONALS THAT REGULARLY DEAL IN SECURITIES SIMILAR TO THE SHARES, AND SELLING SUCH SHARES TO THE HIGHEST SUCH BIDDER. HOWEVER, THE ISSUER MAY SELECT A PURCHASER BY ANY OTHER MEANS DETERMINED BY THE ISSUER IN ITS SOLE DISCRETION.

[The following Canadian legends apply to Shares issued in Canada upon exchange of Notes]:

IN CANADA, UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE DATE OF ISSUANCE THEREOF.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (“TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON TSX.

[Provided the second Canadian legend may be removed at such time as the first Canadian legend is no longer required or the Shares are not listed on the TSX.]

15.          The Holder has had access to such financial and other information concerning Pubco and the Shares as it has deemed necessary in connection with its decision to acquire the Shares.

16.          The Holder is not acquiring the Shares with a view to any resale, distribution or other disposition of the Shares in violation of Canadian securities laws or as part of any transaction or series of transactions that is part of a plan or scheme to avoid the prospectus requirements in connection with a distribution to a person or company in Canada, and either: (1) the Holder is not a resident of Canada and has no present intention to become a resident of Canada and any act, solicitation, conduct or negotiation directly or indirectly in furtherance of the issuance of the Shares has occurred only in a jurisdiction outside Canada, or (2) the Holder has notified Pubco that it is an "accredited investor" as defined in NI 45-106 of the Canadian Securities Administrators and has not been created solely or primarily to use exemptions from the registration and prospectus exemptions under applicable Canadian securities laws, in which case there are hold periods and other restrictions on the ability to resell the Shares except under limited exemptions available under applicable Canadian securities laws.

Exhibit C-12

Investors are strongly urged to have these representations and agreements reviewed by their counsel prior to making any decision to invest in the Shares.

Exhibit C-13

This Purchaser Representation Letter shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts or choice of laws.

Dated:

Very truly yours

(Purchaser)

By:
Name:
Title:

Telephone:

Address:

Exhibit C-14